Exhibit 99.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of the 23rd day of February, 2009, by and between MB Financial Services, Inc., a California corporation with its principal offices in El Segundo, California (the “Purchaser”), Manhattan Bancorp, a California corporation and the parent of Purchaser (“Manhattan Bancorp”), Bodi Advisors Inc., a California corporation (“Management Company”) and Bodi Capital, LLC, a California limited liability company with its principal offices in Los Angeles, California (the “Seller”), and joined in by Greg Jacobson, Harold Hermelee, and Tad Dahlke (each a “Member” of the Seller, and collectively, the “Members”).

W I T N E S S E T H:

WHEREAS, Manhattan Bancorp owns 100% of the outstanding shares of common stock of Bank of Manhattan, N.A. (the “Bank”) and Purchaser.

WHEREAS, the Seller desires to sell limited liability company equity interests to the Purchaser for cash and the Purchaser desires to purchase such equity interests, such that upon consummation of the transaction the Purchaser will own 700,000 Class A Membership Units of the Seller (“Units”);

WHEREAS, the Members desire for the Seller to sell Units to the Purchaser as set forth herein and the Members believe that it is in their respective best interests to join in this Agreement;

WHEREAS, all of the currently outstanding equity interests of the Seller are owned by the Members, and prior to the Closing such equity interests will be transferred to Management Company, the shares of which will be owned by the Members and such other shareholders as may be approved by the parties hereto; and

WHEREAS, the parties hereto desire for the Seller to change its name to “BOM Capital, LLC” immediately after the Closing.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I.
PURCHASE AND SALE OF THE UNITS

SECTION 1.01  Sale of the Units.  On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 1.04), the Seller hereby agrees to issue the 700,000 Units to Purchaser, free and clear of all options, liens, security interests, pledges, charges, encumbrances, restrictions (whether on voting, sale, transfer, disposition or otherwise), adverse claims and demands of every kind, character and description whatsoever, whether imposed by agreement, understanding, law or otherwise (“Encumbrances”) for the purchase price hereinafter set

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forth, and the Purchaser hereby agrees to purchase and acquire the Units from the Seller free and clear of all Encumbrances.  The Members agree that any preemptive rights or rights of first refusal that each Member may have with respect to the transfer of the Units as contemplated herein are hereby waived.

SECTION 1.02  Purchase Price.  In consideration for the Units, the Purchaser shall pay the Seller an aggregate amount of $790,000 in cash at Closing (the “Purchase Price”).

SECTION 1.03  Allocation of Minority Interests.  At the Closing, the remaining 300,000 authorized Class A Membership Units will be outstanding as of the Closing (the “Minority Interests”) and owned by Management Company.  Management Company will also own 166,667 Class B Membership Units at the Closing.  From and after the Closing the business and affairs of the Seller will be governed by, and the rights, preferences and privileges of the Units and Class B Membership Units will be as set forth in the Operating Agreement of the Company in the form attached hereto as Exhibit A (the “Operating Agreement”).  The initial shareholders of Management Company and their ownership thereof are listed on Exhibit B (“Ownership Schedule”).  Such Ownership Schedule shall not be changed prior to Closing without the written consent of Manhattan Bancorp.  All shareholdings in Management Company will vest and be subject to repurchase as described in the Shareholders’ Agreement to be prepared and executed by the Members and all other shareholders of Management Company prior to the Closing (the “Management Company Shareholders Agreement”).  The Management Company Shareholders’ Agreement shall be subject to the approval of the parties hereto, and shall not be adopted or, once adopted, amended, without Purchaser’s prior written approval.

SECTION 1.04  Closing and Closing Date.  The sale of the Units to the Purchaser provided for in this Agreement shall be consummated at a closing to be held on a date and at a time and place mutually agreed upon by the Seller and the Purchaser, which date shall be not later than five (5) business days after the satisfaction of the conditions specified in Section 2.09.  The date and event of the sale and purchase of the Units are referred to herein as the “Closing Date” and the “Closing,” respectively.

SECTION 1.05  Actions to be Taken at the Closing by the Seller.  At the Closing, the Seller shall execute and acknowledge (as appropriate) and deliver to the Purchaser such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the Purchaser’s obligations to close hereunder):

A.          A certificate, dated as of the Closing Date, executed by each of the managers of the Seller, pursuant to which such managers shall certify that the representations and warranties made in Article IV of this Agreement (with all schedules to be updated through the Closing Date) are true and correct on and as of the Closing Date as if made on such date (except for representations and warranties that by their terms speak as of some other date, which in such case shall be true and correct as of such date).

B.          A certificate, dated as of the Closing Date, executed by each of the Members, pursuant to which such Members shall certify that the representations and warranties made in Article IV of this Agreement are true and correct to their knowledge on and as of the

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Closing Date as if made on such date (except for representations and warranties that by their terms speak as of some other date, which in such case shall be true and correct as of such date).

C.          The Operating Agreement, substantially in the form attached hereto as  Exhibit A.

D.          Duly-executed Employment Agreements among the Seller and each of the Members, substantially in the forms attached hereto as Exhibits D, E and F.

E.           A copy of a duly-executed Management Company Shareholders’ Agreement executed by all shareholders of Management Company.

F.           All other documents required to be delivered to the Purchaser by the Seller under the provisions of this Agreement, and all other material documents, certificates and instruments reasonably necessary or required to accomplish the transaction described in this Agreement as are reasonably requested by the Purchaser.

G.          The written consent of any landlord of property leased by the Seller to the transactions contemplated hereby if the terms of such lease require such consent.

SECTION 1.06  Actions to be Taken at the Closing by the Purchaser.  At the Closing, the Purchaser shall deliver to the Seller the Purchase Price for the Units being purchased by the Purchaser from the Seller.  Additionally, Purchaser shall execute and acknowledge (as appropriate) and deliver to the Seller such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the Seller’s obligations to close hereunder):

A.          A certificate, dated as of the Closing Date, executed by an appropriate officer of the Purchaser, pursuant to which such officer shall certify that the representations and warranties made in Article V are true and correct on and as of the Closing Date as if made on such date (except for representations and warranties that by their terms speak as of some other date, which in such case shall be true and correct as of such date).

B.          The Operating Agreement, substantially in the form attached hereto as  Exhibit A.

C.          Reserved.

D.          Reserved.

E.           All other documents required to be delivered to the Seller by the Purchaser under the provisions of this Agreement, and all other material documents, certificates and instruments reasonably necessary or required to accomplish the transaction described in this Agreement as are reasonably requested by the Seller.

SECTION 1.07  Further Assurances.  At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested

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will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby.

ARTICLE II.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

All obligations of the Purchaser and Manhattan Bancorp under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Purchaser.

SECTION 2.01  Compliance with Representations, Warranties and Agreements.  All representations and warranties made by the Seller and Members in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except that representations and warranties that by their terms speak as of some other date, which in such case shall be true and correct as of such date). The Seller and Members shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Seller or the Members prior to or at the Closing.

SECTION 2.02  Adequate Capital and No Liabilities.  As of the Closing Date, Seller shall have established an account with the Bank containing a minimum of $210,000 cash (less any expenditures approved in writing by Purchaser or made consistent with a budget approved in writing by Purchaser), and Seller must have no liabilities other than those described on Schedule 2.02.

SECTION 2.03  No Material Adverse Change.  Except as otherwise disclosed in Seller’s Disclosure Schedules (as defined in Section 4.20), there shall not have occurred any material adverse change in the financial condition, assets, properties, liabilities, reserves, business or results of operations of the Seller or any subsidiary of the Seller (“Material Adverse Change”) between December 31, 2007 and the Closing Date.  The Parties acknowledge and agree that reductions in the Seller’s net capital levels resulting from net losses incurred by the Seller in its ordinary course of business and consistent with any budget approved by Manhattan Bancorp hereunder are not Material Adverse Changes for purposes of this Agreement.

SECTION 2.04  No Litigation.  No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of the Seller, (c) impose material limits on the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or the transactions contemplated hereby are consummated, subject the Purchaser or any officer, director, shareholder, employee, governor or manager of the Seller or the Purchaser to criminal or civil liability.  No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

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SECTION 2.05  Notices to and Consents of Third Parties.  The Seller shall have delivered written notice of this Agreement to and obtained all material consents for the transactions contemplated hereby from third parties to whom notice is required to be delivered or from whom consent is required to be received in order to consummate the transactions contemplated hereby, including, without limitation, any landlord of the Seller.

SECTION 2.06  Operating Budget.  Purchaser shall have approved an operating budget for Seller for the first year of operations which shall be attached as an Exhibit D to the Operating Agreement.

SECTION 2.07  Operating Agreement; Management Company Shareholders’ Agreement.  The Seller shall have delivered to the Purchaser an executed copy of the Operating Agreement and Management Company Shareholders’ Agreement, and an updated Ownership Schedule for Management Company.

SECTION 2.08  Employment Agreements.  The Seller and the Members shall have delivered to the Purchaser executed copies of the Employment Agreements for each of the Members, substantially in the forms attached hereto as Exhibits D, E and F.

SECTION 2.09  Regulatory Approvals.  The Federal Reserve Board (“FRB”) shall have approved the proposed investment of Purchaser and Manhattan Bancorp and its upper tier holding companies in Seller, if required under FRB Regulation Y, without the imposition of any conditions deemed by Purchaser or Manhattan Bancorp or any of its upper tier holding companies, in their sole discretion, to be materially burdensome to Manhattan Bancorp or any of its upper tier holding companies or Seller, and any applicable waiting periods shall have expired.  In addition, the FRB shall not have notified Manhattan Bancorp or any of its upper tier holding companies of any objections to the proposed investment or to any Reg Y notice filed by Manhattan Bancorp or any of its upper tier holding companies respecting such investment, or any information submitted in connection therewith.   The Office of the Comptroller of the Currency (“OCC”) shall also not have raised any objection to the proposed investment or indicated that it will limit the future activities of the Bank in any way as a result of Purchaser’s investment in Seller.

SECTION 2.10  FINRA.  The Company shall have promptly filed its application with the Financial Institution Regulatory Authority, and any state regulatory authorities, for a broker-dealer license (the “FINRA Application”)

ARTICLE III.
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Seller:

SECTION 3.01  Compliance with Representations, Warranties and Agreements.  All representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except for representations

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and warranties that by their terms speak as of some other date, which in such case shall be true and correct as of such date).  The Purchaser shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

SECTION 3.02  Litigation.  No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, or (c) if this Agreement or the transactions contemplated hereby are consummated, subject the Seller or any Member officer, employee, or governor of Seller to criminal or civil liability.  No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would  reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

SECTION 3.03  No Material Adverse Change.  There shall not have occurred any Material Adverse Change in the financial condition, assets, properties, liabilities, reserves, business or results of operations of the Purchaser or any subsidiary of the Purchaser between December 31, 2007 and the Closing Date.  The Parties acknowledge and agree that reductions in the Purchaser’s net capital levels resulting from net losses incurred by the Purchaser in its ordinary course of business are not Material Adverse Changes for purposes of this Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller, and each Member, jointly and severally, hereby make the following representations, warranties and covenants to the Purchaser as of the date of this Agreement and as of the Closing Date.

SECTION 4.01  Organization and Standing.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to conduct its business as presently conducted, to own, lease and operate its properties and assets as now owned, leased or operated, and to enter into and to perform this Agreement and to carry out the transactions contemplated by this Agreement.  Except as described on Schedule 4.01 hereto, the Seller is not required to be qualified to do business as a foreign limited liability company in any other jurisdiction. The Seller has furnished to the Purchaser true, correct and complete copies of its Articles of Organization, as executed to date and currently in effect.

SECTION 4.02  Capitalization.  Immediately prior to the Closing, 300,000 Class A Membership Units and 166,667 of Class B Membership Units of the Seller will be issued and outstanding, all of which will be owned by Management Company. A total of $210,000 shall have been paid for such Units.  At the Closing, other than the Units issued to Purchaser, there will be no other equity interests of any kind or character outstanding.  Currently, all equity interests in Seller are

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owned by the Members and will be contributed to Management Company and converted into Units.  All of the Units are validly issued, fully paid, transferable and non-assessable and none of such interests have been issued in violation of any preemptive rights or any rights of first refusal. On the Closing Date, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any Units or other Seller equity interest is authorized or outstanding, (ii) the Seller has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any of the Units or other Seller equity interests any evidences of indebtedness or assets of the Seller, (iii) the Seller has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the Units or any interest therein or other Seller equity interests or to pay any dividend or make any other distribution in respect thereof and (iv) except as set forth in the Operating Agreement, there are no restrictions upon the voting or transfer of any of the Units pursuant to any agreement or other instrument to which the Seller is a party or by which the Seller is bound.  All of the issued and outstanding limited liability company interests of the Seller have been offered, issued and sold by the Seller in compliance with applicable federal and state securities laws.

SECTION 4.03  Interest Holders; Shareholders.  Attached hereto as Schedule 4.03 is a true and complete list of the Members.  The Members are the only owners of the outstanding equity interests of Seller, and will transfer all of such outstanding equity interest to Management Company prior to the Closing.  Schedule 4.03 sets forth the percentage of Units of the Seller owned by each Member as of the date of this Agreement and the percentage of Units of the Seller to be owned by the Management Company as of the Closing Date.  Except as provided in this Agreement or as set forth on Schedule 4.03, there are no agreements, written or oral, between the Seller and any Member, or, to the best of the Seller’s knowledge, among any Members, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the “Securities Act”), or voting of the Seller’s equity interests.   Attached hereto as Exhibit B is a true and complete list of the shareholders of Management Company as of the date hereof.  The Members are the only owners of outstanding shares or equity rights of Management Company.  Exhibit B sets forth the percentage of shares of the Seller owned by each shareholder as of the date of this Agreement and the percentage of shares of the Management Company to be owned by them as of the Closing Date.  Except as provided in this Agreement or as set forth on Exhibit B, there are no agreements, written or oral, between the Management Company and any shareholder, or, to the best of the Seller’s knowledge, among any shareholders, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition, registration under the Securities Act, or voting of the shares.

SECTION 4.04  Issuance of Units.  The issuance, sale and delivery of the Units in accordance with this Agreement have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of the Seller, and all such Units have been duly reserved for issuance.  The Units, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.  The offer and sale of the Units to the Purchaser will be in compliance with all applicable federal and state securities laws.  After issuance of the Units to the Purchaser, the Purchaser will own approximately 700,000 Class A Membership Units.  The remaining 300,000 Class A Membership Units and all 166,667 Class B Membership Units will be owned by Management Company.

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SECTION 4.05  Authority and Enforceability.  The Seller and each Member has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes the legal, valid and binding obligation of the Seller and each Member, enforceable against the Seller and each Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

SECTION 4.06  No Breach of Contract.  Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Organization or Operating Agreement of the Seller or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Seller is a party or by which any of the properties of the Seller may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such properties by reason thereof.

SECTION 4.07  Compliance with Organizational Documents.  The Seller is not in violation of its Articles of Organization.

SECTION 4.08  No Consents Necessary.  Except for such consents and approvals as the Purchaser shall attempt to obtain as described in Section 2.02 of this Agreement or as otherwise set forth on Schedule 4.08, no consent, approval or order of any governmental or administrative board or body is required for the execution and delivery by the Seller of this Agreement and the delivery of the Units to the Purchaser.

SECTION 4.09  Undisclosed Liabilities.  Except as disclosed on Schedule 4.09, the Seller has no material debts, liabilities or obligations of any nature except for liabilities incurred in the ordinary course of business.

SECTION 4.10  Litigation.  Except as disclosed on Schedule 4.10, there are no actions, claims, suits, investigations, or other proceedings of any kind or nature now pending or, to the Seller’s knowledge, threatened against or affecting the Seller or any Member or any Management Company shareholder, or that in any manner involve the Seller or any Member or any Management Company shareholder or any of their properties or equity interests before any federal, state or local court, administrative entity or commission or other governmental or regulatory authority or instrumentality (“Governmental Authority”), Self-Regulatory Authority (as defined below) or arbitral tribunal.  There is no litigation, arbitration or governmental proceeding or investigation pending or, to the Seller’s and each Member’s knowledge, threatened against any current Member, governor, manager or employee of the Seller or any Management Company shareholder in such capacity before any Governmental Authority, Self-Regulatory Authority or arbitral tribunal.  There is no governmental proceeding or investigation pending or, to the Seller’s and each Member’s knowledge, threatened against the Seller or any Member or any Management Company shareholder except for audits, investigations, review of periodic filings and other governmental proceedings respecting Seller occurring in the ordinary course of business, which are set forth on Schedule 4.12 hereto.  There are no outstanding judgments against Seller or any Member or any Management Company shareholder.  There is no action or suit pending or, to the Seller’s and each Member’s

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knowledge, threatened by the Seller or any Member or any Management Company shareholder against others.  For purposes of this Agreement, “Self-Regulatory Authority” shall mean self-regulatory organizations in the securities and commodities field, including, without limitation, (i) the Financial Industry Regulatory Authority (“FINRA”); (ii) the NASDAQ, (iii) the Municipal Securities Rulemaking Board (“MSRB”); (iv) the New York Stock Exchange (“NYSE”); (v) each other securities exchange registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 6 of the Securities Exchange Act (“Exchange Act”) in which the Seller is a member or member organization; and (vi) any clearing agency or securities depository registered with the SEC pursuant to Section 17A of the Exchange Act in which the Seller or any subsidiary of the Seller is a member or member organization.

SECTION 4.11  Absence of Certain Changes or Events.  Except as set forth in Schedule 4.11, since its inception on August 11, 2008, the Seller has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices:

A.          Incurred any obligation or liability except current liabilities for trade or business obligations, which individually or in the aggregate, do not result in a Material Adverse Change;

B.          Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability;

C.          Declared or paid any dividends or other distribution to its Members, purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its equity interests or other securities (other than as described in Section 1.01 of this Agreement);

D.          Except in connection with the transactions contemplated by this Agreement, issued, reserved for issuance, granted, sold or authorized the issuance of any of its equity interests or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

E.           Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity;

F.           Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets;

G.          Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim of material value;

H.          Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

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I.            Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any Member, manager, governor, employee or agent, except increases in compensation consistent with past practices to non-manager employees or as reflected in the operating budget adopted by the Seller and included in Schedule 4.11.

J.           Made any capital expenditures or capital additions or betterments;

K.          Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property;

L.           Suffered any change, event or condition that, in any case or in the aggregate, has caused or could reasonably be expected to result in a Material Adverse Change or, to Seller’s knowledge, any material reduction in earnings, increase in costs or deterioration in its relations with its employees, agents or suppliers; or

M.         Sold, or knowingly disposed of, or otherwise knowingly divested itself of the ownership, possession, custody or control, of any books or records of any nature that, in accordance with sound business practices, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period.

SECTION 4.12  Material Contracts and Obligations.  Schedule 4.12 hereto sets forth a list of all material agreements or commitments of any nature to which the Seller is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Seller in excess of $10,000 or which might result in payments to the Seller in excess of $10,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (iii) each agreement with any Member, governor or manager of the Seller, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (iv) any agreement relating to the Seller Intellectual Property Rights (as hereinafter defined)).  The Seller has made available to the Purchaser copies of such of the foregoing agreements as the Purchaser has requested.  All of such agreements and contracts are valid and binding in accordance with their terms.  The Seller is not in default under any such agreement or contract, which default would result in a Material Adverse Change.

SECTION 4.13  Title to Properties.  Except as stated in Schedule 4.13, the Seller has good, indefeasible and insurable title to or a valid leasehold interest in all of its properties and assets free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except (a) liens for taxes not yet due and payable or being contested in good faith that have been adequately reserved against on the books of the Seller, or (b) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby, or otherwise materially impair the business operations of the Seller.

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SECTION 4.14  Intellectual Property.  Except as set forth on Schedule 4.14 hereto, the Seller owns no interests in and uses no patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names or copyright registrations, or licenses (the “Seller Intellectual Property Rights”).  The business conducted by the Seller does not cause the Seller to infringe or violate any of the trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights or the patents of any other person or entity.  To Seller’s knowledge, no other person or entity (including without limitation any prior employer of any employee of or consultant to the Seller) has any right to or interest in any inventions, improvements, discoveries or other confidential information developed or utilized by the Seller in its business.

SECTION 4.15  No Guaranties.  None of the obligations or liabilities of the Seller are guaranteed by any other person, firm or corporation, nor has the Seller guaranteed the obligations or liabilities of any other person, firm or corporation.

SECTION 4.16  Books and Records.  The minute books, limited liability company equity interest records and transfer ledgers of the Seller are complete and correct in all material respects, and there have been no transactions involving the business of the Seller that were required to have been set forth therein and that have not been accurately so set forth.

SECTION 4.17  Employee Benefit Plans.  Except as set forth on Schedule 4.17 hereto, the Seller has not had, nor does it presently have, any employee benefit plans, as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) or other plans, contracts or arrangements subject to ERISA.

SECTION 4.18  Condition of Assets.  All material tangible assets used by the Seller are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws.  To Seller’s knowledge, none of the Seller’s premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

SECTION 4.19  Compliance with Laws.  The Seller, and, to the Seller’s knowledge, each of the Seller’s managers and employees:

A.          is not in violation of any applicable law, statute, regulation, ordinance, rule, judgment, order or decree of any Governmental Authority or Self-Regulatory Authority the violation of which would result in a Material Adverse Change; and

B.          is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Authority against the Seller or any governor, manager or employee thereof.

SECTION 4.20  Full Disclosure.  No representation or warranty contained in this Article IV contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Units.  The representations and warranties contained in this Article IV or elsewhere in this Agreement shall not be affected or deemed waived by reason of the fact that any employee, agent or representative of the Purchaser knew or should have known that any such representation or warranty

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is or might be inaccurate in any respect, except for information contained in the disclosure schedules of Seller specifically referenced herein and delivered to Purchaser herewith as updated at Closing (“Seller’s Disclosure Schedules”).

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser and Manhattan Bancorp, jointly and severally, hereby make the following representations, warranties and covenants to Seller as of the date of this Agreement and as of the Closing Date.

SECTION 5.01  Organization and Standing.  The Purchaser is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and, except for such consents contemplated by Section 2.09, has the requisite power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to enter into and to perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 5.02  Authority and Enforceability.  The Purchaser has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

SECTION 5.03  No Breach of Contract.  Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Purchaser is a party or by which any of the properties of the Purchaser may be bound or affected.

SECTION 5.04  No Consents Necessary.  Except for such consents and approvals as Purchaser shall attempt to obtain as described in Section 5.01 of this Agreement, no consent, approval or order is required for the execution, delivery and performance by Purchaser of this Agreement.  Purchaser is not aware of any fact or circumstance relating to Purchaser and its subsidiaries or affiliates that would materially impede or delay receipt of any required consents or regulatory approvals by Purchaser of the transactions contemplated by this Agreement, including the regulatory approvals listed in Section 2.09 hereof.

SECTION 5.05  Investment Representations and Warranties.  The Purchaser represents and warrants to the Seller as follows:

A.          Knowledge and Experience.  The Purchaser is an “accredited investor” as such term is defined by the SEC in Regulation D adopted pursuant to the Act.  The Purchaser has such knowledge and experience in financial and business matters that it is

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capable of evaluating the merits and risks of its participation in the transactions contemplated hereby.  The Purchaser also has had adequate opportunity to ask questions and receive answers respecting, and to obtain information desired regarding, the business, financial condition and affairs of the Seller.

B.          Investment Purpose.  The acquisition by the Purchaser of the Units issued hereunder is for its account, is for investment purposes, and is without a view to, and not for offer or sale by the Purchaser in connection with, any “distribution” within the meaning of the Securities Act.  The Purchaser is not participating and does not have an intent to participate in any such distribution or the underwriting of any such distribution.

C.          Restrictions on Transferability.  The Purchaser acknowledges that the Units to be issued by the Seller hereunder constitute securities under the Securities Act and the applicable state securities laws and have not been registered for sale to the Purchaser under the Securities Act or the applicable state securities laws in reliance on available exemptions from the registration requirements thereof.  The Purchaser understands that because the Units have not been registered under the Securities Act or any applicable state securities laws, it cannot dispose of any or all of the Units unless they are subsequently registered under the Securities Act or any applicable state securities laws or exemptions from registration are available.  The Purchaser understands that no public market now exists for any of the Units and that there is no assurance that a public market will ever exist for the Units. Although it may be possible in the future to make limited sales of the Units without registration under the Securities Act or any applicable state securities laws, Rule 144 is not now available and there is no assurance that it will become available for any purpose.  The Purchaser understands that any certificate representing the Units will bear appropriate state “blue sky” legends and a legend substantially as follows:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE UNITS MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH UNITS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH STATE SECURITIES LAW.

SECTION 5.06  Compliance with Law.  The Purchaser is not in violation of its Articles of Incorporation or bylaws, or, to Purchaser’s knowledge, in violation of or in default under (i) any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its properties, (ii) any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, (iii) any license or regulation of any governmental agency, or (iv) any indenture, mortgage, lease, agreement or other instrument under which the Purchaser is obligated, which legal violation or default, respectively, would result in an adverse change to Purchaser’s financial condition significant enough to prevent the Purchaser from entering into and performing this Agreement or carrying out the transactions contemplated by this Agreement.

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SECTION 5.07  Full Disclosure.  The Purchaser acknowledges that the Seller is relying on the Purchaser’s representations and warranties contained herein and further represents and warrants that no representation or warranty made by Purchaser in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading.

ARTICLE VI.
OBLIGATIONS AND COVENANTS OF THE SELLER

The Seller hereby makes the covenants set forth in this Article VI to the Purchaser.

SECTION 6.01  Good Faith Efforts.  The Seller will use good faith efforts to cause consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement, and to prosecute the FINRA Application.

SECTION 6.02  Compliance with Transfer Requirements.  On or before the Closing Date, the Seller will take all necessary steps and proceedings to effectuate at the Closing a valid, indefeasible sale and transfer of the Units to the Purchaser without Encumbrances and without being subject to any preemptive rights or rights of first refusal.

SECTION 6.03  Information for Applications and Statements.  The Seller will promptly furnish to the Purchaser, within ten (10) business days after the Purchaser’s request, all information concerning the Seller requested by Purchaser for inclusion in any application or filing to be made by the Purchaser to or filed by the Purchaser with any Governmental Authority or Self-Regulatory Authority in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and the Seller represents and warrants that, to its knowledge, all information so furnished for such statements and applications shall be true and correct in all material respects.  The Seller shall otherwise fully cooperate with the Purchaser in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

SECTION 6.04  Required Acts. Prior to the Closing, the Seller shall, unless otherwise permitted in writing by the Purchaser:

A.          Operate only in the ordinary course of business;

B.          Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, suppliers, managers, governors, employees and agents;

C.          Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as the Seller may in good faith reasonably dispute;

D.          Except as required by prudent business practices, maintain all material offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it whether under its control or the control of others in good operating condition and repair, ordinary wear and tear excepted;

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E.           Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

F.           Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

G.          Timely file or properly request an extension for filing all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings; and

H.          Withhold from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and pay the same to the proper tax receiving officers.

I.            Pay or accrue for payment of all reasonable costs, expenses and other charges to be incurred by Seller or any Member associated with the transactions contemplated herein (including legal fees and other professional fees).

SECTION 6.05  Prohibited Acts. Prior to the Closing, the Seller shall not, without the prior written consent of the Purchaser:

A.          Introduce any new material method of management or operation;

B.          Take any action that could reasonably be anticipated to result in a Material Adverse Change;

C.          Intentionally take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude the Seller from making such representations and warranties at the time of the Closing;

D.          Cause or allow the loss of insurance coverage, unless replaced with coverage that is substantially similar (in amount and insurer) to that now in effect;

E.           Alter or amend its Articles of Organization, Operating Agreement or its equity interests, except as specifically provided for in this Agreement or in the Post-Closing Agreement;

F.           Enter into any transaction other than in the ordinary course of business;

G.          Except as explicitly permitted in paragraph H below or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to withdraw any assets from the Seller except for wages, salaries and reimbursement of expenses;

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H.          Declare or make any payment of dividends or other distribution to its Members or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its outstanding equity interests or other securities;

I.            Except as explicitly provided under this Agreement or the Post-Closing Agreement, issue, reserve for issuance, grant, sell or authorize the issuance of any of its equity interests or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

J.           Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any corporation, partnership or other entity;

K.          Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would result in a Material Adverse Change;

L.           Except as provided for under this Agreement, make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its Members, governors, managers, employees or agents, or enter into any employment or consulting contract or other agreement with any governor, manager or employee or adopt any employee benefit plan, as such term is defined in section 3(3) of ERISA;

M.         Make any capital expenditures or capital additions or betterments;

N.          Hire or employ any manager or hire or employ any other person;

O.          Guarantee the obligations of any third party;

P.           Make or acquiesce with any change in any accounting methods, principles or material practices, except as required by GAAP;

Q.          Exceed the expenditures in any budget approved by Purchaser by more than 10% as to any line item or 6% in the aggregate;

R.          Enter into any agreement or take any action described in Section 5.3(b) of the Operating Agreement or that would otherwise require Purchaser’s approval under the Operating Agreement; or

S.           Enter into any agreement that requires Seller to do any of the acts prohibited by paragraphs A-Q above.

Prior to Closing, consent by Purchaser to any matter set forth herein shall be deemed to have been given when given in writing by Jeffrey Watson, President and Chief Executive Officer of Purchaser, or, in the event that Mr. Watson is unavailable, Rick Sowers.

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SECTION 6.06  Invitations to Meetings.  The Seller shall, prior to the Closing, cause two of the Purchaser’s designees to receive prior notice of and be invited to attend all meetings of the board of governors and committee meetings of the Seller held between the date hereof and the Closing except the portion of such meetings at which this Agreement and/or the transactions contemplated herein are discussed.

SECTION 6.07  Untrue Representations.  The Seller shall promptly notify the Purchaser in writing if the Seller becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in this Agreement or that results in the Seller’s failure to comply with any covenant, condition or agreement contained in this Agreement.

SECTION 6.08  Litigation and Claims.  The Seller shall promptly notify the Purchaser in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Seller or affecting any of their respective properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change, and the Seller shall promptly notify the Purchaser of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or threatened against the Seller that questions or might question the validity of this Agreement or any actions taken or to be taken by the Seller pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

SECTION 6.09  Adverse Change.  The Seller shall promptly notify the Purchaser in writing (with sufficient detail and completeness for a reasonable person to understand the likely ramification of such change) if any change shall have occurred or, to Seller’s knowledge, been threatened in the business, financial condition, assets, operations, properties of the Seller that has or Seller reasonably expects to lead to a Material Adverse Change, and if Seller becomes aware that any representation or warranty in Article IV is not true and correct, Seller shall promptly deliver revised Seller’s Disclosure Schedules to Purchaser, which revised Seller’s Disclosure Schedules shall describe such inaccuracy with sufficient detail and completeness for a reasonable person to understand the likely ramification of such inaccuracy.  Termination of the Agreement is Purchaser’s exclusive remedy for an adverse change that occurs or is threatened or is reflected in Seller’s Disclosure Schedules and of which prompt notice is provided to Purchaser as described in this Section 6.09.

SECTION 6.10  Operating Agreement; Management Company Shareholders’ Agreement.  The Seller and Members shall execute the Operating Agreement of the Seller, effective as of the Closing Date, and the shareholders of Management Company shall execute the Management Company Shareholders’ Agreement.

SECTION 6.11  Employment Agreements.  The Members shall execute Employment Agreements among the Seller and each of the Members, substantially in the forms attached hereto as Exhibits D, E and F.

SECTION 6.12  Capital Adequacy and No Liabilities.  As of the Closing Date, Seller shall  open an account at the Bank with a minimum of $210,000 cash (less amounts disbursed for approved expenses as listed in Schedule 4.11 and any amounts paid or due for legal fees or costs associated

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with the transactions contemplated hereby), and the Seller shall have no material liabilities other than as provided in Schedule 4.11 or this Section 6.12.

ARTICLE VII.
OBLIGATIONS AND COVENANTS OF THE PURCHASER

SECTION 7.01  Good Faith Efforts.  The Purchaser shall promptly file or cause to be filed all necessary applications to obtain any necessary approvals by any Government Authority or Self-Regulatory Authority for the transactions described in this Agreement, shall promptly respond to all requests for additional information requested in connection with such applications, shall use good faith efforts to obtain such approvals in a timely manner, and shall perform or cause to be satisfied each covenant or condition specified in this Agreement to be performed or satisfied by the Purchaser. Seller acknowledges that Purchaser has made no assurances that any necessary Governmental Authority approval or consent related to Purchaser’s proposed investment in Seller can be obtained, or that no conditions may be placed on such approvals that will restrict the activities or investments of the Seller, Purchaser or their affiliates.

SECTION 7.02  Confidentiality.  The Purchaser shall hold in confidence all information furnished to the Purchaser by the Seller, except as disclosure may be necessary to obtain any approvals by any Government Authority or Self-Regulatory Authority of the transactions described in this Agreement.  In the event this Agreement is terminated, any and all copies of the books and records of the Seller in the possession of the Purchaser, or which is in the possession of another party from whom the Purchaser can reasonably retrieve the information, shall be returned to Seller.

SECTION 7.03  Litigation and Claims.  The Purchaser shall promptly notify the Seller in writing of any legal action, suit or proceeding or judicial administrative or governmental investigation, pending or threatened against the Purchaser that questions or might question the validity of this Agreement or any actions taken or to be taken by the Purchaser pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

SECTION 7.04  Non Solicitation.  The Purchaser on behalf of itself or its Affiliates shall not, directly or indirectly, during the term of this Agreement and, in the event the sale of the Units does not close as provided for herein, for one year after the termination of this Agreement, solicit or attempt to solicit for employment or hire any manager of Seller.  This provision shall survive the termination of this Agreement.

SECTION 7.05  Operating Agreement.  The Purchaser shall execute the Operating Agreement of the Seller, effective as of the Closing Date, substantially in the form attached hereto as Exhibit A.

SECTION 7.06  Reserved.

SECTION 7.07  Reserved.

SECTION 7.08  Regulatory Applications.  The Purchaser, at its own expense, will as promptly as practicable after the date of this Agreement, file or cause to be filed applications for all regulatory consents and approvals required to be obtained by the Purchaser in connection with the

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purchase of the Units.  The Purchaser will use its commercially reasonable efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest time practicable.

SECTION 7.09  Operating Budget of Seller.  Purchaser will, prior to Closing, consult on an ongoing basis with the Members respecting the operating budget for the Seller.

ARTICLE VIII.
TERMINATION AND ABANDONMENT

SECTION 8.01  Right of Termination.  This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing as follows, and in no other manner:

A.          By the mutual consent of the Purchaser and the Seller;

B.          By Purchaser if any Governmental Authority or Self-Regulatory Authority refuses to grant any approval or consent required, or deemed by Purchaser, Manhattan Bancorp or any upper tier holding company of Manhattan Bancorp to be advisable, in connection with Purchaser’s investment in Seller or the proposed activities of Seller, or imposed any conduct therein deemed by Purchaser, Manhattan Bancorp or any upper tier holding company of Manhattan Bancorp to be materially burdensome to Purchaser, Manhattan Bancorp, any upper tier holding company of Manhattan Bancorp, Bank or Company;

C.          By either the Purchaser or the Seller  if any court of competent jurisdiction or other Government Authority or Self-Regulatory Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

D.          By the Purchaser if there shall have been any Material Adverse Change in the Seller after the date of this Agreement;

E.           By the Seller if there shall have been any Material Adverse Change in the Purchaser or Manhattan Bancorp, or any of their affiliates, after the date of this Agreement;

F.           By the Purchaser if the Seller shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, and such failure shall not have been cured within a period of ten (10) calendar days after notice from the Purchaser, or if any of the representations or warranties of the Seller contained herein or therein shall be inaccurate in any material respect;

G.          By the Seller if the Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of ten (10) calendar days after notice from the Seller, or if any of the representations or warranties of the Purchaser contained herein or therein shall be inaccurate in any material respect; or

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H.          By either party in the event the Closing does not occur by March 31, 2009; provided, that the terminating party is not then in breach of its obligations hereunder.

SECTION 8.02  Notice of Termination.  The power of termination provided for by Section 8.01 hereof may be exercised only by a notice given in writing, as provided in Section 9.01 of this Agreement.

SECTION 8.03  Effect of Termination.  Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 8.01 hereof, no party to this Agreement shall have any further liability or obligation with respect of this Agreement.

ARTICLE IX.
MISCELLANEOUS

SECTION 9.01  Notices.  Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery.  The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 9.01.  All communications must be in writing and addressed as follows:

IF TO THE PURCHASER:

Jeffrey M. Watson

President & Chief Executive Officer

Manhattan Bancorp

2141 Rosecrans Avenue, Suite 1160
El Segundo, California  90245

Telecopy:  (310) 606-8090

With a copy to:

Keith T. Holmes, Esq.

King, Holmes, Paterno & Berliner, LLP

1900 Avenue of the Stars, 25th Floor

Los Angeles, California 90067

Telecopy:  (310) 282-8903

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IF TO THE SELLER OR MANAGEMENT COMPANY:

Mr. Greg Jacobson

Bodi Capital, LLC

Bodi Advisors, Inc.

1112 Montana Avenue, No. 233

Santa Monica, California 90403

with a copy to:

Mr. Michael J. Blayney

Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Telecopy:  (214) 740-7108

IF TO THE MEMBERS:

Mr. Greg Jacobson

343 28th Avenue

Venice, California 90291

Mr. Harold Hermelee

5416 Royal Ridge Court

Westlake Village, California 91362

Mr. Tad Dahlke

1004 Country Valley Road

Westlake Village, California 91362

SECTION 9.02  Survival.  The parties hereto agree that the representations and warranties made by the parties to this Agreement shall survive the Closing.

SECTION 9.03  Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

SECTION 9.04  No Obligation to Adopt Plans or Compensation Arrangements.  Any provision of this Agreement to the contrary notwithstanding, the Seller has no obligation to adopt any deferred compensation or other benefit plan, agreement or arrangement for the benefit of the governors, managers, Members or employees of the Seller.

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SECTION 9.05  GOVERNING LAW.  EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

SECTION 9.06  Arbitration Agreement.

A.          Binding Arbitration.  Upon the request of either of the parties hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (for example, whether in contract or in tort, under statutory or common law, or legal or equitable), now existing or hereafter arising between or among the parties in any way arising out of, pertaining to or in connection with the Agreement, shall be resolved by mandatory and binding arbitration in accordance with the terms of this Section 9.06.  The occurrence of any of the foregoing matters shall be referred to as a “Dispute.”  Any party to this Agreement may bring by summary proceedings (for example, a plea in abatement or motion to stay further proceedings) an action in court to compel arbitration of any Dispute.

B.          Governing Rules.  All Disputes between the parties shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the AAA’s published Commercial Arbitration Rules, in effect on the date of this Agreement (“AAA Commercial Arbitration Rules”).  If Title 9 of the United States Code is inapplicable to any such claim or controversy for any reason, such arbitration shall be conducted pursuant to the laws of the State of California and in accordance with this Agreement and the AAA’s Commercial Rules.  To the extent that any inconsistency exists between this Agreement and such rules, this Agreement shall control.  Judgment upon the award rendered by the arbitrator(s) may be entered in and enforced by any court having jurisdiction and in accordance with the practice of such court.

C.          No Waiver; Preservation of Remedies; No Punitive Damages; Attorney’s Fees. The institution and maintenance of an action for judicial relief, pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right of any party, including without limitation the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof.  Neither the arbitrator nor any court shall have the authority to award punitive damages or any other damages not measured by actual damages.  In Disputes each party agrees that a party may proceed against all liable persons, or against one or more of them, being less than all, without impairing rights against other liable persons. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released except to the extent that such settlement eliminates or reduces the amount a party may recover from persons not released by reason of the absence of several liability of the person not released, the reduction in the amount of the loss suffered by the claimant as a result of any recovery received in any settlement, or any other offset recognized in law or equity.  The prevailing party in any arbitration proceeding is

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entitled to the recovery of reasonable attorney’s fees and costs, including without limitation arbitration filing fees, arbitrator’s fees and other arbitration fees.  As used herein, “prevailing party” shall be that party which the arbitrator has determined has successfully established its claim or defense to a claim.

D.          Arbitration Proceeding.  Except as otherwise provided for herein, the laws of the State of California, including but not limited to the statute of limitations for claims not subject to the survival periods in Section 9.02 and the confidentiality of communications in alternate dispute resolution proceedings, that would otherwise be applicable shall apply in any arbitration proceeding.  Any attorney-client privilege and other protection against a disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding.  No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Agreement.  Any arbitration proceeding shall be conducted in Los Angeles, California, before a single arbitrator.  If the parties cannot agree on an arbitrator to conduct the arbitration proceeding within 30 calendar days of the date of the AAA’s notice to the respondent of the filing of an arbitration proceeding under this Agreement, then the arbitrator shall be selected pursuant to the provisions for appointment of an arbitrator in the AAA’s Commercial Rules subject to the qualifications and experience set forth herein, provided that the arbitrator shall be required to be an attorney who has a minimum of fifteen years of private practice experience in corporate law, including mergers and acquisitions.

E.           Confidentiality.  Any arbitration proceedings conducted pursuant to this Agreement shall be confidential.  Without the written consent of all parties to the arbitration, or unless otherwise required by law, no party participant or the arbitrator may disclose the existence, content, or result of any arbitration, including any information about the evidence adduced by any other party in the arbitration proceeding or about documents produced by any other party, except in the course of another judicial, regulatory, or arbitration proceeding, or as may be requested by a Governmental Authority.  Before making any disclosure permitted by the preceding sentence, the party shall give the other party reasonable written notice of the intended disclosure and afford the other party opportunity to protect its interests.  The arbitrator, expert witnesses, and stenographic reporters shall sign appropriate nondisclosure agreements.

SECTION 9.07  Severability.  In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (iii) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

SECTION 9.08  Attorneys’ Fees and Costs.  In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages

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for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

SECTION 9.09  Specific Performance.  Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were materially breached.  Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

SECTION 9.10  Multiple Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement.  A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

SECTION 9.11  Articles, Sections and Exhibits.  All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits referred to herein are exhibits attached to this Agreement.  Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement.  Any and all exhibits or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

SECTION 9.12  Rules of Construction.  The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders.  Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.  The word “or” is used in the inclusive sense.

SECTION 9.13  Commissions.  The Seller and the Purchaser agree and represent to each other that there are no commissions due to any broker or any other person relating to the transactions that are the subject of this Agreement, and each party hereto agrees to indemnify and hold harmless the other parties hereto from any commission due as a result of its actions with respect to this transaction.

SECTION 9.14  Publicity.  The Seller and the Purchaser agree that, except as required by law or as necessary to secure regulatory approval for the transactions contemplated by this Agreement, they will not make any public disclosure or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the parties.

SECTION 9.15  No Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. No party to this Agreement shall assign

24

this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties; provided, however, that nothing contained herein shall limit the ability of the Purchaser to assign its rights under this Agreement to any affiliate.

25

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed as of the date first above written.

THE PURCHASER:

MB FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey M. Watson
Name: Jeffrey M. Watson,
Title: President and CEO

MANHATTAN BANCORP

By:	/s/Jeffrey M. Watson
Name: Jeffrey M. Watson,
Title: President and CEO

MANAGEMENT COMPANY:

BODI ADVISORS INC.

By:	/s/ Greg Jacobson
Name: Greg Jacobson,
Title:

THE SELLER:

BODI CAPITAL, LLC

By:	/s/ Greg Jacobson
Its: Manager

THE MEMBERS:

/s/ Greg Jacobson
Greg Jacobson

/s/ Harold Hermelee
Harold Hermelee

/s/ Tad Dahlke
Tad Dahlke

EXHIBIT A

OPERATING AGREEMENT

i

6.2.	Distributions	19
6.3.	Tax Allocations	20
6.4.	Code Section 704(b) Allocations	20
6.5.	Code Section 704(c) Allocation	22
6.6.	Tax Matters Member	22
ARTICLE VII		23
BOOKS AND RECORDS		23
7.1.	Accounting Principals	23
7.2.	Records and Reports	24
7.3.	Returns and Other Elections	24
7.4.	Bank Accounts	24
ARTICLE VIII		24
DISSOLUTION AND WINDING UP		24
8.1.	Dissolution	24
8.2.	Winding-up	25
8.3.	Distribution of Assets on Dissolution	25
8.4.	Distributions in Kind	25
8.5.	Distributions to Trust	25
8.6.	Certificates of Dissolution and Cancellation	26
8.7.	Company Name	26
ARTICLE IX		26
DEFINITIONS		26
ARTICLE X		37
MISCELLANEOUS PROVISIONS		37
10.1.	Notices	37
10.2.	Application of Law	37
10.3.	No Action for Partition	37
10.4.	Headings and Sections	37
10.5.	Amendments	37
10.6.	Number and Gender	37
10.7.	Binding Effect	38
10.8.	Counterparts	38
10.9.	Severability	38
10.10.	Entire Agreement	38
10.11.	Insurance	38
10.12.	Consultation Rights	38
10.13.	Expenses	38
10.14.	Arbitration Agreement	38
10.15.	CPP	40

Exhibit A Member’s Capital Contributions
Exhibit B Initial Employee Equity Schedule
Exhibit C Management Company Shareholders Agreement
Exhibit D Budget
Exhibit E Non-Competition Agreement

ii

OPERATING AGREEMENT

OF BOM CAPITAL, LLC

This Operating Agreement (the “Operating Agreement”) is made as of                            , 2009, by and among each of the Persons whose name is set forth on Exhibit A to this Operating Agreement, as it may be amended from time to time (each such party a “Member” and collectively, the “Members”).

The Articles of Organization (the “Articles”) of the Company were filed in the Office of the Secretary of State of California on August 11, 2008.

This Operating Agreement amends, restates and replaces in its entirety any and all prior operating agreements of the Company.

ARTICLE I

 TERMS AND CONDITIONS

1.1.         Name.  The name of the Company is Bodi Capital, LLC and will be changed following the date hereof to “BOM Capital, LLC”.  The Company may conduct business under that name or any other name as decided by the Board.

1.2.         Term.  The term of existence of the Company will be perpetual, unless the Company is earlier dissolved in accordance with this Operating Agreement, the Articles, or the Act.

1.3.         Principal Office and Agent.  The principal office of the Company will be located at 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90245 or such other location as the Board may select from time to time.  The agent of the Company is the initial agent named in the Articles or another Person selected by the Board from time to time.

1.4.         Business of the Company.  The Company shall engage in the Business, and any other business as may be approved by the Board that may be conducted by a California limited liability company. The Company shall have any and all lawful powers necessary or desirable to carry out the purposes and business of the Company.

1.5.         Limitation of Liability.  To the fullest extent permitted by current and future applicable law, no Member is liable for the debts, obligations or liabilities of the Company, including under a judgment, decree, or order of a court.

1.6.         Treatment of Company.  The Members intend that the Company be treated as a partnership, rather than as an association taxable as a corporation, for federal income tax purposes. No Member, Director or Officer may cause the Company to elect to be taxed as an association taxable as a corporation under Treasury Regulations Section 301.7701-3(c) or otherwise take any action that would result in the Company not being treated as a partnership for federal income tax purposes without the unanimous approval of the Members.

1.7.         Certain Definitions.  When used in this Operating Agreement, the capitalized terms not defined elsewhere will have the meanings set forth within Article IX of this Operating Agreement.

ARTICLE II

CAPITAL CONTRIBUTIONS

2.1.         Capital Contributions.

(a)           Each Member will make initial Capital Contributions to the Company in the amounts and in the manner shown opposite the Member’s name on Exhibit A to this Operating Agreement when requested by the Board.  No Member will be required to make any additional Capital Contributions to the Company except as expressly provided herein. However, the Members may make additional Capital Contributions if approved by the Board in its sole and absolute discretion on such terms as may be approved by the Board upon compliance with the provisions of Section 2(c) hereof.

(b)           The Company shall have such classes (“Classes”) or series (“Series”) thereof, issued in units (“Units”), as are described in this Section 2.1(b) or as may be established from time to time by the Board under Section 2.1.  The following rules govern the Classes for all purposes of this Operating Agreement at all times: (a) each Member of a Class has the same rights and obligations hereunder as any other Member of the same Class; (b) Members of one Class have different rights and obligations from those of another Class only to the extent expressly provided in this Operating Agreement; and (c) a Person may own Units of different Classes at the same time, and in that case shall be deemed to be a Member of one Class to the extent of the amount of Units of such Class owned by such Person and a Member of another Class to the extent of the amount of Units of such other Class owned by such Person.  Initially, the Company shall have two Classes of Interests, the “Class A Membership Units” and the “Class B Membership Units”.

(i)            The Company shall have 1,000,000 authorized Class A Membership Units.  A total of 700,000 Class A Membership Units will be issued to MB for a Capital Contribution of $790,000, and 300,000 Class A Membership Units will be issued to Management Company for a Capital Contribution of $209,000.  Prior to the EBITDA Trigger Date and satisfaction of the Minimum EBITDA Threshold, the Class A Membership Units shall have the sole right to vote or to participate in the management of the Company.

(ii)           The Company shall have 166,667 authorized Class B Membership Units, all of which shall be issued to Management Company for a Capital Contribution of $1,000.  Prior to the EBITDA Trigger Date and satisfaction of the Minimum EBITDA Threshold, the Class B Membership Units shall have no right to vote or to participate in the management of the Company, or any right to share in allocations of Net Income or Net Loss, or to any distributions hereunder other than distributions upon dissolution of the Company under Section 8.3(c).  On and after the EBITDA Trigger Date upon satisfaction of the Minimum EBITDA Threshold, or upon such quarter-end date occurring prior to the EBITDA Trigger Date as the Company shall have achieved cumulative consolidated EBITDA of not less than $40,000,000, the Ownership Percentages will be recalculated such that the Class B Membership

Units shall have the right to vote and participate in the management of the Company, and the right to share in all allocations of Net Income or Net Loss and to receive distributions hereunder at the same per Unit rate as the Class A Membership Units.

(iii)          The “EBITDA Trigger Date” shall mean the date occurring as of the end of the quarter in which the two-year anniversary of the Initial MB Capital Contribution Date occurs (the “EBITDA Measurement Period”).  The “Initial MB Capital Contribution Date” shall be the date on which MB has paid the full $790,000 for its Units in the Company under the Membership Interest Purchase Agreement dated February 23, 2009 (the “Membership Interest Purchase Agreement”).  The “Minimum EBITDA Threshold” shall mean cumulative consolidated EBITDA for the Company for the EBITDA Measurement Period of not less than $40,000,000.  If on the EBITDA Trigger Date, the Minimum EBITDA Threshold has not been satisfied, the Class B Membership Units shall be cancelled and redeemed by the Company for $0.01.

(c)           Should the Board determine, in its reasonable discretion, once MB has fully paid for its Units under the Membership Interest Purchase Agreement, advanced to the Company the full amount of the Initial Loan Facility and, in the event the Mortgage Banking Condition is satisfied prior to June 30, 2009, has advanced to the Company the full amount of the Second Loan Facility, that additional capital is required in connection with the Business, the Board may call for additional Capital Contributions (“Additional Capital Contributions”) from the Members.

(i)            The Board shall give written notice to the Members of the total amount of Additional Capital Contributions requested and the reasons for such Additional Capital Contributions and shall provide the Members with not less than 45 days to provide the total Additional Capital Contributions requested in proportion to their ownership of (A) the Class A Membership Units prior to the EBITDA Trigger Date and (B) all Class A and Class B Membership Units after the EBITDA Trigger Date.

(ii)           In the event the Members fail to contribute all of the Additional Capital Contributions requested by the Board under Section 2.1(c)(i), the Board may cause Interests respecting such Additional Capital Contributions to be issued to such Persons, including the Members, as the Board may determine, and to admit such purchasers as Members.  Such additional Interests shall have such terms as the Board may determine, which terms may be superior to the terms of the Units or other Interests previously issued to the Members; provided, that if the Board proposes to issue such additional Interests, such Interests shall first be offered for a period of not less than fifteen (15) days from the date of delivery of written notice thereof to the Members before being issued to any other Person.  If more than one Member elects to purchase the additional interests, the Board shall resolve all disputes, including the respective pro rata share based on the relative Ownership Percentage of each electing Member or on the amount of the purchase of the additional Interests of each electing Member, as best as the Board reasonably can, and the Board’s determination thereof shall be final and binding on all Members.  Any additional Interests not sold to the existing Members may then be offered and sold to other Persons on the same terms as offered to the Members.

2.2.         Capital Accounts.  The Company will establish an individual capital account (the “Capital Account”) for each Member. The Company will determine and maintain each Capital Account in accordance with the following provisions:

(a)           To each Member’s Capital Account there shall be credited: (i) such Member’s Capital Contributions (including Additional Capital Contributions, if any), (ii) such Member’s distributive share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Sections 6.1(b) or 6.4 hereof, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to such Member.

(b)           To each Member’s Capital Account there shall be debited (i) the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 6.1(b) or 6.4 hereof, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c)           In the event all or a portion of a Member’s Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; and

(d)           In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.  In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with Treasury Regulations Section 1.704-1(b), the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement hereof upon the dissolution of the Company.  The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a material adverse effect on any Member, such adjustment shall require the consent of such Members.

2.3.         No Interest.  The Company will not pay any interest on Capital Contributions.

2.4.         Loan Facilities.  MB agrees to loan or to cause Manhattan Bancorp to loan the Company up to $210,000 (the “Initial Loan Facility”) when requested by the Executive Committee for the purpose of funding expenses included within the Annual Budget or otherwise approved by the Board.  In the event the Mortgage Banking Condition is satisfied on or before June 30, 2009 MB shall make an additional loan facility available to the Company in the amount of $500,000 (the “Second Loan Facility”).  Such extensions of credit shall be evidenced by one or more promissory notes, bear interest at the Prime Rate as in effect from time to time, with interest payable monthly, and shall be repaid in full by the fifth anniversary of the Initial MB Capital Contribution Date, or upon demand following breach of any obligations of Management Company hereunder or in connection with sale or liquidation of the Company or a Change in Control.  Additional loans may be made by the Members to the Company on such terms as may be agreed upon by the Board and such Members.

2.5.         Repurchase of Class A and Class B Membership Units of Management Company.

(a)           All or a portion of the Class A Membership Units and Class B Membership Units issued to the Management Company shall be repurchased by the Company under the circumstances set forth in this Section 2.5 for a price equal to $0.01 per Unit, unless the Board elects in writing to waive such repurchase in whole or in part.  In the event the Management Condition is not satisfied at any time during the first year following the Initial MB Capital Contribution Date, a percentage amount of Class A Membership Units and Class B Membership Units owned by the Management Company equal to that percentage of shares of common stock of the Management Company owned by the Management Principals shall be repurchased.  In the event the Management Condition is not satisfied at any time during the second year following the Initial MB Capital Contribution Date, two-thirds of that percentage amount of Class A Membership Units and Class B Membership Units owned by the Management Company equal to that percentage of shares of common stock of the Management Company owned by the Management Principals shall be repurchased.  In the event the Management Condition is not satisfied at any time during the third year following the Initial MB Capital Contribution Date, one-third of that percentage amount of Class A Membership Units and Class B Membership Units owned by the Management Company equal to that percentage of shares of common stock of the Management Company owned by the Management Principals shall be repurchased, unless the Minimum EBITDA Threshold shall have been satisfied for the EBITDA Measurement Period as of the EBITDA Trigger Date. Notwithstanding the foregoing, upon a Change in Control the Class A Membership Units and Class B Membership Units shall no longer be subject to repurchase under this Section 2.5(a).

(b)           The “Management Condition” is the continued full-time employment of at least two of the Management Principals by the Company, except where a Management Principal is terminated by the Company without Cause or resigns for Good Reason (as defined in such Management Principal’s employment agreement with the Company).

ARTICLE III

MEMBERSHIP; CONVERSION RIGHT OF MANAGEMENT COMPANY

3.1.         Admission of Additional Members.  Subject to Section 2.1(c) hereof, the terms of admission or issuance of Interests to new Members shall be determined by the Board.  The Board will reflect the creation of any new Class or Series in an amendment to this Operating Agreement and/or adoption of an Admission Agreement indicating the different rights, powers and duties. All Members must agree in writing to be bound by the terms of this Operating Agreement and must deliver to the Company such additional documentation as the Board may require.

3.2.         Representations and Warranties.  Each Member hereby represents and warrants to the Company and to each other Member that (a) the Member has full power and authority to execute and agree to this Operating Agreement and to perform his or her obligations under this Operating Agreement, and that all actions necessary for the due authorization, execution, delivery and performance of this Operating Agreement have been duly taken; (b) the Member has duly executed and delivered this Operating Agreement; and (c) the Member’s authorization, execution, delivery and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

3.3.         Withdrawals.  No Member has the right voluntarily to withdraw from the Company as a Member, or to receive any portion of any Capital Contribution, except upon dissolution of the Company.

3.4.         Lack of Authority.  No Member (other than a Member that is a duly appointed Officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditure on behalf of the Company.

3.5.         Membership Meetings.  No annual or regular meetings of the Members are required to be held.  However, if such meetings are held, such meetings will be noticed, held, and conducted pursuant to the Act.  In any instance in which the approval of the Members is required under this Operating Agreement or the Act, such approval may be obtained in any manner permitted by the Act.

3.6.         Merger of Management Company and MB.

(a)           In the event that all of the Merger Conditions are satisfied, Management Company shall have the right to elect to cause Management Company to be merged with and into MB with MB surviving (the “Merger”), in which event all, but not less than all, of the shareholders of the Management Company shall exchange all of their shares in the Management Company for shares of Common stock of Manhattan Bancorp resulting in the Company becoming a wholly-owned subsidiary of MB.  The Members intend for the Merger to qualify as a tax-free reorganization within the meaning of Section 368 of the Code and the Members agree to adjust the structure of the Merger as necessary to accomplish this intent.  Such election (“Merger Election”) shall be delivered in writing to MB not later than ninety (90) days following end of the calendar quarter in which the two-year anniversary of the Initial MB Capital Contribution Date occurs.

(b)           The “Merger Conditions” are the following:

(i)            The Company shall have consolidated EBITDA of not less than $20,000,000 for the EBITDA Measurement Period.

(ii)           MB shall conclude that the Manhattan Bancorp shares may be issued to Management Company shareholders in the Merger without registration or qualification under the Securities Act of 1933 (“Securities Act”) or state securities laws, and Management Company shall provide MB with such agreements and understandings as MB or Manhattan Bancorp may reasonable require to establish such exemptions.

(iii)          The Merger may be effected as a tax-free reorganization within the meaning of Section 368 of the Code, and MB and the Management Company shall have received such assurances respecting such tax-free treatment as they may reasonably require.

(iv)          All liabilities of the Management Company shall have been paid or provided for in a manner satisfactory to MB, the assets of Management Company shall be unencumbered and not subject to any rights of any third party, and there shall be no material pending or threatened litigation or claim of any kind against Management Company (except for litigation or claims brought by Manhattan Bancorp or any Affiliate thereof); provided, however, that trades may be outstanding provided such are within normal parameters for the operations of the Company.  The Management Principals shall indemnify and hold harmless MB from and against any and all liabilities, whether absolute or contingent, of the Management Company, and shall execute such reasonable indemnity agreements as MB may require reflecting such indemnity.

(v)           The Management Company and MB shall enter into an agreement and plan of merger reflecting the terms set forth in this Section 3.6 and containing such representations, warranties, covenants, conditions and other terms customary for transactions like the Merger.

(vi)          All regulatory and other third-party approvals required in connection with the completion of the Merger shall be received without the imposition of any condition that would be materially burdensome to the Company, MB or Manhattan Bancorp.

(vii)         The Management Condition is satisfied.

(c)           The aggregate maximum number of shares of Manhattan Bancorp common stock to be issued in the Merger upon conversion of the shares of Management Company shall be equal to the lesser of (i) 20,000 shares for each percentage point of Net Income or Net Loss included in the Ownership Percentage in all Net Income and Net Loss of the Company then represented by the Class A and Class B Membership Units owned by Management Company, pro rated for any portion less than a full percentage point, and (ii) 800,000.

(d)           If the outstanding shares of the stock of Manhattan Bancorp are increased, decreased, or changed into, or exchanged for a different number or class of shares or securities of Manhattan Bancorp, without receipt of consideration by Manhattan Bancorp, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and class of shares to be exchanged for the shares of Management Company in the Merger.

(e)           The closing of the Merger will take place not later than the last to occur of (i) the date sixty (60) days following the date of delivery of the Election Notice, and five (5) business days following receipt of any necessary third-party approvals.  The closing shall be contingent upon the continued satisfaction of the Merger Conditions at the time of closing.  Management Company and its shareholders will execute and deliver such documents as may be reasonably required by MB to complete the transaction.

(f)            All of the shares of Manhattan Bancorp issued to the Management Company shareholders in connection with the Merger shall not be released at the closing to such shareholders, but in four tranches subject to satisfaction of the Release Condition on each Release Date as to each such holder.  Pending release MB shall hold such shares in escrow.  The “Release Condition” is that such recipient shareholder at the effective time of the Merger shall remain employed by the Company unless employment has been terminated by death, disability, or by the Company without Cause (as such terms are defined herein or, if defined in a written employment agreement between the Company and such recipient, the definition set forth in the written employment agreement between such recipient and the Company), or by such individual due to material breach by the Company of its financial obligations to such Person under any employment agreement or for Good Reason (as defined and to the extent provided for in a written employment agreement between the Company and such recipient).  Twenty five percent (25%) of the shares shall be released on the closing date of the Merger.  The remaining Manhattan Bancorp shares issued to an individual Management Company shareholder in the Merger shall be released by MB to former Management Company shareholders in installments of twenty five percent (25%) each on each of the third, fourth and fifth annual anniversaries of the date of this Agreement if the Release Condition is satisfied on such dates (a “Release Date”) as to such shareholder.  At such time as a former Management Company shareholder fails to satisfy the Release Condition, all shares that would be otherwise issuable to such shareholder on all future Release Dates shall be cancelled without payment and released to Manhattan Bancorp.  Notwithstanding the foregoing all shares not previously released will be released upon occurrence of a Change in Control or sale by MB of a majority interest in the Company or by Manhattan Bancorp of a majority interest in MB; provided the Non-Competition Agreements are delivered to MB by each of the Management Principals who are to receive shares.  While Manhattan Bancorp shares are escrowed, former Management Company shareholders who may become entitled to such shares shall be entitled to exercise all voting rights and to receive all dividends and other distributions payable in respect of such shares (other than stock dividends).  The holding of any shares of Manhattan Bancorp in escrow pursuant to this Section 3.6(f) is intended to comply with the guidelines set forth for escrowed shares in Revenue Procedure 84-42, 1984-1 C.B. 521 and Rev. Proc. 77-37, 1977-2 C.B. 568.  This Section 3.6(f) shall be interpreted consistent with and, if necessary, adjusted to comply with that intent.

(g)           The Management Company shareholders will comply with all federal and state securities laws in connection with any sale or other disposition of shares of Manhattan Bancorp.  Manhattan Bancorp will be under no obligation to register or qualify such shares under any such law, or to satisfy the conditions of Rule 144 under the Securities Act.

ARTICLE IV

TRANSFER AND ASSIGNMENT OF INTERESTS

4.1.         Restrictions on Transfer.  No Member may Transfer such Member’s Interest in the Company, in whole or in part, or enter into any agreement as a result of which any Person will become interested in such Member’s Interest in the Company, without the prior written consent of the Board (which consent may be withheld in the Board’s sole and absolute discretion).  Any contrary right is hereby waived. Any attempted Transfer by a Person without such prior written consent is null and void ab initio.  The Board may condition its consent to a transfer of an Interest on such terms as it may determine, including requiring that such Interest first be offered for sale to the Company or its Members.  The foregoing restrictions shall not apply to any Transfer by MB of its Interest in the Company.

4.2.         Tag-Along Rights.  In the event MB elects to sell all or a portion of its Interests in the Company, such that the Person or the Affiliates of the Person acquiring such Interests would acquire an Ownership Percentage of more than 50% in the Net Loss and Net Income of the Company, in an arm’s length transaction (i) to a purchaser for cash and/or deferred payments, or (ii) in exchange for equity interests in another entity (other than an entity controlled by or under common control with the Company) pursuant to merger or other business combination (each a “Transaction”), Management Company shall have the right to participate (a “Tag-along Right”) in such Transaction.  MB shall not complete such a Transaction unless notice of the proposed terms of such transaction is first given to Management Company of its right to be included in such sale (the “Transaction Notice”).  Within 15 days of the date of the Transaction Notice, Management Company may advise the Board and MB in writing of Management Company’s acceptance of the terms of the Transaction and any Class A Membership Units (prior to the EBITDA Trigger Date) or Class A and Class B Membership Units (after the EBITDA Trigger Date if the Minimum EBITDA Threshold has been satisfied for the EBITDA Measurement Period) Management Company desires to include in the Transaction.  The “Proportionate Share” of Management Company shall be equal to the aggregate Ownership Percentage represented by the Units proposed to be sold by MB in the Transaction multiplied by the percentage of the total Ownership Percentage represented by issued and outstanding Class A Membership Units (prior to the EBITDA Trigger Date) or Class A and Class B Membership Units (after the EBITDA Trigger Date if the Minimum EBITDA Threshold has been satisfied for the EBITDA Measurement Period) of the Company owned by Management Company.  To the extent the purchaser in the Transaction is unwilling to increase the total amount of Interests to be purchased to include the Units proposed to be transferred by Management Company and all Units elected to be sold by MB, the number of Units to be sold by MB shall be reduced accordingly so as to permit Management Company to sell to the purchaser up to that percentage of the total Units equal to its Proportionate Share.  Management Company agrees to execute any purchase agreements or other documents required by the purchaser and to cause the Non-Competition Agreements to be executed and delivered by the Management

 Principals to MB if the transaction includes all Units then owned by Management Company, as a condition to its right to participate in the Transaction.

4.3.         Drag-Along Rights.  In the event MB elects to complete a Transaction, MB may elect to cause Management Company to participate in such Transaction (a “Drag-Along Right”).  MB shall notify Management Company of the terms thereof and the Units to be sold by Management Company (the “Drag-Along Notice”) at least thirty (30) days prior to the anticipated date set for the closing of the Transaction, together with a statement including the material terms of the transaction and the identity of the parties.  For a period of twenty (20) days from the date of delivery of such Drag-Along Notice, Management Company shall have the right by giving written notice to MB (a “Drag-Along Election”) to elect to (a) participate in the transaction by including Units owned by Management Company in an amount equal to its Designated Percentage according to the terms of the Drag-Along Notice, or (b) sell its Designated Percentage of its Units to MB or such party as MB may designate for cash equal to the amount that Management Company would receive in its capacity as a Member of the Company in respect of the Designated Percentage of its Units if the assets of the Company were sold at a cash price equal to their Fair Market Value (determined in the manner provided for under Section 4.4) and the cash proceeds of such sale were distributed after payment or provision for all Company liabilities.  Notwithstanding the foregoing, if a Drag-Along Notice is delivered to Management Company in connection with a Transaction that could reasonably be expected to be completed prior to the EBITDA Trigger Date, Management Company may deliver the Drag-Along Election within fifteen (15) days of receipt of a copy of the Appraiser’s determination of Fair Market Value to either (y) sell the Designated Percentage of its Units for the cash amount determined based on such appraisal, or (z) require the Board to cause the Company to be liquidated and dissolved.  Management Company shall transfer in the Transaction its Designated Percentage as determined below.  The “Designated Percentage” of Management Company included by MB in the Transaction shall be equal to the total of all Ownership Percentages represented by Units proposed to be sold in the Transaction multiplied by the Ownership Percentage of the total issued and outstanding Class A Membership Units (prior to the EBITDA Trigger Date) or Class A and Class B Membership Units (after the EBITDA Trigger Date if the Minimum EBITDA Threshold has been satisfied for the EBITDA Measurement Period) of the Company represented by the Units owned by the Management Company, unless otherwise agreed by MB and Management Company.  Management Company agrees to execute any purchase agreements or other documents required by the purchaser in connection with the Transaction and to cause Non-Competition Agreements to be executed and delivered by the Management Principals if the Transaction includes all Class A Membership Units then owned by the Management Company, as a condition to its participation therein.

4.4.         Change in Control of MB. (a)          In the event a Change in Control of MB or Manhattan Bancorp shall occur prior to the Merger, MB shall give Management Company not less than thirty (30) days prior notice of the anticipated closing date of the transaction and a statement including the material terms of the transaction and identity of the parties (“Control Notice”).  For a period of twenty (20) days from the date of delivery of such notice, Management Company shall have the right by giving written notice to MB (an “Election Notice”) to elect to sell all, but not less than all, of its Units to MB or such party as MB may designate for cash equal to the amount that Management Company would receive in its capacity as a Member if the assets of the Company were sold at a cash price equal to their Fair Market Value and the cash proceeds of such sale were distributed after payment or provision for all Company liabilities.  If the Election Notice is timely delivered, the Fair Market Value shall be determined.  The “Fair Market Value” shall be the value as determined by a recognized valuation, appraisal or investment banking firm selected by the board (“Appraiser”), and the determining of Fair Market Value by the Appraiser shall be binding on the parties.  The Appraiser shall determine the Fair Market Value of the Company’s assets as of the time of the giving of the Control Notice subject to subsection (c) below.  Should the Appraiser express the Fair Market Value as a range, the midpoint of such range shall be used to calculate the Fair Market Value herein.  In arriving at the Fair Market Value of the Company’s assets, the appraisers shall use the going concern concept, without any discounts for minority interest or lack of marketability, and observe the following bases for valuation, but shall not be limited to them in computing the Fair Market Value of the Company’s assets:

(i)            In determining the Fair Market Value, the existence of a willing purchaser shall be assumed;

(ii)           Past, present and prospective earnings or market conditions, including economic risk attendant thereto and existing and prospective economic conditions in the businesses in which the Company is engaged, including availability of third party financing for the Company’s products, shall be considered in arriving at a valuation figure; and

(iii)          The Appraiser shall assume that the existing employment agreements between the Company and the Management Principals them employed by the Company remain in effect and all potential severance, change in control and other benefits thereunder are paid by the Company, and reduce the value of the Company by the present value of any additional compensation to be paid to all employees of the Company, including the Management Principals, above the compensation earned by them at the time of the Control Notice.

(b)           Notwithstanding the foregoing, if a Control Notice is delivered to Management Company in connection with a Change in Control transaction that could reasonably be expected to be completed prior to the EBITDA Trigger Date, Management Company may deliver the Election Notice within fifteen (15) days of receipt of a copy of the Appraiser’s determination of Fair Market Value elect, in its sole discretion, to either (i) waive its right to have its shares purchased hereunder in connection with such Change in Control, (ii) sell all Units for the cash amount determined based on such appraisal as provided above in this Section 4.4, or (iii) require the Board to cause the Company to be liquidated and dissolved.

(c)           Management Company agrees to execute any purchase agreements or other documents required by the purchaser of any Units hereunder and to cause the Non-Competition Agreements to be executed and delivered by the Management Principals, as a condition to its right to sell its Units hereunder.

(d)           A “Change in Control” of MB, Manhattan Bancorp or the Company occurs upon the effective date of the first to occur of the following events:

(i)            Merger, Consolidation, and Other Transactions.  Any (A) merger where the Company or MB or Manhattan Bancorp, or a corporation in which the Company’s or MB’s or Manhattan Bancorp’s shareholders (or in the case of the Company, its voting membership interest holders) as constituted immediately prior to the merger do not own, directly or indirectly, at least 50% of such entity’s common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of an entity that is not a corporation or limited liability company) following such merger in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction, is not the surviving corporation; (B) a transfer of all or a substantial portion (more than 50%) of the assets of the Company or MB or Manhattan Bancorp to another corporation or other person in which the Company’s or MB’s or Manhattan Bancorp’s shareholders or voting membership interest holders as constituted immediately prior to such transfer do not own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such transfer in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or (C) the liquidation or dissolution of the Company or MB or Manhattan Bancorp, except for a liquidation or dissolution in which the assets and liabilities of the Company or MB or Manhattan Bancorp are transferred to a transferee in which the owners of the Company’s or MB’s or Manhattan Bancorp’s common stock or voting membership interests as constituted immediately prior to the transaction own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of the transferee (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such liquidation or dissolution in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or

(ii)           Majority Stockholder.  Any person (as such term is used in Section 13(d) of the securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its Affiliates (but excluding MB, Manhattan Bancorp, Management Company, the Company’s or MB’s or Manhattan Bancorp’s employee benefit plans, and the individuals who were the Company’s or MB’s or Manhattan Bancorp’s officers or directors on the date of this Agreement, or direct or indirect owners or a group of affiliated owners of in excess of 20% of the shares or voting membership interests of MB or the Company on the date of this Agreement or their respective Affiliates), becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act) of more than 50% of the outstanding Units of the Company or MB’s or Manhattan Bancorp’s outstanding common stock.

(iii)          Regulatory Exception.  Notwithstanding anything else to the contrary set forth herein, a “Change in Control” shall not include any sale of Units, Interests, stock or other securities, merger, transfer of assets, consolidation, liquidation, reorganization or other transaction instituted by or at the request of FINRA, the Securities Exchange Commission, the Office of the Comptroller of the Currency, Federal Reserve Board, the Federal Deposit Insurance Corporation or any other regulatory agency to resolve any supervisory concerns respecting MB, Manhattan Bancorp or any of its banking subsidiaries, Management Company or the Company.

(e)           MB agrees to provide the Company with reasonable notice respecting any regulatory concerns that could reasonably be expected to adversely impact the rights of Management Company under Section 4.4(c) hereof.

4.5.                            Substitution of Members.  A transferee of an Interest will have the right to become a substitute Member only if (a) consent of the Board is given in accordance with Section 4.1, (b) such person executes an instrument satisfactory to the Board accepting and adopting the terms and provisions of this Operating Agreement, and (c) such person pays any reasonable expenses in connection with his or her admission as a new Member. The admission of a substitute Member will not result in the release of a Member who assigned his Interest from any liability that such Member may have to the Company unless the transferee is a transferee of MB that expressly agrees to assume such liability.

4.6.                              Ownership of Management Company.

(a)           Management Company will not be permitted to have any shareholders other than shareholders reasonably approved by the Board who are full-time employees of the Company or Mortgage Broker, provided, that nothing herein shall restrict a member of Management Company from (i) transferring shares in Management Company to an inter vivos trust of which the approved equity holder is a settler and, together with such settlor’s spouse, is the life beneficiary; or (ii) transferring shares in Management Company by will or law of intestate succession.  Each of the Management Principals will initially own no more than 23% of the outstanding equity interests of Management Company and shall, at all times, own at least 10% of the outstanding equity interests of Management Company individually, unless such requirement is waived by the Board.  In the event that the employment of a Management Principal ceases for any reason prior to a Change in Control, the Company shall redeem from the Management Company, at a price of $0.01 per Unit, a percentage of the total Class A Membership Units and Class B Membership Units then owned by the Management Company in the event such Management Principal’s total percentage ownership in the Management Company (the “Management Principal Percentage Interest”) exceeds 15% of the total outstanding Management Company shares or other equity interests.  The amount of Class A Membership Units and Class B Membership Units to be redeemed shall equal the result obtained by multiplying (i) the Management Principal Percentage Interest minus 15%, by (ii) the number of Class A Membership Units and Class B Membership Units then owned by the Management Company.  The foregoing repurchase rights of the Company shall be in addition to, and not in lieu of, any repurchase of Units under Section 2.5 hereof, and shall be determined and concluded after any repurchase under Section 2.5 has been concluded.

(b)           Management Company agrees that neither its outstanding shares, nor its Interests in the Company will be pledged, hypothecated or subject to any security interest otherwise transferred except as provided herein or in accordance with the Management Company Shareholders’ Agreement.  Management Company also agrees to cause all of its shareholders to provide services exclusively to Company and Mortgage Broker.  At no time will Management Company engage in any business other than owning Units in the Company.  A copy of the executed Management Company Shareholders’ Agreement is attached hereto as Exhibit C, and no material changes or amendments thereto will be made without approval of the Board, and no shares or other rights shall be issued to any Person not executing a copy thereof and becoming a party thereto.

(c)           In order to ensure compliance with various laws and regulations including, without limitation, those relating to banking, the payment system, money laundering and fund transfers, as well as to ensure compliance with certain obligations that are or may hereafter be imposed under the terms of any processing or other third party agreement relating to operation of the business of the Company, Management Company agrees to comply with all commercially reasonable requests for any documentation or other information concerning Management Company shareholders (“Indirect Investors”), and their respective Affiliates, and to provide such written assurances as may be reasonably requested from time to time by the Company or MB.

(d)           In the event that the Board or MB reasonably determines that the continued association with the Company of any Indirect Investor in Management Company will have a material adverse effect on the Company’s or MB’s ability to conduct business (a “Licensing Issue”), Management Company agrees, upon thirty (30) days advance written notice, to take such remedial action as may be reasonably requested by the Board in order to rectify such Licensing Issue including, but not limited to, taking commercially reasonable steps to redeem the Indirect Investor’s interest in Management Company if the Licensing Issue relates to such Indirect Investor’s interest in Management Company.

ARTICLE V

MANAGEMENT AND CONTROL OF THE COMPANY

5.1.                            Board of Directors.

(a)                                  Subject to the limitations set forth in this Agreement, the business and affairs of the Company shall be managed and all Company powers shall be exercised by or under the direction of a board of directors (each a “Director” and collectively the “Board” or “Board of Directors”) who shall be designated by the Members as set forth herein and who shall constitute the, and have all the powers of, “managers” of the Company within the meaning of the Act.  The Board shall initially consist of seven Directors until changed by a vote of the Board, including a majority of both the Management Company Directors and MB Directors.

(b)                                 (i)            Three directors shall be appointed and may be removed or replaced by Management Company (the “Management Company Directors”) and four directors shall be appointed and may be removed or replaced by MB (the “MB Directors”).  The initial Management Company Directors shall be Harold Hermelee, Tad Dahlke and Greg Jacobson.  At MB’s option it may elect to appoint less than four MB Directors, in which event the votes of the MB Directors in office shall be weighted so as to constitute four-sevenths of the total votes.  For example, if there are only two MB Directors in office, then each such MB Director shall have two votes on all matters submitted to the Board.

(ii)           A member of the Board may be removed at any time and for any reason by the Member appointing such Director.  Any vacancy in the Board occurring because of death, resignation or removal of a Director may be filled by the Member entitled to appoint such Director.

(iii)          Any action taken by the Board shall be duly authorized if approved by a number of Directors equal to a majority of the authorized Directors (subject to the last two sentences of Section 5.1(b)(i).

(c)                                  Regular meetings of the Board are not required.  The Directors shall confer and vote according to written procedures to which they may agree from time to time, which procedures shall be part of the Company’s books and records.  Directors may vote by proxy until such time as the Board shall elect to discontinue such procedure.  Any proxy shall be in writing, shall be valid only for the specific meeting or actions identified therein, and shall be delivered to the Chairman of the Board.  Any matter relating to voting and meeting procedures of the Board not otherwise addressed by this Agreement or by written procedures under the foregoing sentence shall be governed by those provisions of the California General Corporation Law applicable to meeting and voting procedures for the board of directors of a corporation, with such changes as are necessary or appropriate to apply such provisions to meetings of managers of a limited liability company.

5.2.                            Members.  Members shall only have the right to vote on the election or removal of Directors in accordance with Section 5.1.  Except as otherwise specifically provided herein, all other matters shall be determined by the Board.

(a)                                  Whenever this Agreement requires a vote, approval or consent by the Members, except as expressly provided otherwise in this Agreement, such vote, approval or consent shall be by a Majority in Interest of the Members.

(b)                                 The Members shall confer and vote according to such written procedures as they may approve from time to time, which procedures shall be part of the Company’s books and records.  Any matter relating to voting and meeting procedures of the Members not otherwise addressed by this Agreement or by written procedures under the foregoing sentence shall be governed by those provisions of the Act applicable to meeting and voting procedures for members of a limited liability company.  Notwithstanding anything to the contrary in this Section 5.2(b),

(i)            in no event shall annual or other regular meetings of the Members be required;

(ii)           on any matter that is to be voted on by the Members, the Members may take such action without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by those Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted; provided, that the Members signing such consent shall promptly give copies of the same to the Board and the other Members; and

(iii)          on any matter that is to be voted on by Members, the Members may vote in person or by proxy.

5.3.                            Officers.

(a)                                  The Board shall delegate such duties and responsibilities necessary to operate the business of the Company to one or more officers of the Company (each an “Officer” and collectively the “Officers”) as the Board determines from time to time and are consistent with this Agreement.  The Officers shall include a President, three Senior Managing Directors (which shall be the most senior position in the Company other than President or Chief Executive Officer), and may include a Secretary, a Chief Financial Officer, and in addition thereto and at the discretion of the Board, a Chairman of the Board, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be elected or appointed by the Board.  One person may hold two or more offices.  The initial President, Chief Executive Officer and Senior Managing Director of the Company shall be Greg Jacobson.  Harold Hermelee and Tad Dahlke shall each be Senior Managing Directors as long as they are employed by the Company on a full-time basis.  The Company shall have an executive committee (“Executive Committee”) that shall have such authority as is specified herein or as granted from time-to-time by the Board.  Greg Jacobson, Harold Hermelee and Tad Dahlke shall constitute the initial members of the Executive Committee and shall be members of the Executive Committee as long as they are employed by the Company on a full-time basis.  The Executive Committee shall prepare an annual operating budget at least three months’ prior to the beginning of each 12 months of operations of the Company for approval by the Board (the “Annual Budget”).  The initial Annual Budget of the Company is attached hereto as Exhibit D.

(b)                                 Subject to the authority of the Board and the provisions of this Agreement and such policies as may be adopted by the Board in the future, the Officers shall have the responsibility and the authority to make all day to day decisions respecting the Business.  Notwithstanding the foregoing, without the consent of the Board, the Officers, including the Executive Committee, shall not:

(i)            take any action that would conflict with any provision of this Agreement;

(ii)           make any distributions of property or cash to any Member;

(iii)          incur any indebtedness other than indebtedness not exceeding $10,000 other than funds borrowed from MB or its Affiliates;

(iv)          make any expenditures of capital in excess of $15,000 in any single transaction or series of related transactions;

(v)           create or cause to be created any liens against any of the Company’s assets or properties, including, without limitation, the Company’s cash flow;

(vi)          commence any Bankruptcy Action;

(vii)         institute or settle any litigation or arbitration;

(viii)        sell any material Company assets or engage in any transaction outside the ordinary course of business;

(ix)           exceed the approved expenditures in any Annual Budget line item by more than 10%, or 6% respecting the total Annual Budget;

(x)            engage in any business other than the Business;

(xi)           enter into any merger, joint venture, partnership, operating or similar arrangement;

(xii)          hire any employees on terms not approved by the Board or the Board Designee;

(xiii)         increase the commissions, pay or benefits payable by the Company to any shareholders of the Management Company;

(xiv)        enter into any lease of real property; or

(xv)         enter into any vendor contract, license or other agreement with any early termination charge or cancellation fee in excess of $25,000.

Notwithstanding the foregoing, if a specific action described in clauses (iii), (iv) or (xii) is contemplated by the then current approved Annual Budget, and is otherwise implemented in a manner consistent with this Operating Agreement and the written policies of the Company, the Officers may implement such action without further Board approval.  With respect to hiring matters under Section 5.3(b)(xii) the initial “Board Designee” shall be Jeffrey Watson, or, if Mr. Watson is unavailable to act or unable to act within two (2) business days of a request for approval to hire a Company employee, Rick Sowers.  The Board may change the Board Designee upon written notice to the Executive Committee at any time.  The employment of all Company employees shall be subject to a satisfactory prior background check, including a credit report, litigation, lien and regulatory enforcement searches.

5.4.                            Matters Affecting Directors and Officers.

(a)                                  Notwithstanding any provision of the Act to the contrary, no Director shall have the authority to execute any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument (or any assignment or endorsement thereof) in the name of the Company, or otherwise bind the Company with respect to such instrument.  Any such instruments may be signed by any person or persons and in such manner as from time to time shall be determined by the President or the Board and, unless so authorized by the President or the Board, no Director, Officer, agent, or employee other than Senior Managing Directors shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

(b)                                 Each Director and Officer shall at all times be under a duty to (a) discharge such person’s duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner such person reasonably believes to be in the best interests of the Company; (b) take all actions that may be necessary or appropriate for the continuation of the Company as a limited liability company under California law, the protection of the Members from personal liability for the debts and liabilities of the Company, and the accomplishment of the Company’s purposes; and (c) devote such time to the Company as the Board shall determine shall be necessary to manage the Company’s business; and each such person shall use such Person’s reasonable efforts to conduct the affairs of the Company in a manner such Person believes to be in the best interests of the Company, including the safekeeping and use of all of the Company property for the exclusive benefit of the Company.  In discharging the duties hereunder, a Director or Officer may rely on information received from other persons if such reliance is consistent with such Officer’s duties under this Section 5.4(b).

5.5.                            Indemnification.  To the fullest extent permitted by applicable law, each of the Members, Directors and Officers of the Company (each an “Indemnitee”) will be indemnified and held harmless by the Company, including advancement of expenses, but only to the extent that the assets of the Company are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of the affairs of the Company, subject to all limitations and requirements imposed by the Act. These indemnification rights are in addition to any rights that the Indemnitee may have against third parties.

5.6.                            Consent and Voting Rights of Members.  The actions listed in this Article V and specifically identified elsewhere in this Agreement as requiring the consent of one or more Members constitute the only matters of the Company upon which Members will have a right to consent or vote in their capacities as Members, notwithstanding any provision of the Act, including specifically any right to vote on any reorganization or the right to exercise dissenters’ rights under Chapter 13 of the Act.

ARTICLE VI

ALLOCATIONS OF NET INCOME AND NET LOSS AND DISTRIBUTIONS

6.1.                            Allocations of Net Income and Net Loss.  After giving effect to the special allocations set forth in Section 6.4 hereof, of Net Income, Net Loss or items thereof required by Code Section 704(b) and the Treasury Regulations promulgated thereunder, Net Income and Net Loss shall be allocated to the Members in the following priority and manner:

(a)                                  Net Income shall be allocated to the Members in the following order of priority:

(i)            First, to any Member allocated Net Loss under Section 6.1(b) that could not be allocated to another Member due to the limitations contained in the proviso in Section 6.1(b), an amount equal to the amount of such Net Loss;

(ii)           Thereafter, to the Members, pro rata, in proportion to their respective Ownership Percentages, subject, in the case of the Class B Membership Units, to the provisions of Section 2.1(b)(ii).  ..

(b)           Net Loss shall be allocated to the Members pro rata, in proportion to their respective Ownership Percentages, subject, in the case of the Class B Membership Units, to the provisions of Section 2.1(b)(ii), provided, however, any allocations of Net Loss which would cause a Member to have an Adjusted Capital Account Deficit shall be applied proportionally to the other Members so as to allocate the maximum amount of Net Loss to such Members without causing any Member to have an Adjusted Capital Account Deficit.

(c)           For purposes of this Agreement, “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

6.2.                            Distributions.  Except upon the liquidation of the Company under Section 8.3 hereof (in which case distributions shall be made in the manner and at the time provided in Section 8.5 hereof) the Company shall make distributions of Available Cash according to this Section 6.2.

(a)           No distribution shall be made under this Section 6.2 to the extent it would, in the reasonable determination of the Board, cause the Company to have insufficient cash flow to operate its business in a reasonable manner or to be in default under any net worth, debt-to-equity ratio, asset base, or similar financial test or covenant contained in, or otherwise violate or accelerate, any financing arrangement, promissory note, loan or credit agreement, security agreement, indenture, or other instrument to which the Company is a party (other than an instrument under or with respect to which a Member or Affiliate thereof is the applicable creditor).

(b)           Subject to the Company having Available Cash, the Company shall make minimum distributions in cash to the Members in an aggregate amount with respect to each Fiscal Year, no later than the date occurring ninety (90) days after the end of such Fiscal Year, in an amount at least equal to 40% of its taxable Net Income with respect to such Fiscal Year other than any Net Income allocated to offset Net Loss previously allocated to a Member.  Distributions of Available Cash to the Members pursuant to this Section 6.2(b) shall be subject to the provisions of Section 6.2(a).

(c)           The Board is hereby authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over any federal, state, local, or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law and shall allocate such amounts to the Members with respect to which such amount was withheld.  Distributions shall be deemed made to a Member in such amounts that the Company withholds or pays over to a taxing authority on account of amounts allocable to a Member pursuant to any requirement of the Code or of foreign, state or local tax law.

(d)           Subject to the distribution provisions of Section 8.2 governing distributions upon dissolution, Available Cash shall thereafter be distributed in such amounts and at such times as the Board shall determine, in its discretion after due consideration to the interests of all Members, to the Members in accordance with their respective Ownership Percentages after accounting for any prior distributions made under Section 6.2(b).

6.3.                            Tax Allocations.  All items of income, gain and loss for Federal and state income tax purposes shall be allocated in accordance, with the corresponding “book” income, gain and loss, and in compliance with Section 704(c) of the Code. If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member, or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year allocable, and cash or Company property which is distributable, to the holder of such Interest for such Fiscal Year shall be allocated and distributed based on a method consistent with Section 706(d) of the Code.  All requirements of the Code and Treasury Regulations (including Section 752 and related Treasury Regulations) shall be applied in any reasonable manner approved by the President after consultation with the Company’s accountants.

6.4.                            Code Section 704(b) Allocations.  The following special allocations shall be made in the following order and priority:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 6.4(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)           Member Nonrecourse Debt Minimum Gain Chargeback.   Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.4(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section 6.4(c) were not in this Agreement.  This Section 6.4(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)           Gross Income Allocation.  In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.4(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Agreement have been made as if Section 6.4(c) hereof and this Section 6.4(d) were not in this Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in proportion to their respective Ownership Percentages.

(f)            Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any Fiscal Year shall specially be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1); provided, however, that if more than one Member bears the economic risk of loss for such debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated to and among the Member in the same proportion that they bear the economic risk of loss for such Member Nonrecourse Debt.  This Section 6.4(f) is intended to comply with the provision of Treasury Regulations Section and shall be interpreted consistently therewith.

(g)           Curative Allocations.  The allocations set forth in Sections 6.4(a) through (f) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.4(g).  Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Board shall make such offsetting allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement.

6.5.                            Code Section 704(c) Allocations.  Notwithstanding any other provision in this Article VI, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value (computed in accordance with subparagraph (a) of the definition of Gross Asset Value) on the date of contribution. In the event the Gross Asset Value of any property is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.  Allocations pursuant to this Section 6.5 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of Net Income, Net Loss, or other items or distributions pursuant to any provisions of this Agreement.  Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement.

6.6.                            Tax Matters Member.

(a)           The Board shall designate one Member to be the “tax matters partner” of the Company pursuant to Code Section 6231(a)(7) (the “Tax Matters Member”), or, if the Board fails to designate a Member, then the Tax Matters Member shall be that Member that has the largest Ownership Percentage at the close of the applicable taxable year.

(b)           The Tax Matters Member shall take no action in such capacity without the consent of the Board (not to be unreasonably withheld or delayed) other than such action as the Tax Matters Member may be required to take by law.  In complying with the responsibilities outlined in Code Sections 6222 through 6231, the Tax Matters Member shall incur no liability to the other Members provided that the Tax Matters Member was not grossly negligent in complying with its responsibilities.  The Tax Matters Member shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Board agrees on a method for sharing such expenses, or the Company may pay for such expenses.

(c)           The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the other Members without first obtaining the consent of the Board.

(d)           No Member shall file, pursuant to Code Section 6227, a request for an administrative adjustment of items for any Company taxable year without first notifying the

Board.  If the Board agrees with the requested adjustment, then the Tax Matters Member shall file the request for administrative adjustment on behalf of the requesting Member.  If such consent is not obtained within thirty (30) calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.

(e)           Any Member intending to file a petition under Code Sections 6226, 6228 or other Section with respect to any item or other matter involving the Company shall notify the Board of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.  If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding provisions of this Section 6.6, then such Member shall notify the Board of such intended action.

(f)            The Tax Matters Member shall not bind the Members to a settlement agreement without obtaining the consent of the Board.  For purposes of this Section 6.6, the term “settlement agreement” shall include a settlement agreement at either an administrative or judicial level.  Any Member who enters into a settlement agreement with respect to any Company items (within the meaning of Code Section 6231(a)(3)) shall notify the Board of such settlement agreement and its terms within ninety (90) calendar days from the date of settlement.  Under no circumstances shall the Tax Matters Member enter into a settlement agreement without the prior consent of the Board.

(g)           The provisions of this Section 6.6 shall survive the termination of the Company or the termination of any Member’s Interest in the Company and shall remain binding on the Members for a period of time necessary to resolve with the IRS, the United States Department of the Treasury or any state taxation authority with jurisdiction over the Company any and all matters regarding the United States Federal or any state income taxation of the Company.

(h)           If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the Board of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE VII

BOOKS AND RECORDS

7.1.                            Accounting Principles.  The Net Income and Losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis under such method of accounting as may be approved by the Board.

7.2.                            Records and Reports.  At the expense of the Company, the Company will maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company will keep at its principal place of business the following records:

(a)           A current list that states: (i) the name and mailing address of each Member and (ii) the Interests owned by each Member;

(b)           Copies of the federal, state and local information or income tax returns for each of the Company’s three (3) most recent tax: years (or such shorter period that the Company has been in existence);

(c)           A copy of the Articles and this Operating Agreement, all amendments or restatements thereof, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Articles or this Agreement, classes or groups of Members;

(d)           Correct and complete books and records of account of the Company; and

(e)           Any other books, records or documents required by this Operating Agreement, the Articles, the Act or other applicable law.

7.3.                            Returns and Other Elections. The Board will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of the returns, or pertinent information therefrom, shall be furnished to the Members within one hundred twenty (120) days after the end of each Fiscal Year. All elections permitted to be made by the Company under federal or state laws will be made by the Board.

7.4.                            Bank Accounts. All funds of the Company will be deposited in its name in an account maintained in a commercial financial institution, which shall be Bank of Manhattan unless otherwise determined by the Board. The funds of the Company shall not be commingled with the funds of any other Person. Checks may be drawn on the Company account or accounts only for the purposes of the Company and may be signed by one or more of the Board or a designated Officer or Officers.

ARTICLE VIII

DISSOLUTION AND WINDING UP

8.1.                            Dissolution.  The Company will be dissolved and its affairs will be wound up upon the first to occur of the following:

(a)           On the election of the Board to dissolve the Company;

(b)           The sale or other disposition of all of the Company’s assets for cash;

(c)           By MB if the Office of the Comptroller of the Company fails to grant approval for the Bank of Manhattan to engage in a mortgage banking business or such approval is granted on terms which are not acceptable to MB.

(d)           The election of Management Company as permitted under Sections 4.3 or 4.4(d) hereof.

8.2.                            Winding-up.

(a)           On dissolution of the Company, the business and affairs of the Company will terminate, the assets of the Company will be liquidated, and the Company’s affairs will be wound up under this Article VIII.

(b)           Dissolution of the Company is effective as of the day on which the event giving rise to the dissolution occurs, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs and the Company’s assets have been distributed as provided in Section 8.3.

(c)           On dissolution of the Company, the Board (or an agent approved by the Board, who may be an Officer) may cause any part or all of the assets of the Company to be sold or distributed in kind in the manner approved by the Board (or an agent approved for such purpose).

8.3.                            Distribution of Assets on Dissolution.  In settling accounts after dissolution, the assets of the Company will be paid in the following order:

(a)           First, to creditors, including Members, in the order of priority as provided by law, except those to Members of the Company on account of their Capital Contributions;

(b)           Second, amounts necessary to establish such cash reserves that the Board deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

(c)           Third, to the Members, pro rata, in proportion to and in an amount equal to the positive balances in their respective Capital Accounts (after making all allocations required by Article VI).

8.4.                            Distributions in Kind.  Assets of the Company may be distributed to the Members entitled thereto individually or as tenants-in-common in the same proportions as the Members would have been entitled to cash distributions if the property had been sold for cash and the net proceeds distributed to the Members. If distributions in kind are made to the Members on dissolution and winding up of the Company, the Capital Account balances of those Members will be adjusted to reflect the Members’ allocable share of gain or loss that would have resulted if the distributed property had been sold at its fair market value.

8.5.                            Distributions to Trust.  Distributions pursuant to Section 8.3 may be made to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust will be distributed to the Members from time to time, subject to the approval of the Board (or an agent approved for such purpose) in the same proportions as the amounts distributed to the trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

8.6.                            Certificates of Dissolution and Cancellation.  When all liabilities and obligations of the Company have been paid or discharged or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members according to their respective rights and interests, a certificate of dissolution and a certificate of cancellation shall be executed on behalf of the Company by the President, a Senior Managing Director or another authorized Officer and shall be filed with the Office of the Secretary of State of the State of California, and the Officers, Directors and/or Members shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and the completion of the winding up of the Company.

8.7.                            Company Name.  In the event of termination of the Company or its sale to any other Person, the Company or its acquiror shall have no further right to use the name “BOM” or any derivation thereof without the consent of MB.

ARTICLE IX

DEFINITIONS

The following terms used in the Operating Agreement will have the meanings set forth below, unless the context otherwise requires:

AAA	“AAA” shall have the meaning set forth in Section 10.14(b).

AAA Commercial
Arbitration Rules	“AAA Commercial Arbitration Rules” shall have the meaning set forth in Section 10.14(b).

Act	The California Limited Liability Company Act, as amended.

Additional Capital
Contribution	“Additional Capital Contribution” shall have the meaning set forth in Section 2.1(c)

Adjusted Capital
Account Deficit	“Adjusted Capital Account Deficit” shall have the meaning set forth in Section 6.1(c).

Admission Agreement	An agreement between the Company and any Member pursuant to which such Member is issued an Interest in the Company.

Affiliate	With respect to a Person, any other Person controlled by, controlling or under common control with such Person.

Annual Budget	“Annual Budget” shall have the meaning set forth in Section 5.3(a).

Appraiser	“Appraiser” shall have the meaning set forth in Section 4.4(a).

Articles	“Articles” shall have the meaning set forth in the Preamble.

Available Cash

Available Cash means, with respect to any fiscal period, such portion of the cash in the Company’s bank accounts that, in the sole discretion of the Board, is available for distribution to the Members after a reasonable provision has been made for reserves.

Bankruptcy Action	Bankruptcy Action means:

(a) The commencement of any voluntary proceedings under federal or state bankruptcy laws;

(b) The failure to terminate any involuntary proceedings under federal or state bankruptcy laws within thirty (30) days after the commencement thereof;

(c) A general assignment for the benefit of creditors; or

(d) The issuance of a charging order against the interest of any person without the removal thereof within thirty (30) days after issuance.

Board or
Board of Directors	“Board” or “Board of Director” has the meaning set forth in Section 5.1(a).

Business

The Business of the Company shall consist of (a) buying and selling in the secondary market such mortgage-related and other securities on the order of customers as “riskless principal” subject to the limitations set forth in Section 225.28(b)(7)(ii) of Regulation Y of the Federal Reserve Board, (b) mortgage brokerage, including the brokerage of mortgage loans to investors, advising on the purchase and sale of mortgages and mortgage instruments for a fee and also managing mortgage-related assets, and (c) related or incidental activities and such other activities as may be approved by the Board, including both a majority of the MB Directors and Management Company Directors.

Business Day	Any day other than a Saturday, a Sunday, or a day on which banks are closed in Los Angeles, California.

Capital Account	The account established for each Member maintained in a manner that the Board determines is in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and Section 2.2 hereof.

Capital Contribution

The total amount of cash (and the fair market value of other property, net of liabilities securing such property) contributed to the Company by any Member (or the predecessor holder or holders of the Interests of any Member).

Cause

Cause shall mean termination of employment for personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or cease-and-desist or other order of any banking or other regulatory agency or material breach of any provision of this Agreement.  For purposes of this Operating Agreement, no act, or the failure to act, on an employee’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of Company, MB or Manhattan Bancorp, and any banking subsidiary thereof.

Change in Control	“Change in Control” shall have the meaning set forth in Section 4.4(d).

Class	“Class” shall have the meaning set forth in Section 2.1(b).

Class A Membership
Units	“Class A Membership Units” shall have the meaning set forth in Section 2.1(b).

Class B Membership
Units	“Class B Membership Units” shall have the meaning set forth in Section 2.1(b).

CPP	“CPP” shall have the meaning set forth in Section 10.15.

Code	The Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding law).

Company	BOM Capital, LLC, a California limited liability company.

Company Minimum Gain	“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Control Notice	“Control Notice” shall have the meaning set forth in Section 4.4(a).

Depreciation

“Deprecation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

Designated Percentage	“Designated Percentage” shall have the meaning set forth in Section 4.3.

Director

Director shall have the meaning set forth in Section 5.1(a).  Notwithstanding any other provisions hereof, no individual shall serve as a Director if the Office of the Comptroller of the Currency, Federal Reserve Board, or any other regulatory agency shall object to such individual’s service.

Dispute	“Dispute” shall have the meaning set forth in Section 10.14(a).

Drag-Along Election	“Drag-Along Election” shall have the meaning set forth in Section 4.3.

Drag-Along Notice	“Drag-Along Notice” shall have the meaning set forth in Section 4.3.

Drag-Along Rights	“Drag-Along Rights” shall have the meaning set forth in Section 4.3.

EBITDA

EBITDA shall mean, for any period, the consolidated earnings (or loss) of the Company for such period (excluding extraordinary items) before (a) income tax expense, (b) net interest expense, (c) amortization expense, and (d) depreciation, and with all charges, reserves and accruals determined in accordance with generally accepted accounting principles and reflected on the Company’s financial statements.

EBITDA Measurement
Period	“EBITDA Measurement Period” shall have the meaning set forth in Section 2.1(b)(iii).

EBITDA Trigger Date	“EBITDA Trigger Date” shall have the meaning set forth in Section 2.1(b)(iii).

EESA	“EESA” shall have the meaning set forth in Section 10.15.

Election Notice	“Election Notice” shall have the meaning set forth in Section 4.4(a).

Exchange Act	“Exchange Act” shall have the meaning set forth in Section 4.4(d)(ii).

Executive Committee	“Executive Committee” shall have the meaning set forth in Section 5.3.

Fair Market Value	“Fair Market Value” shall have the meaning set forth in Section 4.4(a).

Fiscal Year	The period of January 1 to and including December 31.

Gross Asset Value	“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis in the hands of the Company for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the contributing Member and the Board;

(b)           The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as reasonably determined by the Board, as of the following times:  (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with the grant of an interest in the Company (other than a de minimus interest) as consideration for the provision to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a Member capacity in anticipation of being a Member; provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)           The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value (taking into account Code Section 7701(g) into account) of such asset on the date of distribution as reasonably determined by the Board; and

(d)           The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of “Net Losses,” and “Net Income” and Section 6.4(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Board determines that an adjustment pursuant to subparagraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Loss and Net Income.

Indemnitee	“Indemnitee” shall have the meaning set forth in Section 5.5.

Indirect Interests	“Indirect Interests” shall have the meaning set forth in Section 4.6(c).

Initial Employee Equity
Schedule

The schedule set forth as Exhibit B to this Agreement setting forth the names and positions of all employees of the Company who are shareholders of the Management Company as of the date hereof, together with a description of the shares so owned, the amount thereof, and the total percentage ownership in the Management Company represented by such ownership.

Initial Loan Facility	“Initial Loan Facility” shall have the meaning set forth in Section 2.4.

Initial MB Capital
Contribution Date	“Initial MB Capital Contribution Date” shall have the meaning set forth in Section 2.1(b)(iii).

Interests

Units representing the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approval rights.  Units may be issued in one or more Classes or Series as provided herein.

Licensing Issue	“Licensing Issue” shall have the meaning set forth in Section 4.6(d).

Majority in Interest

That number of Members or class of Members, as the case may be, whose Ownership Percentages equal more than 50% of the aggregate Ownership Percentages of all Members or class of Members, as the case may be.

Management Company:	Bodi Advisors Inc., a California corporation.

Management Company
Directors	“Management Company Directors” shall have the meaning set forth in Section 5.1(b)(i).

Management Condition	“Management Condition” shall have the meaning set forth in Section 2.5(b).

Management Principal
Percentage Interest	“Management Principal Percentage Interest” shall have the meaning set forth in Section 4.6(a).

Management Principals	Management Principals means Greg Jacobson, Tad Dahlke and Harold Hermelee.

Manhattan Bancorp	Manhattan Bancorp, a California corporation and the parent of MB.

MB	MB Financial Services, Inc., a California corporation.

MB Directors	“MB Directors” shall have the meaning set forth in Section 5.1(b)(i).

Member

Each Person designated as a Member on Exhibit A. and each Person hereinafter admitted to the Company as a Member, as provided in this Operating Agreement, but does not include a Person who has ceased to be a Member.

Member Nonrecourse Debt	“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

Member Nonrecourse Debt
Minimum Gain

“Member Nonrecourse Debt Minimum Gain” means an amount,  with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).  In the case of Member Nonrecourse Debt for which the creditor’s recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company’s assets using any reasonable basis selected by the Board.

Member Nonrecourse
Deductions	“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i).

Membership Interest
Purchase Agreement	“Membership Interest Purchase Agreement” shall have the meaning set forth in Section 2.1(b)(iii).

Merger	“Merger” shall have the meaning set forth in Section 3.6(a).

Merger Conditions	“Merger Conditions” shall have the meaning set forth in Section 3.6(a).

Merger Election	“Merger Election” shall have the meaning set forth in Section 3.6(a).

Minimum EBITDA
Threshold	“Minimum EBITDA Threshold” shall have the meaning set forth in Section 2.1(b)(iii).

Mortgage Banking
Condition

Mortgage Banking Condition means the election, at its sole option, of Bank of Manhattan, a subsidiary of Manhattan Bancorp, to enter the mortgage banking business and the execution by such bank and the Company of a mortgage services agreement under which the bank may elect to fund loans originated through Mortgage Broker and to compensate Mortgage Broker for services rendered in connection with such activities.

Mortgage Broker	A subsidiary of Company which may be formed to engage in the residential mortgage brokerage business.

Mortgage Broker Revenue	Amounts received by Company or Mortgage Broker for the origination, placement, marketing and/or sale of mortgage loans

(including net gain on the sale of assets in excess of their cost basis) by Company or Mortgage Broker, less any adjustment for loan loss provisions (including reserves and actual losses) adopted by the Board of Directors of Company or Mortgage Broker and reflected in the Company’s or Mortgage Broker’s financial statements.

Net Loss or Net Income

For any Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Loss or Net Income pursuant to this definition of “Net Loss” and “Net Income” shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Net Loss” and “Net Income” shall be subtracted from such taxable income or loss;

(c)           In the event the Gross Asset Value of any Company property is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value” hereof, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Loss or Net Income;

(d)           Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”;

(f)            To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Loss or Net Income; and

(g) Any items which are specially allocated pursuant to Sections 6.4 or 6.5 hereof shall not be taken into account in computing Net Loss or Net Income.

Non-Competition
Agreement	Non-Competition and Non-Solicitation Agreements in the form of Exhibit E to be executed by the Management Principals as provided herein.

Nonrecourse Deductions

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c). The amount of Nonrecourse Deductions for a Fiscal Year shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that Fiscal Year, reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Treasury Regulations Section 1.704-2(c).

Nonrecourse Liability	“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

Officer	Officers shall have the meaning set forth in Section 5.3(a).

Operating Agreement	This Operating Agreement, as it may be amended from time to time.

Ownership Percentage	The ownership percentage represented by a Unit in each item of Net Income, Net Loss and distributions expressed as a percentage of all outstanding Class A Membership Units.

Person	An individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or a government or political subdivision thereof.

Prime Rate	The prime or reference rate charged by major U.S. money center banks as listed in the Money Rates column of The Wall Street Journal.

Proportionate Share	“Proportionate Share” shall have the meaning set forth in Section 4.2.

Regulatory Allocations	“Regulatory Allocations” shall have the meaning set forth in Section .6.4(g).

Release Condition	“Release Condition” shall have the meaning set forth in Section 3.6(f).

Release Date	“Release Date” shall have the meaning set forth in Section 3.6(f).

Second Loan Facility	“Second Loan Facility” shall have the meaning set forth in Section 2.4.

Securities Act	“Securities Act” shall have the meaning set forth in Section 3.6(b)(ii).

Series	“Series” shall have the meaning set forth in Section 2.1(b).

Tag-Along Right	“Tag-Along Right” shall have the meaning set forth in Section 4.2.

Tax Matters Member	“Tax Matters Member” shall have the meaning set forth in Section 6.6(a).

Transaction	“Transaction” shall have the meaning set forth in Section 4.2.

Transaction Notice	“Transaction Notice” shall have the meaning set forth in Section 4.2.

Transfer	Or derivations thereof of an Interest means the sale, assignment, exchange, pledge, hypothecation, or other disposition of an Interest.

Treasury Regulations

The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations.

Units	“Units” shall have the meaning set forth in Section 2.1. Except as otherwise provided herein, each Unit shall share equally in all allocations of Net Income and Net Loss and distributions.

UST	“UST” shall have the meaning set forth in Section 10.15.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1.       Notices.

(a)           Any notice, notification, demand or request provided or permitted to be given under this Operating Agreement must be in writing and will have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) Federal Express or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, (iii) telecopy with confirmation during normal business hours to the place of business of the recipient, (iv) email with confirmation of delivery.

(b)           For purposes of all notices, the addresses and telecopy numbers of the Members are set forth on Exhibit A.

(c)           All notices, notifications, demands or requests so given will be deemed given and received (i) if mailed, seven (7) days after being deposited in the mail; (ii) if sent via overnight courier, the next Business Day after being deposited; or (iii) if telecopied or sent by email, the next Business Day after being telecopied or emailed.

10.2.       Application of Law. This Operating Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of California, and specifically the Act.

10.3.       No Action for Partition. No Member may maintain any action for partition with respect to the property of the Company.

10.4.       Headings and Sections. The headings in this Operating Agreement are inserted for convenience only and do not describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof. Unless the context requires otherwise, all references in this Operating Agreement to Sections or Articles will be deemed to mean and refer to Sections or Articles of this Operating Agreement.

10.5.       Amendments.  Notwithstanding anything else contained in this Operating Agreement, the Articles and this Operating Agreement may be amended, supplemented or restated by approval of the Board; provided, however, that no amendment may be adopted without the consent of all affected Members if the amendment would (a) dilute the economic interests of the Member of any Class or Series other than on a basis that is proportional to all Members of such Class or Series, (b) obligate any Member to contribute additional capital beyond the Capital Contributions provided herein without the consent of the contributing member, or (c) change the Company to a general partnership.

10.6.       Number and Gender. Where the context so indicates, the masculine includes the feminine and the neuter, the neuter includes the masculine and feminine, and the singular includes the plural.

10.7.       Binding Effect.  Except as herein otherwise provided to the contrary, this Operating Agreement will be binding upon and inure to the- benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and assigns.

10.8.       Counterparts. This Operating Agreement may be executed in multiple counterparts, each of which is considered an original and will be binding upon the Member who executed the same, but all of such counterparts will constitute the same agreement.

10.9.       Severability.  If any provision of this Operating Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the legality, validity, and enforceability of the remaining provisions of this Operating Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Operating Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be legal, valid, and enforceable.

10.10.     Entire Agreement.  The Articles and this Operating Agreement (a) constitute the entire agreement between the parties relating to the subject matter hereof, and (b) supersede all previous contracts and agreements between the parties hereto, both oral and written. Neither this Operating Agreement nor any Admission Agreement shall be construed to be a contract between the Company and a Member regarding employment, the provision of services to the Company or any other subject other than the terms set forth in this Operating Agreement or any such Allocation Agreement.

10.11.     Insurance.  The Company may purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, manager, agent or similar functionary or another Person against any liability.

10.12.     Consultation Rights.  For as long as the Management Principals continue to be employed on a full-time basis by the Company, and Management Company is not in default of its obligations hereunder, the Management Company shall have reasonable consultation rights with respect to Manhattan Bancorp concerning matters affecting the Business and its development, including reasonable access by the Management Principals to senior management of Manhattan Bancorp and the ability to report directly to and consult with the board of directors of Manhattan Bancorp at each regular meeting thereof.

10.13.     Expenses.  The Company will pay all expenses and costs, including reasonable attorneys’ and filing fees, incurred by Management Company, the Management Principals, MB and Manhattan Bancorp in connection with the negotiation and preparation of this Operating Agreement and the formation and capitalization of the Company.

10.14.     Arbitration Agreement.

(a)           Binding Arbitration.  Upon the request of either of the parties hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (for example, whether in contract or in tort, under statutory or common law, or legal or equitable), now existing or hereafter arising between or among the parties in any way arising out of, pertaining to or in connection with the Agreement, shall be resolved by mandatory and binding arbitration in accordance with the terms of this Section 10.14.  The occurrence of any of the foregoing matters shall be referred to as a “Dispute.”  Any party to this Agreement may bring by summary proceedings (for example, a plea in abatement or motion to stay further proceedings) an action in court to compel arbitration of any Dispute.

(b)           Governing Rules.  All Disputes between the parties shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the AAA’s published Commercial Arbitration Rules, in effect on the date of this Agreement (“AAA Commercial Arbitration Rules”).  If Title 9 of the United States Code is inapplicable to any such claim or controversy for any reason, such arbitration shall be conducted pursuant to the laws of the State of California and in accordance with this Agreement and the AAA’s Commercial Rules.  To the extent that any inconsistency exists between this Agreement and such rules, this Agreement shall control.  Judgment upon the award rendered by the arbitrator(s) may be entered in and enforced by any court having jurisdiction and in accordance with the practice of such court.

(c)           No Waiver; Preservation of Remedies; No Punitive Damages; Attorney’s Fees. The institution and maintenance of an action for judicial relief, pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right of any party, including without limitation the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof.  Neither the arbitrator nor any court shall have the authority to award punitive damages or any other damages not measured by actual damages.  In Disputes each party agrees that a party may proceed against all liable persons, or against one or more of them, being less than all, without impairing rights against other liable persons. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released except to the extent that such settlement eliminates or reduces the amount a party may recover from persons not released by reason of the absence of several liability of the person not released, the reduction in the amount of the loss suffered by the claimant as a result of any recovery received in any settlement, or any other offset recognized in law or equity.  The prevailing party in any arbitration proceeding is entitled to the recovery of reasonable attorney’s fees and costs, including without limitation arbitration filing fees, arbitrator’s fees and other arbitration fees.  As used herein, “prevailing party” shall be that party which the arbitrator has determined has successfully established its claim or defense to a claim.

(d)           Arbitration Proceeding.  Except as otherwise provided for herein, the laws of the State of California, including but not limited to the confidentiality of communications in alternate dispute resolution proceedings, that would otherwise be applicable shall apply in any arbitration proceeding.  Any attorney-client privilege and other protection against a disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding.  No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Agreement.  Any arbitration proceeding shall be conducted in Los Angeles, California, before a single arbitrator.  If the parties cannot agree on an arbitrator to conduct the arbitration proceeding within 30 calendar days of the date of the AAA’s notice to the respondent of the filing of an arbitration proceeding under this Agreement, then the arbitrator shall be selected pursuant to the provisions for appointment of an arbitrator in the AAA’s Commercial Rules subject to the qualifications and experience set forth herein, provided that the arbitrator shall be required to be an attorney who has a minimum of fifteen years of private practice experience in corporate law, including mergers and acquisitions.

(e)           Confidentiality.  Any arbitration proceedings conducted pursuant to this Agreement shall be confidential.  Without the written consent of all parties to the arbitration, or unless otherwise required by law, no party participant or the arbitrator may disclose the existence, content, or result of any arbitration, including any information about the evidence adduced by any other party in the arbitration proceeding or about documents produced by any other party, except in the course of another judicial, regulatory, or arbitration proceeding, or as may be requested by a Governmental Authority.  Before making any disclosure permitted by the preceding sentence, the party shall give the other party reasonable written notice of the intended disclosure and afford the other party opportunity to protect its interests.  The arbitrator, expert witnesses, and stenographic reporters shall sign appropriate nondisclosure agreements.

10.15.              CPP.  The Members acknowledge that Manhattan Bancorp is a participant in the Troubled Assets Relief Program Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”).  Under EESA Manhattan Bancorp and its Affiliates, including the Company, may be subject to certain limitations on their activities, including the amounts which may be paid as compensation to certain senior executives and other employees, and the structure of compensation plans and incentives.  Additional requirements may be imposed under EESA by the U.S. Treasury Department (“UST”) or subsequent legislation or regulations applicable to CPP participants at any time.  The Company shall operate at all times in full compliance with EESA and subsequent legislation or regulations applicable to CPP participants and the regulations and guidance issued by the UST pursuant thereto to the extent they apply to the Company, and the Members agree to comply and to cause any Indirect Investors in the Company to comply with all requirements thereof to the extent they apply to the Members or such Indirect Investors.

The undersigned, being all of the initial Members of the Company, do hereby ratify, confirm and approve the adoption of this Agreement as the Limited Liability Company Operating Agreement of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Operating Agreement.

MEMBERS:

MB FINANCIAL SERVICES, INC.
a California corporation

By:
Name:
Title:

BODI ADVISORS INC.,
a California corporation

By:
Name:
Title:

EXHIBIT A

MEMBERS’ CAPITAL CONTRIBUTIONS

Name	Capital Contribution	Class A Membership Units	Class B Membership Units

MB Financial Services, Inc.	$790,000	700,000	0

Bodi Advisors Inc.	$210,000	300,000	166,667

Bodi Advisors Inc. (Management Company), or its predecessors in interest, shall make its initial Capital Contribution to the Company prior to the closing of the sale of Units of the Company to MB Financial Services, Inc. as contemplated by that certain Membership Interest Purchase Agreement dated February 23, 2009.  MB Financial Services, Inc. shall purchase its 700,000 Units and make its Capital Contribution when and as requested by the Board.

EXHIBIT B

INITIAL EMPLOYEE EQUITY SCHEDULE

EXHIBIT C

MANAGEMENT COMPANY SHAREHOLDERS’ AGREEMENT

EXHIBIT D

BUDGET

EXHIBIT E

NON-COMPETITION AGREEMENT

EXHIBIT B

OWNERSHIP SCHEDULE

Shareholders	Ownership Percentage

Greg Jacobson	1/3
Harold Hermelee	1/3
Tad Dahlke	1/3

EXHIBIT C

[RESERVED]

EXHIBIT D

EMPLOYMENT AGREEMENT - GREG JACOBSON

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is to be effective as of                           , 2009, and is entered into by and between Greg Jacobson (“Executive”) and Bodi Capital, LLC (the “Company”).

WITNESSETH:

WHEREAS, the Company desires and intends to employ Executive as Senior Managing Director of the Company pursuant to the terms and conditions set forth in this Agreement, and Executive desires to accept such employment pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Company intends to change its name to “BOM Capital, LLC” on or promptly after the date hereof; and

WHEREAS, the Company and Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Executive and the Company agree as follows:

A.                                   TERM OF EMPLOYMENT

The term of this Agreement (“Term”) shall commence on the “Initial MB Capital Contribution Date” as such term is defined in the Operating Agreement of the Company (the “Operating Agreement”) attached as Exhibit A to the Membership Interest Purchase Agreement, dated February 23, 2009, to which Executive, MB Financial Services, Inc., Bodi Advisors, Inc. (“Management Company”), and Manhattan Bancorp are parties (the “Effective Date”) and end five (5) years thereafter (the “Term”), subject, however, to prior termination or extension of this Agreement as hereinafter provided.  The Term of the Agreement shall be automatically extended for a subsequent period or periods of one year each unless, not later than ninety (90) days prior to the expiration of the then current Term either party shall have given written notice to the other that the Term shall not be so extended.  Where used herein, “Term” shall refer to the entire period of employment of Executive by the Company hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.

B.                                     DUTIES OF EXECUTIVE

1.             Duties.  Executive shall perform the duties of President and Chief Executive Officer, reporting directly to the Board of Directors (the “Board”) of the Company.  Executive shall also serve as a member of the Board and Executive Committee of Company and the Board of its mortgage brokerage subsidiary (“Mortgage Broker”) throughout the Term, and in such additional officer and executive capacities as are mutually acceptable to Executive and to the Board of Company or of Mortgage Broker, as appropriate.  During the Term, Executive shall

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perform the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive’s ability, consistent with the highest and best standards of the financial services industry and in compliance with all applicable laws, regulations and the Operating Agreements and internal written policies of the Company and Mortgage Broker, as appropriate.  Executive agrees that he has and shall maintain at all times during the Term all registrations and licenses required to be maintained in connection with services provided by Executive in connection with the business of Company and Mortgage Broker, as appropriate, including those required by the Financial Industry Regulatory Authority (“FINRA”) and/or the California Department of Real Estate.

2.             Conflicts of Interest.  Except as permitted by the prior written consent of the Board of Company or Mortgage Broker, as appropriate, Executive shall devote substantially all of Executive’s productive time, ability and attention to the business of the Company and Mortgage Broker during the Term and Executive shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Company’s or Mortgage Broker’s interests.  Notwithstanding the foregoing, nothing herein will prohibit (a) beneficial ownership by Executive of less than 5% of the publicly traded capital stock of any corporation listed on a national securities exchange, (b) beneficial ownership by Executive of mutual fund investments without limitation, or (c) beneficial ownership by Executive of capital stock or other ownership interests of a business or venture without limitation as to amount if such business or venture is not in competition, directly or indirectly, in any manner with the Company or Mortgage Broker.

C.                                     COMPENSATION

For the services and duties to be rendered and performed by Executive pursuant to this Agreement, the Company or Mortgage Broker, as appropriate, shall compensate Executive as follows:

1.             Base Commission.  The Company will pay Executive a commission equal to (i) 2.75% of the Company Revenue (as defined below) from each transaction originated by the Company’s broker-dealer business (the “Company Base Commission”) and, (ii) 0.75% of the Mortgage Broker Revenue (the “Mortgage Broker Base Commission”).  The Company Base Commission and Mortgage Broker Base Commission will be payable quarterly and in arrears; provided, that a portion of the Mortgage Broker Base Commission otherwise accruing shall not be deemed to have accrued or be payable until all standards imposed by the Mortgage Broker Commission Deferral have been satisfied.  The “Mortgage Broker Commission Deferral” shall be included in a company-wide sales commission program of the Company and Mortgage Broker, and will make payment of a portion of the commissions otherwise due in respect of the origination and placement of mortgage loans sourced by Mortgage Broker and their marketing or sale, contingent upon the loans being sold to third party investors and adequate reserves and loss provisions being deducted for those loans consistent with the financial statements as approved by the Board and the Company’s auditors.  The Mortgage Broker Base Commission and Company Base Commission shall be reviewed on the anniversary date hereof and may be increased by the

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Board of the Company or Mortgage Broker, as applicable, on a periodic basis.  For purposes of this Subparagraph C.1, “Company Revenue” means amounts received by the Company from the purchasing and selling (or selling and then purchasing) of securities, loans or other financial derivatives from one client to another, but shall exclude advisory fees, management fees and other revenues.  Purchases and sales by the Company will be required to occur substantially simultaneously unless otherwise approved by the Company and shall be recorded on the trading journals and accounting systems of the Company.  “Mortgage Broker Revenue” shall mean amounts received by Company or Mortgage Broker for the origination, placement, marketing and/or sale of mortgage loans (including net gain on the sale of assets in excess of their cost basis) by Company or Mortgage Broker, less any adjustment for loan loss provisions (including reserves and actual losses) adopted by the Board of Directors of Company or Mortgage Broker and reflected in the Company’s or Mortgage Broker’s financial statements.  Amounts due to Executive as Company Base Commission or Mortgage Broker Base Commission shall accrue but not be paid until the earlier of (i) six months after the execution of this Agreement or (ii) upon Manhattan Bancorp raising at least $25 million in new equity capital after the date hereof.

2.             Bonus Plan.  In addition to the compensation paid under Subparagraph C.1 of this Agreement, Executive shall be entitled to participate in all bonus plans, if any, of the Company and/or Mortgage Broker, as applicable, during the term of this Agreement established by the Boards of Company and/or Mortgage Broker to provide benefits to senior executives, and to receive such other bonus compensation as may be approved by the Boards of Company and/or Mortgage Broker, as applicable, in their discretion.

D.                                    EXECUTIVE BENEFITS

1.             Vacation.  Executive shall be entitled to vacation during each year of the Term consistent with the Company’s approved vacation schedule and policy, which shall provide Executive with not less than four (4) weeks vacation for each year of the Term.  Executive is encouraged to use all accrued vacation benefits and will be expected to take vacation in the year it is earned.  Accrual of any unused vacation shall be determined in accordance with the Company’s Personnel Policy as in effect from time to time and shall be subject to any limitations set forth therein.  Executive’s compensation hereunder is contingent upon and is generated through commissions only and does not include any element of base salary except as provided in subparagraph D.2 below.

2.             Group Medical and Other Insurance Benefits.  The Company shall provide for Executive, at the Company’s expense, group medical, and other insurance benefits in accordance with the Company’s Personnel Policy as in effect from time to time.  All coverage under this paragraph shall be in existence or shall take effect as of the Effective Date hereof or as soon thereafter as the Company is able to obtain such coverage.  The Company’s liability to Executive for any breach of this Subparagraph D.2 shall be limited to the amount of premiums required hereunder to be payable by the Company to obtain or maintain, as applicable, the coverage contemplated herein.  Solely for purposes of determining the level of benefits to be provided to Executive, Executive shall be deemed to have a base salary of $250,000.

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E.                                      REIMBURSEMENT FOR BUSINESS EXPENSES

Executive shall be entitled to reimbursement by the Company or Mortgage Broker, as appropriate, for any ordinary and necessary business expenses incurred by Executive in the performance of Executive’s duties in accordance with the Company’s and Mortgage Broker’s reimbursement policies in effect from time to time, provided that each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company and Mortgage Broker as a business expense and not as deductible compensation to Executive; and Executive furnishes to the Company or Mortgage Broker, as appropriate, adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Company and not as deductible compensation to Executive.

F.                                      TERMINATION

1.             Termination for Cause.  The Company may terminate this Agreement at any time by action of its Board for cause (“Cause”).  For purposes of this Agreement termination for “Cause” shall mean termination of Executive’s employment due to:

(a)           the death of Executive;

(b)           the disability of Executive due to a physical or mental condition impairing Executive’s ability to perform the essential functions of Executive’s duties, with or without accommodation, for a continuous period of more than ninety (90) days or one hundred eighty (180) days or more in any one year period;

(c)           gross misconduct in the course and scope of Executive’s employment, including without limitation personal dishonesty or unlawful harassment;

(d)           gross negligence in Executive’s performance of his duties hereunder;

(e)           breach of fiduciary duty involving personal profit;

(f)            Executive’s willful violation of any material state or federal banking, securities or other law or regulation to which the Company is subject, or willful violation of any cease and desist order, memorandum of understanding or similar enforcement action or agreement of any banking or other regulatory agency, including the Federal Reserve Board, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, FINRA, or the Securities and Exchange Commission;

(g)           Executive’s conviction of (i) any felony, or (ii) any crime involving moral turpitude, or Executive’s willful and intentional commission of a fraudulent or dishonest act;

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(h)           prohibition from engaging in the banking or securities business by any state or federal regulatory agency having jurisdiction over the Company or Manhattan Bancorp, or the written determination by such a state or federal regulatory agency that Executive is not suitable to act in the capacity for which he is employed by the Company;

(i)            a material breach of the terms or provisions of this Agreement or the written policies of the Company or Mortgage Broker, or material breach by Management Company of the terms of the Operating Agreement, which remains uncured for a period of thirty (30) days from the date of written notice of breach from the Company, specifying in reasonable detail the nature of such breach;

(j)            termination following Management Company’s election to dissolve the Company under Section 8.l(d) of the Operating Agreement provided, however, that “Cause” shall not include a dissolution under Section 8.1(d) of the Operating Agreement if the Company has generated cumulative consolidated EBITDA (as defined below) for the period beginning with the Initial MB Capital Contribution Date and ending on the earlier of the date of termination of employment and the EBITDA Trigger Date (as defined in the Operating Agreement) equal to the sum of (i) $650,000 for the first six months of such period, (ii) $5,800,000 for the second six months of such period, and (iii) $10,000,000 for the last twelve months of such period and $833,000 per month for each month thereafter, pro rated for any partial month or segment within such period; or

(k)           the failure of the Company to generate consolidated EBITDA of at least $1,000,000 per year for each year commencing with the end of the fiscal quarter in which the nine-month anniversary of the Initial MB Capital Contribution Date occurs, or the failure of the Company thereafter to have cumulative EBITDA at the end of each subsequent one-year period equal to at least $1,000,000 multiplied by the number of years elapsed since such fiscal quarter end date.  “EBITDA” shall mean, for any period, the consolidated earnings (or loss) of the Company for such period (excluding extraordinary items) before (a) income tax expense, (b) net interest expense, (c) amortization expense, and (d) depreciation, and with all charges, reserves and accruals determined in accordance with generally accepted accounting principles and reflected on the Company’s financial statements.  Termination under this Subparagraph F.1 shall not prejudice any remedy that the Company or Mortgage Broker may have at law, in equity, or under this Agreement.  In the event that Executive’s employment is terminated for Cause, Executive (or, in the case of death, Executive’s estate) shall be entitled to receive a lump-sum amount equal to the sum of Executive’s earned and unpaid salary and commissions through the date of his termination, any bonus definitively granted to Executive by Company or Mortgage Broker but not yet paid to Executive, additional salary in lieu of Executive’s accrued and unused vacation, any unreimbursed business and entertainment expenses in accordance with the Company’s policies, and any unreimbursed employee benefit expenses that are reimbursable in accordance with the Company’s employee benefit plans through the date of termination (collectively, the “Standard Termination Payments”) and (ii) death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

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2.                                       Termination Without Cause.  Notwithstanding anything to the contrary contained herein, it is agreed by the parties hereto that the Company may at any time without Cause and for any reason immediately terminate this Agreement and Executive’s employment by the Company or Mortgage Broker by action of the Board of the Company.  Upon any termination by the Company of Executive’s employment, with or without Cause, all benefits provided by the Company or Mortgage Broker hereunder to Executive shall thereupon cease, except as provided in Subparagraphs F.1, F.2 or F.3.  In the event of the termination by Company or Mortgage Broker of Executive’s employment without Cause, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof,  an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

3.                                       Resignation by Executive.  Executive shall have the right to terminate his employment hereunder for good reason (“Good Reason”) upon any material breach of this Agreement by Company, or any material adverse change in the nature and scope of Executive’s position, authority, responsibilities or duties, in each case which remains uncured for a period of thirty (30) days from the date written notice is received by the Company from Executive, specifying in reasonable detail the nature of such breach.  In the event Executive elects to terminate his employment for Good Reason pursuant to this Subparagraph F.3, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

4.                                       Termination Following Change in Control.

(a)           In the event a Change in Control (as defined below) of the Company or MB Financial Services, Inc. (“MB”) or Manhattan Bancorp occurs and Executive’s employment is terminated without Cause by the Company, then Executive shall be entitled, upon such termination of employment and upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of

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termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Notwithstanding any provision to the contrary in this Subparagraph F.4, no severance benefits shall be payable to Executive hereunder if Executive’s employment is terminated for any of the reasons delineated in Subparagraph F.1 or while grounds for termination under such Subparagraph exists

(b)                                 A “Change in Control” of the Company occurs upon the effective date of the first to occur of the following events:

(i)            Merger, Consolidation, and Other Transactions.  Any (A) merger where the Company or MB or Manhattan Bancorp, or a corporation in which the Company’s or MB’s or Manhattan Bancorp’s shareholders (or in the case of the Company, its voting membership interest holders) as constituted immediately prior to the merger do not own, directly or indirectly, at least 50% of such entity’s common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of an entity that is not a corporation or limited liability company) following such merger in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction, is not the surviving corporation; (B) a transfer of all or a substantial portion (more than 50%) of the assets of the Company or MB or Manhattan Bancorp to another corporation or other person in which the Company’s or MB’s or Manhattan Bancorp’s shareholders or voting membership interest holders as constituted immediately prior to such transfer do not own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such transfer in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or (C) the liquidation or dissolution of the Company or MB or Manhattan Bancorp, except for a liquidation or dissolution in which the assets and liabilities of the Company or MB or Manhattan Bancorp are transferred to a transferee in which the owners of the Company’s or MB’s or Manhattan Bancorp’s common stock or voting membership interests as constituted immediately prior to the transaction own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of the transferee (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such liquidation or dissolution in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or

(ii)           Majority Stockholder.  Any person (as such term is used in Section 13(d) of the securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates (but excluding Manhattan Bancorp and Management Company, the Company’s or MB’s or Manhattan Bancorp’s employee benefit plans, and the individuals who were the Company’s or MB’s or Manhattan Bancorp’s officers or directors on the date of this Agreement, or direct or indirect owners or a group of affiliated owners of in excess of 20% of the

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shares or voting membership interests of Manhattan Bancorp or MB or the Company on the date of this Agreement or their respective affiliates), becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act) of more than 50% of the Company voting membership interests or MB’s or Manhattan Bancorp’s outstanding common stock.

(iii)          Regulatory Exception.  Notwithstanding anything else to the contrary set forth herein, a “Change in Control” shall not include any sale of stock or securities, merger, transfer of assets, consolidation, liquidation, reorganization or other transaction to the extent such transaction was instituted by or at the request of FINRA, the Securities Exchange Commission, the Office of the Comptroller of the Currency, Federal Reserve Board, the Federal Deposit Insurance Corporation or any other regulatory agency with jurisdiction over MB or Manhattan Bancorp to resolve any supervisory concerns respecting MB or Manhattan Bancorp, or any of its banking subsidiaries, Management Company or the Company.

5.                                       Golden Parachute Limitation.  Severance compensation under Subparagraphs F.2, F.3 and F.4 hereof will be reduced as provided below to avoid the penalties imposed on “parachute payments” under the Internal Revenue Code of 1986 (the “Code”).

(a)           If Executive’s employment status and the present value of all Executive’s severance compensation provided by MB or the Company under Subparagraphs F.2, F.3 or F.4 hereof and outside this Agreement is high enough to cause any such payment to be an  “excess parachute payment” as defined in Section 280G(b)(1) of the Code, then one or more of such payments will be reduced by the minimum amount required to prevent the severance compensation under this Agreement from being an “excess parachute payment.”

(b)           Executive may direct the Company and MB regarding the order of reducing severance compensation and other payments from the Company or MB to comply with this Subparagraph F.5.

6.                                       Section 409A Limitation.  It is the intention of Company and Executive that the severance and other benefits payable to Executive under this Agreement either be exempt from, or otherwise comply with, Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended.  Notwithstanding any other term or provision of this Agreement, to the extent that any provision of this Agreement is determined by the Company, with the advice of its independent accounting firm or other tax advisors, to be subject to and not in compliance with Section 409A, including, without limitation, the definition of “Change in Control” or the timing of commencement and completion of severance benefit and/or other benefit payments to Executive hereunder in connection with a merger, recapitalization, sale of shares or other “Change in Control”, or the amount of any such payments, such provisions shall be interpreted in the manner required to comply with Section 409A.  Company and Executive acknowledge and understand that such interpretation could, among other matters, (i) limit the circumstances or events that constitute a “change in control;” (ii) delay for a period of six (6) months or more, or otherwise modify the commencement of severance and/or other benefit payments; and/or (iii) modify the completion date of severance and/or other benefit payments.  Company and Executive further acknowledge and agree that if, in the judgment of Company, with the advice of

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its independent accounting firm or other tax advisors, amendment of this Agreement is necessary to comply with Section 409A, Company and Executive will negotiate reasonably and in good faith to amend the terms of this Agreement to the extent necessary so that it complies (with the most limited possible economic effect on Company and Executive) with Section 409A.  For example, if this Agreement is subject to Section 409A and it requires that severance and/or other benefit payments must be delayed until at least six (6) months after Executive terminates employment, then Company and Executive would delay payments and/or promptly seek a written amendment to this Agreement that would, if permissible under Section 409A, eliminate any such payments otherwise payable during the first six (6) months following Executive’s termination of employment and substitute therefor a lump sum payment or an initial installment payment, as applicable, at the beginning of the seventh (7th) month following Executive’s termination of employment which in the case of an initial installment payment would be equal in the aggregate to the amount of all such payments thus eliminated.

7.                                       EESA Provisions.

(a)           Company’s parent company, Manhattan Bancorp, has entered into agreements with the U.S. Treasury Department (“UST”) under which Manhattan Bancorp issued preferred shares and other securities to the UST as part of the Troubled Assets Relief Program Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”).  The Company and Manhattan Bancorp have determined that Executive is not currently a Senior Executive Officer (as such term is defined under EESA) of Manhattan Bancorp for purposes of EESA.  However, Executive is aware that certain significant restrictions under EESA or subsequent legislation or regulations applicable to CPP participants can be applied to employees of Manhattan Bancorp or its affiliates, including the Company, that are not Senior Executive Officers, including restrictions on permissible compensation, and the UST could expand the number or nature of employees treated as Senior Executive Officers so as to include Executive at any time.  Executive has been made aware of Manhattan Bancorp’s participation in the CPP and agrees that Executive shall not be entitled to receive any compensation hereunder that would be prohibited by EESA or subsequent legislation or regulations applicable to CPP participants.

(b)           EESA imposes certain restrictions on certain employment agreements, severance, bonus and incentive compensation, stock options and awards, and other compensation and benefit plans and arrangements (“Plans”) maintained by Company, Manhattan Bancorp and its affiliates and requires that such restrictions remain in place for so long as the UST holds any debt or equity securities issued by Manhattan Bancorp.  The parties hereby agree that all Plans providing benefits to Executive shall be construed and interpreted at all times that the UST maintains any debt or equity investment in Manhattan Bancorp in a manner consistent with EESA, and any subsequent legislation or regulations applicable to CPP participants, and all such Plans shall be deemed to have been amended as determined by Company and Manhattan Bancorp so as to comply with the restrictions imposed by EESA, and any subsequent legislation or regulations applicable to CPP participants.  Executive recognizes that such changes may result in the reduction or elimination of benefits.  In the event the amount of any compensation provided to Executive under this Agreement or any other Plan is determined by the Company or

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Manhattan Bancorp to be prohibited, restricted, or otherwise limited by EESA, or any subsequent legislation or regulations applicable to CPP participants, and application of such limitation would materially reduce Executive’s compensation hereunder, Company shall provide Executive with prompt written notice of such limitation, and the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to eliminate or minimize its impact on Executive’s compensation.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured compensation, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Without limiting the foregoing, any “golden parachute payment” provided under this Agreement or any other Plan, as defined for purposes of EESA and Section 280(G)(e) of the Internal Revenue Code of 1986, as amended (“Code”), shall be prohibited and aggregate severance payments and benefits due as a result of Executive’s “involuntary termination” of employment as defined for purposes of EESA and the Code or in connection with any bankruptcy filing, insolvency or receivership of Manhattan Bancorp, Company or certain other entities shall be limited to an amount not exceeding three times Executive’s “base amount” as defined in Section 280G(b)(3) of the Code.

(c)           Severance compensation under Subparagraphs F.2, F.3 or F.4 of the Agreement and any other Plan will be reduced to avoid the penalties imposed on “golden parachute payments” under the Code or EESA.

(d)           In the event the amount of any compensation provided to Executive under this Agreement or any other Plan or its deductibility for federal income tax purposes under Section 162(m) or similar provisions of the Code, is determined by the Company or Manhattan Bancorp to be prohibited, restricted, or otherwise limited by the Code or EESA, and application of such limitation would materially reduce Executive’s compensation hereunder or result in the non-deductibility by Manhattan Bancorp of any compensation, the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to minimize its impact on Executive and Manhattan Bancorp.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured salary, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall

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be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

G.                                     GENERAL PROVISIONS

1.                                       Confidential Information.

(a)           Executive will not, at any time, either directly or indirectly, during the Term or for a period of three (3) years thereafter, use or disclose or communicate to any person, firm or business, in any manner whatsoever, any confidential information (“Confidential Information”) of any kind concerning any matters affecting or relating to the business of the Company or MB or their affiliates (including Manhattan Bancorp and its banking subsidiaries), except as required in connection with Executive’s performance of Executive’s duties to the Company or MB, as required by law, or as specifically approved in writing by the Board of Company or MB.  Confidential Information shall be information which derives actual or potential economic value from not being known to the public and is the subject of reasonable measures by the Company or MB to keep secret and, includes without limitation (a) financial and other sensitive information that the Company or MB, receives from its customers, clients and vendors; (b) financial, pricing, marketing and other sensitive information provided to Executive by the Company or MB or their affiliates, customers, clients or vendors; (c) personnel information (including without limitation employee compensation); and (d) other business information maintained in confidence by the Company or MB or their affiliates, including the identities and business requirements of their clients.  “Confidential Information” shall not include any information that is or becomes publicly available or becomes available to Executive through a third party who is not legally bound to keep such information confidential.  As between the Company and Executive, all such Confidential Information is important and constitutes a material trade secret or trade secrets and affects the successful conduct of the Company’s and MB’s business and its goodwill.  Any breach of any term or subsection of Subparagraph G.1 is a material breach of this Agreement.  During the course of Executive’s employment, additional Confidential Information, including knowledge concerning matters affecting or relating to the Company’s or MB’s business or the business or projects of its affiliates, customers and clients, may be developed or obtained.  Executive specifically agrees that all such additional Confidential Information or knowledge shall be deemed to be included in the terms of Subsection G.1 and to constitute important, material and confidential trade secrets that affect the successful conduct of the Company’s business and its goodwill, so that any breach of any term or subsection of Subparagraph G.1 relating to such additional Confidential Information or knowledge is a material breach of this Agreement.

(b)           If any Confidential Information or other matter described in Subparagraph G.1 is sought by legal process, Executive will promptly notify the Company and MB and will cooperate with the Company and MB in preserving the confidentiality of such information in connection with any legal proceeding; provided that Executive shall not be required hereunder to violate the valid order of any court of competent jurisdiction.

(c)           All Confidential Information shall be the sole property of the

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Company or MB and, where applicable, its affiliates, customers and clients.  Executive agrees that such Confidential Information shall include and the Company and MB shall be the sole owner of all the products and proceeds of Executive’s employment and services rendered to the Company or MB, including, but not limited to all materials, ideas, concepts, methods, formats, suggestions, developments, arrangements, packages, formulae, programs and other intellectual properties related to the Company’s and MB’s business that Executive may acquire, obtain, develop or create during the term of Executive’s employment, free and clear of any claims by Executive (or anyone claiming through Executive).  All work product and other property created by Executive shall be deemed from inception to constitute “work for hire.”  At the request of the Company or MB, Executive will execute such assignments or other instruments as the Company or MB may reasonably deem necessary to evidence, establish or protect any right in any such property.  Executive agrees that upon termination of Executive’s employment for any reason, or upon request, Executive will deliver to the Company or MB all Confidential Information, as well as all related documents, data, records, computer files, and communications, however maintained, and all drawings, plans, videos, films, models, prototypes, marketing materials, or similar visual or conceptual presentations of any type, and all copies or duplicates, provided to Executive or obtained by Executive during Executive’s employment.  Executive is also required to return all equipment that belongs to the Company or MB or their affiliates, upon termination of Executive’s employment or upon request.

(d)           During the term of Executive’s employment by the Company or MB and for a period of one year thereafter, Executive shall not, directly or indirectly, engage or participate in the solicitation of or any attempt to solicit employees of the Company or MB for any other person, firm or business.

(e)           Executive acknowledges that the services to be rendered by Executive are extraordinary and unique and are vital to the success of the Company and MB and their business, and that the breach of any of the covenants and agreements made by Executive under Subparagraph G.1 and Executive’s agreement to provide services exclusively to the Company during the Term, will cause substantial damage to the Company, which is impossible to precisely determine.  Therefore, in the event of the breach or threatened breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, the Company shall be entitled, in addition to any other rights or remedies available to it, to institute and prosecute proceedings in any court of competent jurisdiction to seek immediate injunctive relief with notice but without bond of any kind.

2.             Indemnification.  To the extent permitted by law, applicable statutes and resolutions of the Board of the Company in effect from time to time, the Company shall indemnify Executive against liability or loss arising out of Executive’s actual or asserted misfeasance or non-feasance in the performance of Executive’s duties or out of any actual or asserted wrongful act against, or by, the Company or MB including but not limited to judgments, fines, settlements and legal and other expenses incurred in the defense of actions, proceedings and appeals therefrom.  However, the Company and MB shall have no duty to indemnify Executive with respect to any claim, issue or matter as to which Executive has been adjudged to be liable to the Company or MB in the performance of his duties, unless and only to the extent

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that the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, Executive is fairly and reasonably entitled to indemnification for the expenses which such court shall determine.  The provisions of this Subparagraph G.2 shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.  The obligations of the Company and MB under this Subparagraph G.2 shall continue through and after the Term of this Agreement.

3.             Return of Documents.  Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Company and MB, and that Executive has no right, title or interest therein.  Upon termination of this Agreement, Executive or Executive’s representative shall promptly deliver possession of all of said property to the Company in good condition.

4.             Controlling Law.  This Agreement is to be governed by and construed in accordance with the laws of the United States and, to the extent not inconsistent therewith, the laws of the State of California.

5.             Invalid Provisions.  Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

6.             Entire Agreement.  This Agreement contains the entire agreement of the parties.  It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and MB.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by both the Company and MB, and Executive.

7.             Notice.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be personally delivered or (unless otherwise specified) mailed by United States mail, or sent by facsimile, provided that the facsimile cover sheet contains a notation of the date and time of transmission, and shall be deemed received:  (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this Subparagraph G.8, three (3) business days after the date placed in the United States mail, or (iii) if given by facsimile, when sent.  Notices shall be addressed to the Company and MB at their main office and to Executive at the address then maintained by the Company and MB in its records for Executive, or to such other respective addresses as the parties hereto shall designate to the other by like notice.

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8.             Arbitration.  Any dispute or controversy arising under or in connection with this Agreement, the inception or termination of Executive’s employment, or any alleged discrimination or statutory or tort claim related to such employment, including issues raised regarding the Agreement’s formation, interpretation or breach, shall be settled exclusively by binding arbitration in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”); provided, that Company may bring an action in a court of competent jurisdiction to obtain injunctive relief as described in Subparagraph G.1 for a breach of its provisions.  Without limiting the foregoing, the following potential claims by Executive could be subject to arbitration under the Arbitration Agreement:  claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied) under which Executive believes he would be entitled to compensation or benefits; tort claims related to such employment; claims for discrimination and harassment (including, but not limited to, race, sex, religion, national origin, age, marital status or medical condition, disability, sexual orientation, or any other characteristic protected by federal, state or local law); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration or other procedure different from this one); and claims for violation of any public policy, federal, state or other governmental law, statute, regulation or ordinance.  The arbitration will be conducted in Los Angeles County.  The arbitration shall provide for written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute.  The arbitrator shall have no authority to add to or to modify this Agreement, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy.  The arbitrator shall issue a written decision that includes the essential findings and conclusions upon which the decision is based, which shall be signed and dated.  Executive and the Company and MB shall each bear his or their own costs and attorneys’ fees incurred in conducting the arbitration and, except in such disputes where Executive assets a claim otherwise under a state or federal statute prohibiting discrimination in employment (a “Statutory Claim”), or unless required otherwise by applicable law, shall split equally the fees and administrative costs charged by the arbitrator and AAA between Executive, on the one hand, and Company and MB on the other hand.  In disputes where Executive asserts a Statutory Claim against the Company or MB, Executive shall be required to pay only the AAA filing fee to the extent such filing fee does not exceed the fee to file a complaint in state or federal court.  Executive shall pay the balance of the arbitrator’s fees and administrative costs.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

9.             No Recourse.  Executive agrees that in no event shall Manhattan Bancorp, Bank of Manhattan or any other banking subsidiary of Manhattan Bancorp, or any officer, director, agent or affiliate thereof be liable under any circumstances for or required to contribute to payment of any obligation owing by Company or MB to Executive under the terms of this Agreement or any other agreement between Executive and Company or MB.

10.           No Restriction on Employment.  Executive represents and warrants that Executive is subject to no restriction that would restrict or prohibit Executive from providing services generally to clients and customers of the Company, MB or their affiliates, and that to the extent Executive is are subject to restrictions on Executive’s activities, as a result of prior

14

employment with any other firm or otherwise, Executive shall adhere in all respects to such restrictions for as long as they exist.  Executive hereby agrees to indemnify and hold the Company and MB and their affiliates harmless from all costs and expenses it may incur, including damages and attorneys fees, arising out of any breach of the foregoing.

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BODI CAPITAL, LLC

By:
GREG JACOBSON		Name:
(“Executive”)		Title:

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WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (the “Waiver Agreement”) is entered into by and between Greg Jacobson (“Employee”) and Bodi Capital, LLC on its behalf and on behalf of its parents, subsidiaries, affiliates and successors-in-interest (collectively, “Employer”).

RECITALS

A.            Employee and Employer have entered into an Employment Agreement dated as of                                     , 2009 (the “Agreement”).

B.            A condition precedent to certain of Employer’s obligations under the Agreement is the execution of this Waiver Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

RELEASE

In consideration for the payment of severance and other compensation under the Agreement, Employee agrees unconditionally and forever to release and discharge Employer its parents, subsidiaries, affiliates, successors-in-interest, and their respective officers, directors, managers, employees, members, shareholders, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which Employee may now have, or ever have, whether known or unknown, that arise out of or in any way relate to Employee’s employment with, or separation from, Employer on or before the date of execution of this Waiver Agreement.  Employee also confirms his resignation as a director, officer and employee of Employer and any corporation, partnership, venture, limited liability company or other entity controlled by, controlling or under common control with Employer.

This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code.

This release does not include a release of any rights or obligations of the parties arising under the Operating Agreement of the Employer or under any Non-Competition and Non-Solicitation or other agreement entered into in connection therewith.

Attachment A

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

REPRESENTATIONS OF EMPLOYEE

Employee represents and agrees that, prior to the execution of this Waiver Agreement, Employee has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Employee’s choosing.

Employee affirms that no promise or inducement was made to cause Employee to enter into this Waiver Agreement other than the inducements provided in the Agreement.  Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Employee’s agreement.

MISCELLANEOUS

Except for the Agreement and any other employee benefit plans expressly referred to in the Agreement as continuing following Employee’s termination of employment with Employer, this Waiver Agreement sets forth the entire agreement between Employee and Employer, and shall be binding on both party’s heirs, representatives and successors.  This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively.  If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

Employee acknowledges that Employee has been advised that Employee has twenty-one (21) days to consider this Waiver Agreement, and that Employee was informed that Employee has the right to consult with counsel regarding this Waiver Agreement.  To the extent Employee has taken less than twenty-one (21) days to consider this Waiver Agreement, Employee acknowledges that Employee has had sufficient time to consider the Waiver Agreement and to consult with counsel, and that Employee does not desire additional time.

This Waiver Agreement is revocable by Employee for a period of seven (7) days following Employee’s execution of this Waiver Agreement. The revocation by Employee of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by Employer prior to the eighth (8th) day following the execution of this Waiver Agreement by Employee.  This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Employee’s execution of the Waiver Agreement.  No payment will be made to the undersigned until such date.

The undersigned agree to the terms of this Waiver Agreement and voluntarily enters into it with the intent to be bound hereby.

DATED:
Greg Jacobson

DATED:	Bodi Capital, LLC

By:
Name:
Title:

EXHIBIT E

EMPLOYMENT AGREEMENT - HAROLD HERMELEE

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is to be effective as of                           , 2009, and is entered into by and between Harold Hermelee (“Executive”) and Bodi Capital, LLC (the “Company”).

WITNESSETH:

WHEREAS, the Company desires and intends to employ Executive as Senior Managing Director of the Company pursuant to the terms and conditions set forth in this Agreement, and Executive desires to accept such employment pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Company intends to change its name to “BOM Capital, LLC” on or promptly after the date hereof; and

WHEREAS, the Company and Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Executive and the Company agree as follows:

A.                                    TERM OF EMPLOYMENT

The term of this Agreement (“Term”) shall commence on the “Initial MB Capital Contribution Date” as such term is defined in the Operating Agreement of the Company (the “Operating Agreement”) attached as Exhibit A to the Membership Interest Purchase Agreement, dated February 23, 2009, to which Executive, MB Financial Services, Inc., Bodi Advisors Inc. (“Management Company”), and Manhattan Bancorp are parties (the “Effective Date”) and end five (5) years thereafter (the “Term”), subject, however, to prior termination or extension of this Agreement as hereinafter provided.  The Term of the Agreement shall be automatically extended for a subsequent period or periods of one year each unless, not later than ninety (90) days prior to the expiration of the then current Term either party shall have given written notice to the other that the Term shall not be so extended.  Where used herein, “Term” shall refer to the entire period of employment of Executive by the Company hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.

B                                     DUTIES OF EXECUTIVE

1.             Duties.  Executive shall perform the duties of Senior Managing Director of the Company, reporting directly to the Chief Executive Officer or Board of Directors (the “Board”) of the Company.  Executive shall also be a member of the Board and Executive Committee of Company.  Executive shall also serve as a member of the Board of the mortgage company subsidiary of Bank (“Mortgage Broker”), if requested.  Without limiting the foregoing, Executive’s duties shall include such trading, sales, marketing, management and other

1

activities and duties as are mutually acceptable to Executive and the Board of Company or Mortgage Broker, as appropriate.  During the Term, Executive shall perform the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive’s ability, consistent with the highest and best standards of the financial services industry and in compliance with all applicable laws, regulations and the Operating Agreements and internal written policies of the Company and Mortgage Broker.  Executive agrees that he has and shall maintain at all times during the Term all registrations and licenses required to be maintained in connection with services provided by Executive in connection with the business of Company and Mortgage Broker, including those required by the Financial Industry Regulatory Authority (“FINRA”) and/or the California Department of Real Estate.

2.             Conflicts of Interest.  Except as permitted by the prior written consent of the Board of Company or Mortgage Broker, as appropriate, Executive shall devote substantially all of Executive’s productive time, ability and attention to the business of the Company and Mortgage Broker during the Term and Executive shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Company’s or Mortgage Broker’s interests.  Notwithstanding the foregoing, nothing herein will prohibit (a) beneficial ownership by Executive of less than 5% of the publicly traded capital stock of any corporation listed on a national securities exchange, (b) beneficial ownership by Executive of mutual fund investments without limitation, or (c) beneficial ownership by Executive of capital stock or other ownership interests of a business or venture without limitation as to amount if such business or venture is not in competition, directly or indirectly, in any manner with the Company or Mortgage Broker.

C.                                    COMPENSATION

For the services and duties to be rendered and performed by Executive pursuant to this Agreement, the Company or Mortgage Broker, as appropriate, shall compensate Executive as follows:

1.             Base Commission.  The Company will pay to Executive a commission equal to 12.5% of the Company Revenue (as defined below) collected by the Company from each transaction for which Executive is identified as the account executive of record pursuant to the account maintenance policies of the Company as approved by the Board of the Company and as in effect from time to time (“Company Base Commission”).  If Executive is the account executive of record and provides both the buyer and seller in the transaction the Base Commission will be increased to 25%.  The Company Base Commission will be payable monthly and in arrears; provided, that any portion of the Company Base Commission otherwise accruing shall not be deemed to have accrued or be payable until all standards imposed by the Mortgage Broker Commission Deferral has been satisfied where the commission related to a sale of loans by Bank of Manhattan or any other mortgage banking affiliate of Manhattan Bancorp.  The “Mortgage Broker Commission Deferral” shall be included in a company-wide sales commission program of the Company and Mortgage Broker, and will make payment of a portion of the commissions otherwise due in respect of the origination and placement of mortgage loans sourced by Mortgage Broker and their marketing or sale, contingent upon the loans being sold to

2

third party investors and adequate reserves and loss provisions being deducted for those loans consistent with the financial statements as approved by the Board and the Company’s auditors.  The Company Base Commission shall be reviewed on the anniversary date hereof and may be increased by the Board of the Company or Mortgage Broker on a periodic basis. For purposes of this Subparagraph C.1, “Company Revenue” means amounts received by the Company through the direct sales efforts of Executive, including advisory fees, consulting fees, management fees and the gain or loss resulting from the purchasing and selling (or selling and then purchasing) of securities, loans or other financial derivatives from one client to another.  Such purchases and sales will be required to occur substantially simultaneously unless otherwise approved by the Company and shall be recorded on the trading journals and accounting systems of the Company.  Amounts due to Executive as Company Base Commission shall accrue but not be paid until the earlier of (i) six months after the execution of this Agreement or (ii) upon Manhattan Bancorp raising at least $25 million in new equity capital after the date hereof.

2.             Company Sales Bonus Pool; Bonus Plan.  For each brokerage transaction concluded for which Company Revenue is received during a Company fiscal year, the Company shall contribute up to 10% of such Company Revenue to a Company-wide sales team bonus pool (“Company Sales Bonus Pool”), which Company Sales Bonus Pool shall be approved by the Board of the Company and divided on a pro-rata basis among all sales team members employed by the Company on the last day of such fiscal year based on days of service during such year.  Executive shall be entitled to participate in such Company Sales Bonus Pool on a pro-rata basis subject to the conditions generally applicable to pool participants.  In addition to the compensation paid under Subparagraph C.1 of this Agreement, Executive shall be entitled to participate in all bonus plans, if any, of the Company during the term of this Agreement established by the Board of Company to provide benefits to senior executives, and to receive such other bonus compensation as may be approved by the Boards of Mortgage Broker or Company in their discretion.

D.                                    EXECUTIVE BENEFITS

1.             Vacation.  Executive shall be entitled to vacation during each year of the Term consistent with the Company’s approved vacation schedule and policy, which shall provide Executive with not less than four (4) weeks vacation for each year of the Term.  Executive is encouraged to use all accrued vacation benefits and will be expected to take vacation in the year it is earned.  Accrual of any unused vacation shall be determined in accordance with the Company’s Personnel Policy as in effect from time to time and shall be subject to any limitations set forth therein.  Executive’s compensation hereunder is contingent upon and is generated through commissions only and does not include any element of base salary except as provided in subparagraph D.2 below.

2.             Group Medical and Other Insurance Benefits.  The Company shall provide for Executive, at the Company’s expense, group medical, and other insurance benefits in accordance with the Company’s Personnel Policy as in effect from time to time.  All coverage under this paragraph shall be in existence or shall take effect as of the Effective Date hereof or as soon thereafter as the Company is able to obtain such coverage.  The Company’s liability to Executive for any breach of this Subparagraph D.2 shall be limited to the amount of premiums

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required hereunder to be payable by the Company to obtain or maintain, as applicable, the coverage contemplated herein.  Solely for purposes of determining the level of benefits to be provided to Executive, Executive shall be deemed to have a base salary of $250,000.

E.                                      REIMBURSEMENT FOR BUSINESS EXPENSES

Executive shall be entitled to reimbursement by the Company or Mortgage Broker, as appropriate, for any ordinary and necessary business expenses incurred by Executive in the performance of Executive’s duties in accordance with the Company’s and Mortgage Broker’s reimbursement policies in effect from time to time, provided that each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company and Mortgage Broker as a business expense and not as deductible compensation to Executive; and Executive furnishes to the Company or Mortgage Broker, as appropriate, adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Company and not as deductible compensation to Executive.

F.                                      TERMINATION

1.             Termination for Cause.  The Company may terminate this Agreement at any time by action of its Board for cause (“Cause”).  For purposes of this Agreement termination for “Cause” shall mean termination of Executive’s employment due to:

(a)           the death of Executive;

(b)           the disability of Executive due to a physical or mental condition impairing Executive’s ability to perform the essential functions of Executive’s duties, with or without accommodation, for a continuous period of more than ninety (90) days or one hundred eighty (180) days or more in any one year period;

(c)           gross misconduct in the course and scope of Executive’s employment, including without limitation personal dishonesty or unlawful harassment;

(d)           gross negligence in Executive’s performance of his duties hereunder;

(e)           breach of fiduciary duty involving personal profit;

(f)            Executive’s willful violation of any material state or federal banking, securities or other law or regulation to which the Company is subject, or willful violation of any cease and desist order, memorandum of understanding or similar enforcement action or agreement of any banking or other regulatory agency, including the Federal Reserve Board, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, FINRA, or the Securities and Exchange Commission;

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(g)           Executive’s conviction of (i) any felony, or (ii) any crime involving moral turpitude, or Executive’s willful and intentional commission of a fraudulent or dishonest act;

(h)           prohibition from engaging in the banking or securities business by any state or federal regulatory agency having jurisdiction over the Company or Manhattan Bancorp, or the written determination by such a state or federal regulatory agency that Executive is not suitable to act in the capacity for which he is employed by the Company;

(i)            a material breach of the terms or provisions of this Agreement or the written policies of the Company or Mortgage Broker, or material breach by Management Company of the terms of the Operating Agreement, which remains uncured for a period of thirty (30) days from the date of written notice of breach from the Company, specifying in reasonable detail the nature of such breach;

(j)            termination following Management Company’s election to dissolve the Company under Section 8.l(d) of the Operating Agreement provided, however, that “Cause” shall not include a dissolution under Section 8.1(d) of the Operating Agreement if the Company has generated cumulative consolidated EBITDA (as defined below) for the period beginning with the Initial MB Capital Contribution Date and ending on the earlier of the date of termination of employment and the EBITDA Trigger Date (as defined in the Operating Agreement) equal to the sum of (i) $650,000 for the first six months of such period, (ii) $5,800,000 for the second six months of such period, and (iii) $10,000,000 for the last twelve months of such period and $833,000 per month for each month thereafter, pro rated for any partial month or segment within such period; or

(k) the failure of the Company to generate consolidated EBITDA of at least $1,000,000 per year for each year commencing with the end of the fiscal quarter in which the nine-month anniversary of the Initial MB Capital Contribution Date occurs, or the failure of the Company thereafter to have cumulative EBITDA at the end of each subsequent one-year period equal to at least $1,000,000 multiplied by the number of years elapsed since such fiscal quarter end date.  “EBITDA” shall mean, for any period, the consolidated earnings (or loss) of the Company for such period (excluding extraordinary items) before (a) income tax expense, (b) net interest expense, (c) amortization expense, and (d) depreciation, and with all charges, reserves and accruals determined in accordance with generally accepted accounting principles and reflected on the Company’s financial statements.  Termination under this Subparagraph F.1 shall not prejudice any remedy that the Company or Mortgage Broker may have at law, in equity, or under this Agreement.  In the event that Executive’s employment is terminated for Cause, Executive (or, in the case of death, Executive’s estate) shall be entitled to receive a lump-sum amount equal to the sum of Executive’s earned and unpaid salary and commissions through the date of his termination, any bonus definitively granted to Executive by Company or Mortgage Broker but not yet paid to Executive, additional salary in lieu of Executive’s accrued and unused vacation, any unreimbursed business and entertainment expenses in accordance with the Company’s policies, and any unreimbursed employee benefit expenses that are reimbursable in accordance with the Company’s employee benefit plans through the date of termination (collectively, the “Standard Termination Payments”) and (ii) death, disability or other employee

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benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

1.             Termination Without Cause.  Notwithstanding anything to the contrary contained herein, it is agreed by the parties hereto that the Company may at any time without Cause and for any reason immediately terminate this Agreement and Executive’s employment by the Company or Mortgage Broker by action of the Board of the Company.  Upon any termination by the Company of Executive’s employment, with or without Cause, all benefits provided by the Company or Mortgage Broker hereunder to Executive shall thereupon cease, except as provided in Subparagraphs F.1, F.2 or F.3.  In the event of the termination by Company or Mortgage Broker of Executive’s employment without Cause, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof,  an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

2.             Resignation by Executive.  Executive shall have the right to terminate his employment hereunder for good reason (“Good Reason”) upon any material breach of this Agreement by Company, or any material adverse change in the nature and scope of Executive’s position, authority, responsibilities or duties, in each case which remains uncured for a period of thirty (30) days from the date written notice is received by the Company from Executive, specifying in reasonable detail the nature of such breach.  In the event Executive elects to terminate his employment for Good Reason pursuant to this Subparagraph F.3, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

3.             Termination Following Change in Control.

In the event a Change in Control (as defined below) of the Company or MB Financial Services, Inc. (“MB”) or Manhattan Bancorp occurs and Executive’s employment is terminated without Cause by the Company, then Executive shall be entitled, upon such termination of employment and upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in

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accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Notwithstanding any provision to the contrary in this Subparagraph F.4, no severance benefits shall be payable to Executive hereunder if Executive’s employment is terminated for any of the reasons delineated in Subparagraph F.1 or while grounds for termination under such Subparagraph exists.

(a)                                  A “Change in Control” of the Company occurs upon the effective date of the first to occur of the following events:

(i)                                     Merger, Consolidation, and Other Transactions.  Any (A) merger where the Company or MB or Manhattan Bancorp, or a corporation in which the Company’s or MB’s or Manhattan Bancorp’s shareholders (or in the case of the Company, its voting membership interest holders) as constituted immediately prior to the merger do not own, directly or indirectly, at least 50% of such entity’s common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of an entity that is not a corporation or limited liability company) following such merger in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction, is not the surviving corporation; (B) a transfer of all or a substantial portion (more than 50%) of the assets of the Company or MB or Manhattan Bancorp to another corporation or other person in which the Company’s or MB’s or Manhattan Bancorp’s shareholders or voting membership interest holders as constituted immediately prior to such transfer do not own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such transfer in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or (C) the liquidation or dissolution of the Company or MB or Manhattan Bancorp, except for a liquidation or dissolution in which the assets and liabilities of the Company or MB or Manhattan Bancorp are transferred to a transferee in which the owners of the Company’s or MB’s or Manhattan Bancorp’s common stock or voting membership interests as constituted immediately prior to the transaction own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of the transferee (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such liquidation or dissolution in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or

(ii)                                  Majority Stockholder.  Any person (as such term is used in Section 13(d) of the securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates (but excluding Manhattan Bancorp and Management Company, the Company’s or MB’s or Manhattan Bancorp’s employee benefit plans, and the individuals who were the Company’s or MB’s or Manhattan Bancorp’s officers or directors on the date of this

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Agreement, or direct or indirect owners or a group of affiliated owners of in excess of 20% of the shares or voting membership interests of Manhattan Bancorp or MB or the Company on the date of this Agreement or their respective affiliates), becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act) of more than 50% of the Company voting membership interests or MB’s or Manhattan Bancorp’s outstanding common stock.

(iii)                               Regulatory Exception.  Notwithstanding anything else to the contrary set forth herein, a “Change in Control” shall not include any sale of stock or securities, merger, transfer of assets, consolidation, liquidation, reorganization or other transaction to the extent such transaction was instituted  by or at the request of FINRA, the Securities Exchange Commission, the Office of the Comptroller of the Currency, Federal Reserve Board, the Federal Deposit Insurance Corporation or any other regulatory agency with jurisdiction over MB or Manhattan Bancorp to resolve any supervisory concerns respecting MB or Manhattan Bancorp, or any of its banking subsidiaries, Management Company or the Company.

4.                                       Golden Parachute Limitation.  Severance compensation under Subparagraphs F.2, F.3 and F.4 hereof will be reduced as provided below to avoid the penalties imposed on “parachute payments” under the Internal Revenue Code of 1986 (the “Code”).

(a)                                  If Executive’s employment status and the present value of all Executive’s severance compensation provided by MB or the Company under Subparagraphs F.2, F.3 or F.4 hereof and outside this Agreement is high enough to cause any such payment to be an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, then one or more of such payments will be reduced by the minimum amount required to prevent the severance compensation under this Agreement from being an “excess parachute payment.”

(b)                                 Executive may direct the Company and MB regarding the order of reducing severance compensation and other payments from the Company or MB to comply with this Subparagraph F.5.

5.                                       Section 409A Limitation.  It is the intention of Company and Executive that the severance and other benefits payable to Executive under this Agreement either be exempt from, or otherwise comply with, Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended.  Notwithstanding any other term or provision of this Agreement, to the extent that any provision of this Agreement is determined by the Company, with the advice of its independent accounting firm or other tax advisors, to be subject to and not in compliance with Section 409A, including, without limitation, the definition of “Change in Control” or the timing of commencement and completion of severance benefit and/or other benefit payments to Executive hereunder in connection with a merger, recapitalization, sale of shares or other “Change in Control”, or the amount of any such payments, such provisions shall be interpreted in the manner required to comply with Section 409A.  Company and Executive acknowledge and understand that such interpretation could, among other matters, (i) limit the circumstances or events that constitute a “change in control;” (ii) delay for a period of six (6) months or more, or otherwise modify the commencement of severance and/or other benefit payments; and/or (iii) modify the completion date of severance and/or other benefit payments.  Company and

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Executive further acknowledge and agree that if, in the judgment of Company, with the advice of its independent accounting firm or other tax advisors, amendment of this Agreement is necessary to comply with Section 409A, Company and Executive will negotiate reasonably and in good faith to amend the terms of this Agreement to the extent necessary so that it complies (with the most limited possible economic effect on Company and Executive) with Section 409A.  For example, if this Agreement is subject to Section 409A and it requires that severance and/or other benefit payments must be delayed until at least six (6) months after Executive terminates employment, then Company and Executive would delay payments and/or promptly seek a written amendment to this Agreement that would, if permissible under Section 409A, eliminate any such payments otherwise payable during the first six (6) months following Executive’s termination of employment and substitute therefor a lump sum payment or an initial installment payment, as applicable, at the beginning of the seventh (7th) month following Executive’s termination of employment which in the case of an initial installment payment would be equal in the aggregate to the amount of all such payments thus eliminated.

6.                                       EESA Provisions.

                                                (a)                                  Company’s parent company, Manhattan Bancorp, has entered into agreements with the U.S. Treasury Department (“UST”) under which Manhattan Bancorp issued preferred shares and other securities to the UST as part of the Troubled Assets Relief Program Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”).  The Company and Manhattan Bancorp have determined that Executive is not currently a Senior Executive Officer (as such term is defined under EESA) of Manhattan Bancorp for purposes of EESA.  However, Executive is aware that certain significant restrictions under EESA or subsequent legislation or regulations applicable to CPP participants can be applied to employees of Manhattan Bancorp or its affiliates, including the Company, that are not Senior Executive Officers, including restrictions on permissible compensation, and the UST could expand the number or nature of employees treated as Senior Executive Officers so as to include Executive at any time.  Executive has been made aware of Manhattan Bancorp’s participation in the CPP and agrees that Executive shall not be entitled to receive any compensation hereunder that would be prohibited by EESA or subsequent legislation or regulations applicable to CPP participants.

                                                (b)                                 EESA imposes certain restrictions on certain employment agreements, severance, bonus and incentive compensation, stock options and awards, and other compensation and benefit plans and arrangements (“Plans”) maintained by Company, Manhattan Bancorp and its affiliates and requires that such restrictions remain in place for so long as the UST holds any debt or equity securities issued by Manhattan Bancorp.  The parties hereby agree that all Plans providing benefits to Executive shall be construed and interpreted at all times that the UST maintains any debt or equity investment in Manhattan Bancorp in a manner consistent with EESA, and any subsequent legislation or regulations applicable to CPP participants, and all such Plans shall be deemed to have been amended as determined by Company and Manhattan Bancorp so as to comply with the restrictions imposed by EESA, and any subsequent legislation or regulations applicable to CPP participants.  Executive recognizes that such changes may result in the reduction or elimination of benefits.  In the event the amount of any compensation provided to Executive under this Agreement or any other Plan is determined by the Company or

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Manhattan Bancorp to be prohibited, restricted, or otherwise limited by EESA, or any subsequent legislation or regulations applicable to CPP participants, and application of such limitation would materially reduce Executive’s compensation hereunder, Company shall provide Executive with prompt written notice of such limitation, and the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to eliminate or minimize its impact on Executive’s compensation.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured compensation, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Without limiting the foregoing, any “golden parachute payment” provided under this Agreement or any other Plan, as defined for purposes of EESA and Section 280(G)(e) of the Internal Revenue Code of 1986, as amended (“Code”), shall be prohibited and aggregate severance payments and benefits due as a result of Executive’s “involuntary termination” of employment as defined for purposes of EESA and the Code or in connection with any bankruptcy filing, insolvency or receivership of Manhattan Bancorp, Company or certain other entities shall be limited to an amount not exceeding three times Executive’s “base amount” as defined in Section 280G(b)(3) of the Code.

(c)                                  Severance compensation under Subparagraphs F.2, F.3 or F.4 of the Agreement and any other Plan will be reduced to avoid the penalties imposed on “golden parachute payments” under the Code or EESA.

(d)                                 In the event the amount of any compensation provided to Executive under this Agreement or any other Plan or its deductibility for federal income tax purposes under Section 162(m) or similar provisions of the Code, is determined by the Company or Manhattan Bancorp to be prohibited, restricted, or otherwise limited by the Code or EESA, and application of such limitation would materially reduce Executive’s compensation hereunder or result in the non-deductibility by Manhattan Bancorp of any compensation, the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to minimize its impact on Executive and Manhattan Bancorp.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured salary, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of

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the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

G.                                     GENERAL PROVISIONS

1.                                       Confidential Information.

(a)                                  Executive will not, at any time, either directly or indirectly, during the Term or for a period of three (3) years thereafter, use or disclose or communicate to any person, firm or business, in any manner whatsoever, any confidential information (“Confidential Information”) of any kind concerning any matters affecting or relating to the business of the Company or MB or their affiliates (including Manhattan Bancorp and its banking subsidiaries), except as required in connection with Executive’s performance of Executive’s duties to the Company or MB, as required by law, or as specifically approved in writing by the Board of Company or MB.  Confidential Information shall be information which derives actual or potential economic value from not being known to the public and is the subject of reasonable measures by the Company or MB to keep secret and, includes without limitation (a) financial and other sensitive information that the Company or MB, receives from its customers, clients and vendors; (b) financial, pricing, marketing and other sensitive information provided to Executive by the Company or MB or their affiliates, customers, clients or vendors; (c) personnel information (including without limitation employee compensation); and (d) other business information maintained in confidence by the Company or MB or their affiliates, including the identities and business requirements of their clients.  “Confidential Information” shall not include any information that is or becomes publicly available or becomes available to Executive through a third party who is not legally bound to keep such information confidential.  As between the Company and Executive, all such Confidential Information is important and constitutes a material trade secret or trade secrets and affects the successful conduct of the Company’s and MB’s business and its goodwill.  Any breach of any term or subsection of Subparagraph G.1 is a material breach of this Agreement.  During the course of Executive’s employment, additional Confidential Information, including knowledge concerning matters affecting or relating to the Company’s or MB’s business or the business or projects of its affiliates, customers and clients, may be developed or obtained.  Executive specifically agrees that all such additional Confidential Information or knowledge shall be deemed to be included in the terms of Subsection G.1 and to constitute important, material and confidential trade secrets that affect the successful conduct of the Company’s business and its goodwill, so that any breach of any term or subsection of Subparagraph G.1 relating to such additional Confidential Information or knowledge is a material breach of this Agreement.

(b)                                 If any Confidential Information or other matter described in Subparagraph G.1 is sought by legal process, Executive will promptly notify the Company and MB and will cooperate with the Company and MB in preserving the confidentiality of such information in connection with any legal proceeding; provided that Executive shall not be required hereunder to violate the valid order of any court of competent jurisdiction.

(c)                                  All Confidential Information shall be the sole property of the Company or MB and, where applicable, its affiliates, customers and clients.  Executive agrees

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that such Confidential Information shall include and the Company and MB shall be the sole owner of all the products and proceeds of Executive’s employment and services rendered to the Company or MB, including, but not limited to all materials, ideas, concepts, methods, formats, suggestions, developments, arrangements, packages, formulae, programs and other intellectual properties related to the Company’s and MB’s business that Executive may acquire, obtain, develop or create during the term of Executive’s employment, free and clear of any claims by Executive (or anyone claiming through Executive).  All work product and other property created by Executive shall be deemed from inception to constitute “work for hire.”  At the request of the Company or MB, Executive will execute such assignments or other instruments as the Company or MB may reasonably deem necessary to evidence, establish or protect any right in any such property.  Executive agrees that upon termination of Executive’s employment for any reason, or upon request, Executive will deliver to the Company or MB all Confidential Information, as well as all related documents, data, records, computer files, and communications, however maintained, and all drawings, plans, videos, films, models, prototypes, marketing materials, or similar visual or conceptual presentations of any type, and all copies or duplicates, provided to Executive or obtained by Executive during Executive’s employment.  Executive is also required to return all equipment that belongs to the Company or MB or their affiliates, upon termination of Executive’s employment or upon request.

(d)                                 During the term of Executive’s employment by the Company or MB and for a period of one year thereafter, Executive shall not, directly or indirectly, engage or participate in the solicitation of or any attempt to solicit employees of the Company or MB for any other person, firm or business.

(e)                                  Executive acknowledges that the services to be rendered by Executive are extraordinary and unique and are vital to the success of the Company and MB and their business, and that the breach of any of the covenants and agreements made by Executive under Subparagraph G.1 and Executive’s agreement to provide services exclusively to the Company during the Term, will cause substantial damage to the Company, which is impossible to precisely determine.  Therefore, in the event of the breach or threatened breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, the Company shall be entitled, in addition to any other rights or remedies available to it, to institute and prosecute proceedings in any court of competent jurisdiction to seek immediate injunctive relief with notice but without bond of any kind.

2.                                       Indemnification.  To the extent permitted by law, applicable statutes and resolutions of the Board of the Company in effect from time to time, the Company shall indemnify Executive against liability or loss arising out of Executive’s actual or asserted misfeasance or non-feasance in the performance of Executive’s duties or out of any actual or asserted wrongful act against, or by, the Company or MB including but not limited to judgments, fines, settlements and legal and other expenses incurred in the defense of actions, proceedings and appeals therefrom.  However, the Company and MB shall have no duty to indemnify Executive with respect to any claim, issue or matter as to which Executive has been adjudged to be liable to the Company or MB in the performance of his duties, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, Executive is fairly and reasonably entitled to indemnification

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for the expenses which such court shall determine.  The provisions of this Subparagraph G.2 shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.  The obligations of the Company and MB under this Subparagraph G.2 shall continue through and after the Term of this Agreement.

3.                                       Return of Documents.  Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Company and MB, and that Executive has no right, title or interest therein.  Upon termination of this Agreement, Executive or Executive’s representative shall promptly deliver possession of all of said property to the Company in good condition.

4.                                       Controlling Law.  This Agreement is to be governed by and construed in accordance with the laws of the United States and, to the extent not inconsistent therewith, the laws of the State of California.

5.                                       Invalid Provisions.  Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

6.                                       Entire Agreement.  This Agreement contains the entire agreement of the parties.  It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and MB.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by both the Company and MB, and Executive.

7.                                       Notice.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be personally delivered or (unless otherwise specified) mailed by United States mail, or sent by facsimile, provided that the facsimile cover sheet contains a notation of the date and time of transmission, and shall be deemed received:  (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this Subparagraph G.8, three (3) business days after the date placed in the United States mail, or (iii) if given by facsimile, when sent.  Notices shall be addressed to the Company and MB at their main office and to Executive at the address then maintained by the Company and MB in its records for Executive, or to such other respective addresses as the parties hereto shall designate to the other by like notice.

8.                                       Arbitration.  Any dispute or controversy arising under or in connection with this Agreement, the inception or termination of Executive’s employment, or any alleged

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discrimination or statutory or tort claim related to such employment, including issues raised regarding the Agreement’s formation, interpretation or breach, shall be settled exclusively by binding arbitration in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”); provided, that Company may bring an action in a court of competent jurisdiction to obtain injunctive relief as described in Subparagraph G.1 for a breach of its provisions.  Without limiting the foregoing, the following potential claims by Executive could be subject to arbitration under the Arbitration Agreement:  claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied) under which Executive believes he would be entitled to compensation or benefits; tort claims related to such employment; claims for discrimination and harassment (including, but not limited to, race, sex, religion, national origin, age, marital status or medical condition, disability, sexual orientation, or any other characteristic protected by federal, state or local law); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration or other procedure different from this one); and claims for violation of any public policy, federal, state or other governmental law, statute, regulation or ordinance.  The arbitration will be conducted in Los Angeles County.  The arbitration shall provide for written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute.  The arbitrator shall have no authority to add to or to modify this Agreement, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy.  The arbitrator shall issue a written decision that includes the essential findings and conclusions upon which the decision is based, which shall be signed and dated.  Executive and the Company and MB shall each bear his or their own costs and attorneys’ fees incurred in conducting the arbitration and, except in such disputes where Executive assets a claim otherwise under a state or federal statute prohibiting discrimination in employment (a “Statutory Claim”), or unless required otherwise by applicable law, shall split equally the fees and administrative costs charged by the arbitrator and AAA between Executive, on the one hand, and Company and MB on the other hand.  In disputes where Executive asserts a Statutory Claim against the Company or MB, Executive shall be required to pay only the AAA filing fee to the extent such filing fee does not exceed the fee to file a complaint in state or federal court.  Executive shall pay the balance of the arbitrator’s fees and administrative costs.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

9.                                       No Recourse.  Executive agrees that in no event shall Manhattan Bancorp, Bank of Manhattan or any other banking subsidiary of Manhattan Bancorp, or any officer, director, agent or affiliate thereof be liable under any circumstances for or required to contribute to payment of any obligation owing by Company or MB to Executive under the terms of this Agreement or any other agreement between Executive and Company or MB.

10.                                 No Restriction on Employment.  Executive represents and warrants that Executive is subject to no restriction that would restrict or prohibit Executive from providing services generally to clients and customers of the Company, MB or their affiliates, and that to the extent Executive is are subject to restrictions on Executive’s activities, as a result of prior employment with any other firm or otherwise, Executive shall adhere in all respects to such restrictions for as long as they exist.  Executive hereby agrees to indemnify and hold the

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Company and MB and their affiliates harmless from all costs and expenses it may incur, including damages and attorneys fees, arising out of any breach of the foregoing.

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BODI CAPITAL, LLC

By:
HAROLD HERMELEE	Name:
(“Executive”)	Title:

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WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (the “Waiver Agreement”) is entered into by and between Harold Hermelee (“Employee”) and Bodi Capital, LLC on its behalf and on behalf of its parents, subsidiaries, affiliates and successors-in-interest (collectively, “Employer”).

RECITALS

A.                                   Employee and Employer have entered into an Employment Agreement dated as of                                     , 2009 (the “Agreement”).

B.                                     A condition precedent to certain of Employer’s obligations under the Agreement is the execution of this Waiver Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

RELEASE

In consideration for the payment of severance and other compensation under the Agreement, Employee agrees unconditionally and forever to release and discharge Employer its parents, subsidiaries, affiliates, successors-in-interest, and their respective officers, directors, managers, employees, members, shareholders, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which Employee may now have, or ever have, whether known or unknown, that arise out of or in any way relate to Employee’s employment with, or separation from, Employer on or before the date of execution of this Waiver Agreement.  Employee also confirms his resignation as a director, officer and employee of Employer and any corporation, partnership, venture, limited liability company or other entity controlled by, controlling or under common control with Employer.

This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code.

This release does not include a release of any rights or obligations of the parties arising under the Operating Agreement of the Employer or under any Non-Competition and Non-Solicitation or other agreement entered into in connection therewith.

Attachment A

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

REPRESENTATIONS OF EMPLOYEE

Employee represents and agrees that, prior to the execution of this Waiver Agreement, Employee has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Employee’s choosing.

Employee affirms that no promise or inducement was made to cause Employee to enter into this Waiver Agreement other than the inducements provided in the Agreement.  Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Employee’s agreement.

MISCELLANEOUS

Except for the Agreement and any other employee benefit plans expressly referred to in the Agreement as continuing following Employee’s termination of employment with Employer, this Waiver Agreement sets forth the entire agreement between Employee and Employer, and shall be binding on both party’s heirs, representatives and successors.  This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively.  If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

Employee acknowledges that Employee has been advised that Employee has twenty-one (21) days to consider this Waiver Agreement, and that Employee was informed that Employee has the right to consult with counsel regarding this Waiver Agreement.  To the extent Employee has taken less than twenty-one (21) days to consider this Waiver Agreement, Employee acknowledges that Employee has had sufficient time to consider the Waiver Agreement and to consult with counsel, and that Employee does not desire additional time.

This Waiver Agreement is revocable by Employee for a period of seven (7) days following Employee’s execution of this Waiver Agreement. The revocation by Employee of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by Employer prior to the eighth (8th) day following the execution of this Waiver Agreement by Employee.  This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Employee’s execution of the Waiver Agreement.  No payment will be made to the undersigned until such date.

The undersigned agree to the terms of this Waiver Agreement and voluntarily enters into it with the intent to be bound hereby.

DATED:
Harold Hermelee

DATED:	Bodi Capital, LLC

By:
Name:
Title:

EXHIBIT F

EMPLOYMENT AGREEMENT - TAD DAHLKE

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is to be effective as of                           , 2009, and is entered into by and between Tad Dahlke (“Executive”) and Bodi Capital, LLC (the “Company”).

WITNESSETH:

WHEREAS, the Company desires and intends to employ Executive as Senior Managing Director of the Company pursuant to the terms and conditions set forth in this Agreement, and Executive desires to accept such employment pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Company intends to change its name to “BOM Capital, LLC” on or promptly after the date hereof; and

WHEREAS, the Company and Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Executive and the Company agree as follows:

A.                                   TERM OF EMPLOYMENT

The term of this Agreement (“Term”) shall commence on the “Initial MB Capital Contribution Date” as such term is defined in the Operating Agreement of the Company (the “Operating Agreement”) attached as Exhibit A to the Membership Interest Purchase Agreement, dated February 23, 2009, to which Executive, MB Financial Services, Inc., Bodi Advisors Inc. (“Management Company”), and Manhattan Bancorp are parties (the “Effective Date”) and end five (5) years thereafter (the “Term”), subject, however, to prior termination or extension of this Agreement as hereinafter provided.  The Term of the Agreement shall be automatically extended for a subsequent period or periods of one year each unless, not later than ninety (90) days prior to the expiration of the then current Term either party shall have given written notice to the other that the Term shall not be so extended.  Where used herein, “Term” shall refer to the entire period of employment of Executive by the Company hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.

B.                                     DUTIES OF EXECUTIVE

1.                                       Duties.  Executive shall perform the duties of Senior Managing Director of the Company, reporting directly to the Chief Executive Officer or Board of Directors (the “Board”) of the Company.  Executive shall also be a member of the Board and Executive Committee of Company.  Executive shall also serve as a member of the Board of the mortgage company subsidiary of Bank (“Mortgage Broker”), if requested.  Without limiting the foregoing, Executive’s duties shall include such trading, sales, marketing, management and other

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activities and duties as are mutually acceptable to Executive and the Board of Company or Mortgage Broker, as appropriate.  During the Term, Executive shall perform the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive’s ability, consistent with the highest and best standards of the financial services industry and in compliance with all applicable laws, regulations and the Operating Agreements and internal written policies of the Company and Mortgage Broker.  Executive agrees that he has and shall maintain at all times during the Term all registrations and licenses required to be maintained in connection with services provided by Executive in connection with the business of Company and Mortgage Broker, including those required by the Financial Industry Regulatory Authority (“FINRA”) and/or the California Department of Real Estate.

2.                                       Conflicts of Interest.  Except as permitted by the prior written consent of the Board of Company or Mortgage Broker, as appropriate, Executive shall devote substantially all of Executive’s productive time, ability and attention to the business of the Company and Mortgage Broker during the Term and Executive shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Company’s or Mortgage Broker’s interests.  Notwithstanding the foregoing, nothing herein will prohibit (a) beneficial ownership by Executive of less than 5% of the publicly traded capital stock of any corporation listed on a national securities exchange, (b) beneficial ownership by Executive of mutual fund investments without limitation, or (c) beneficial ownership by Executive of capital stock or other ownership interests of a business or venture without limitation as to amount if such business or venture is not in competition, directly or indirectly, in any manner with the Company or Mortgage Broker.

C.                                     COMPENSATION

For the services and duties to be rendered and performed by Executive pursuant to this Agreement, the Company or Mortgage Broker, as appropriate, shall compensate Executive as follows:

1.                                       Base Commission.  The Company will pay to Executive a commission equal to 12.5% of the Company Revenue (as defined below) collected by the Company from each transaction for which Executive is identified as the account executive of record pursuant to the account maintenance policies of the Company as approved by the Board of the Company and as in effect from time to time (“Company Base Commission”).  If Executive is the account executive of record and provides both the buyer and seller in the transaction the Base Commission will be increased to 25%.  The Company Base Commission will be payable monthly and in arrears; provided, that any portion of the Company Base Commission otherwise accruing shall not be deemed to have accrued or be payable until all standards imposed by the Mortgage Broker Commission Deferral has been satisfied where the commission related to a sale of loans by Bank of Manhattan or any other mortgage banking affiliate of Manhattan Bancorp.  The “Mortgage Broker Commission Deferral” shall be included in a company-wide sales commission program of the Company and Mortgage Broker, and will make payment of a portion of the commissions otherwise due in respect of the origination and placement of mortgage loans sourced by Mortgage Broker and their marketing or sale, contingent upon the loans being sold to

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third party investors and adequate reserves and loss provisions being deducted for those loans consistent with the financial statements as approved by the Board and the Company’s auditors.  The Company Base Commission shall be reviewed on the anniversary date hereof and may be increased by the Board of the Company or Mortgage Broker on a periodic basis. For purposes of this Subparagraph C.1, “Company Revenue” means amounts received by the Company through the direct sales efforts of Executive, including advisory fees, consulting fees, management fees and the gain or loss resulting from the purchasing and selling (or selling and then purchasing) of securities, loans or other financial derivatives from one client to another.  Such purchases and sales will be required to occur substantially simultaneously unless otherwise approved by the Company and shall be recorded on the trading journals and accounting systems of the Company.  Amounts due to Executive as Company Base Commission shall accrue but not be paid until the earlier of (i) six months after the execution of this Agreement or (ii) upon Manhattan Bancorp raising at least $25 million in new equity capital after the date hereof.

2.                                       Company Sales Bonus Pool; Bonus Plan.  For each brokerage transaction concluded for which Company Revenue is received during a Company fiscal year, the Company shall contribute up to 10% of such Company Revenue to a Company-wide sales team bonus pool (“Company Sales Bonus Pool”), which Company Sales Bonus Pool shall be approved by the Board of the Company and divided on a pro-rata basis among all sales team members employed by the Company on the last day of such fiscal year based on days of service during such year.  Executive shall be entitled to participate in such Company Sales Bonus Pool on a pro-rata basis subject to the conditions generally applicable to pool participants.  In addition to the compensation paid under Subparagraph C.1 of this Agreement, Executive shall be entitled to participate in all bonus plans, if any, of the Company during the term of this Agreement established by the Board of Company to provide benefits to senior executives, and to receive such other bonus compensation as may be approved by the Boards of Mortgage Broker or Company in their discretion.

D.                                    EXECUTIVE BENEFITS

1.                                       Vacation.  Executive shall be entitled to vacation during each year of the Term consistent with the Company’s approved vacation schedule and policy, which shall provide Executive with not less than four (4) weeks vacation for each year of the Term.  Executive is encouraged to use all accrued vacation benefits and will be expected to take vacation in the year it is earned.  Accrual of any unused vacation shall be determined in accordance with the Company’s Personnel Policy as in effect from time to time and shall be subject to any limitations set forth therein.  Executive’s compensation hereunder is contingent upon and is generated through commissions only and does not include any element of base salary except as provided in subparagraph D.2 below.

2.                                       Group Medical and Other Insurance Benefits.  The Company shall provide for Executive, at the Company’s expense, group medical, and other insurance benefits in accordance with the Company’s Personnel Policy as in effect from time to time.  All coverage under this paragraph shall be in existence or shall take effect as of the Effective Date hereof or as soon thereafter as the Company is able to obtain such coverage.  The Company’s liability to Executive for any breach of this Subparagraph D.2 shall be limited to the amount of premiums

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required hereunder to be payable by the Company to obtain or maintain, as applicable, the coverage contemplated herein.  Solely for purposes of determining the level of benefits to be provided to Executive, Executive shall be deemed to have a base salary of $250,000.

E.                                      REIMBURSEMENT FOR BUSINESS EXPENSES

Executive shall be entitled to reimbursement by the Company or Mortgage Broker, as appropriate, for any ordinary and necessary business expenses incurred by Executive in the performance of Executive’s duties in accordance with the Company’s and Mortgage Broker’s reimbursement policies in effect from time to time, provided that each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company and Mortgage Broker as a business expense and not as deductible compensation to Executive; and Executive furnishes to the Company or Mortgage Broker, as appropriate, adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Company and not as deductible compensation to Executive.

F.                                      TERMINATION

1.                                       Termination for Cause.  The Company may terminate this Agreement at any time by action of its Board for cause (“Cause”).  For purposes of this Agreement termination for “Cause” shall mean termination of Executive’s employment due to:

(a)                                  the death of Executive;

(b)                                 the disability of Executive due to a physical or mental condition impairing Executive’s ability to perform the essential functions of Executive’s duties, with or without accommodation, for a continuous period of more than ninety (90) days or one hundred eighty (180) days or more in any one year period;

(c)                                  gross misconduct in the course and scope of Executive’s employment, including without limitation personal dishonesty or unlawful harassment;

(d)                                 gross negligence in Executive’s performance of his duties hereunder;

(e)                                  breach of fiduciary duty involving personal profit;

(f)                                    Executive’s willful violation of any material state or federal banking, securities or other law or regulation to which the Company is subject, or willful violation of any cease and desist order, memorandum of understanding or similar enforcement action or agreement of any banking or other regulatory agency, including the Federal Reserve Board, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, FINRA, or the Securities and Exchange Commission;

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(g)                                 Executive’s conviction of (i) any felony, or (ii) any crime involving moral turpitude, or Executive’s willful and intentional commission of a fraudulent or dishonest act;

(h)                                 prohibition from engaging in the banking or securities business by any state or federal regulatory agency having jurisdiction over the Company or Manhattan Bancorp, or the written determination by such a state or federal regulatory agency that Executive is not suitable to act in the capacity for which he is employed by the Company;

(i)                                     a material breach of the terms or provisions of this Agreement or the written policies of the Company or Mortgage Broker, or material breach by Management Company of the terms of the Operating Agreement, which remains uncured for a period of thirty (30) days from the date of written notice of breach from the Company, specifying in reasonable detail the nature of such breach;

(j)                                     termination following Management Company’s election to dissolve the Company under Section 8.l(d) of the Operating Agreement provided, however, that “Cause” shall not include a dissolution under Section 8.1(d) of the Operating Agreement if the Company has generated cumulative consolidated EBITDA (as defined below) for the period beginning with the Initial MB Capital Contribution Date and ending on the earlier of the date of termination of employment and the EBITDA Trigger Date (as defined in the Operating Agreement) equal to the sum of (i) $650,000 for the first six months of such period, (ii) $5,800,000 for the second six months of such period, and (iii) $10,000,000 for the last twelve months of such period and $833,000 per month for each month thereafter, pro rated for any partial month or segment within such period; or

(k) the failure of the Company to generate consolidated EBITDA of at least $1,000,000 per year for each year commencing with the end of the fiscal quarter in which the nine-month anniversary of the Initial MB Capital Contribution Date occurs, or the failure of the Company thereafter to have cumulative EBITDA at the end of each subsequent one-year period equal to at least $1,000,000 multiplied by the number of years elapsed since such fiscal quarter end date.  “EBITDA” shall mean, for any period, the consolidated earnings (or loss) of the Company for such period (excluding extraordinary items) before (a) income tax expense, (b) net interest expense, (c) amortization expense, and (d) depreciation, and with all charges, reserves and accruals determined in accordance with generally accepted accounting principles and reflected on the Company’s financial statements.  Termination under this Subparagraph F.1 shall not prejudice any remedy that the Company or Mortgage Broker may have at law, in equity, or under this Agreement.  In the event that Executive’s employment is terminated for Cause, Executive (or, in the case of death, Executive’s estate) shall be entitled to receive a lump-sum amount equal to the sum of Executive’s earned and unpaid salary and commissions through the date of his termination, any bonus definitively granted to Executive by Company or Mortgage Broker but not yet paid to Executive, additional salary in lieu of Executive’s accrued and unused vacation, any unreimbursed business and entertainment expenses in accordance with the Company’s policies, and any unreimbursed employee benefit expenses that are reimbursable in accordance with the Company’s employee benefit plans through the date of termination (collectively, the “Standard Termination Payments”) and (ii) death, disability or other employee

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benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

1.                                       Termination Without Cause.  Notwithstanding anything to the contrary contained herein, it is agreed by the parties hereto that the Company may at any time without Cause and for any reason immediately terminate this Agreement and Executive’s employment by the Company or Mortgage Broker by action of the Board of the Company.  Upon any termination by the Company of Executive’s employment, with or without Cause, all benefits provided by the Company or Mortgage Broker hereunder to Executive shall thereupon cease, except as provided in Subparagraphs F.1, F.2 or F.3.  In the event of the termination by Company or Mortgage Broker of Executive’s employment without Cause, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof,  an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

2.                                       Resignation by Executive.      Executive shall have the right to terminate his employment hereunder for good reason (“Good Reason”) upon any material breach of this Agreement by Company, or any material adverse change in the nature and scope of Executive’s position, authority, responsibilities or duties, in each case which remains uncured for a period of thirty (30) days from the date written notice is received by the Company from Executive, specifying in reasonable detail the nature of such breach.  In the event Executive elects to terminate his employment for Good Reason pursuant to this Subparagraph F.3, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

3.                                       Termination Following Change in Control.

(a)                                  In the event a Change in Control (as defined below) of the Company or MB Financial Services, Inc. (“MB”) or Manhattan Bancorp occurs and Executive’s employment is terminated without Cause by the Company, then Executive shall be entitled, upon such termination of employment and upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in

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accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Notwithstanding any provision to the contrary in this Subparagraph F.4, no severance benefits shall be payable to Executive hereunder if Executive’s employment is terminated for any of the reasons delineated in Subparagraph F.1 or while grounds for termination under such Subparagraph exists.

(b)                                 A “Change in Control” of the Company occurs upon the effective date of the first to occur of the following events:

(i)                                     Merger, Consolidation, and Other Transactions.  Any (A) merger where the Company or MB or Manhattan Bancorp, or a corporation in which the Company’s or MB’s or Manhattan Bancorp’s shareholders (or in the case of the Company, its voting membership interest holders) as constituted immediately prior to the merger do not own, directly or indirectly, at least 50% of such entity’s common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of an entity that is not a corporation or limited liability company) following such merger in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction, is not the surviving corporation; (B) a transfer of all or a substantial portion (more than 50%) of the assets of the Company or MB or Manhattan Bancorp to another corporation or other person in which the Company’s or MB’s or Manhattan Bancorp’s shareholders or voting membership interest holders as constituted immediately prior to such transfer do not own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such transfer in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or (C) the liquidation or dissolution of the Company or MB or Manhattan Bancorp, except for a liquidation or dissolution in which the assets and liabilities of the Company or MB or Manhattan Bancorp are transferred to a transferee in which the owners of the Company’s or MB’s or Manhattan Bancorp’s common stock or voting membership interests as constituted immediately prior to the transaction own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of the transferee (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such liquidation or dissolution in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or

(ii)                                  Majority Stockholder.  Any person (as such term is used in Section 13(d) of the securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates (but excluding Manhattan Bancorp and Management Company, the Company’s or MB’s or Manhattan Bancorp’s employee benefit plans, and the individuals who were the Company’s or MB’s or Manhattan Bancorp’s officers or directors on the date of this

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Agreement, or direct or indirect owners or a group of affiliated owners of in excess of 20% of the shares or voting membership interests of Manhattan Bancorp or MB or the Company on the date of this Agreement or their respective affiliates), becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act) of more than 50% of the Company voting membership interests or MB’s or Manhattan Bancorp’s outstanding common stock.

(iii)                               Regulatory Exception.  Notwithstanding anything else to the contrary set forth herein, a “Change in Control” shall not include any sale of stock or securities, merger, transfer of assets, consolidation, liquidation, reorganization or other transaction to the extent such transaction was instituted  by or at the request of FINRA, the Securities Exchange Commission, the Office of the Comptroller of the Currency, Federal Reserve Board, the Federal Deposit Insurance Corporation or any other regulatory agency with jurisdiction over MB or Manhattan Bancorp to resolve any supervisory concerns respecting MB or Manhattan Bancorp, or any of its banking subsidiaries, Management Company or the Company.

4.                                       Golden Parachute Limitation.  Severance compensation under Subparagraphs F.2, F.3 and F.4 hereof will be reduced as provided below to avoid the penalties imposed on “parachute payments” under the Internal Revenue Code of 1986 (the “Code”).

(a)                                  If Executive’s employment status and the present value of all Executive’s severance compensation provided by MB or the Company under Subparagraphs F.2, F.3 or F.4 hereof and outside this Agreement is high enough to cause any such payment to be an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, then one or more of such payments will be reduced by the minimum amount required to prevent the severance compensation under this Agreement from being an “excess parachute payment.”

(b)                                 Executive may direct the Company and MB regarding the order of reducing severance compensation and other payments from the Company or MB to comply with this Subparagraph F.5.

5.                                       Section 409A Limitation.  It is the intention of Company and Executive that the severance and other benefits payable to Executive under this Agreement either be exempt from, or otherwise comply with, Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended.  Notwithstanding any other term or provision of this Agreement, to the extent that any provision of this Agreement is determined by the Company, with the advice of its independent accounting firm or other tax advisors, to be subject to and not in compliance with Section 409A, including, without limitation, the definition of “Change in Control” or the timing of commencement and completion of severance benefit and/or other benefit payments to Executive hereunder in connection with a merger, recapitalization, sale of shares or other “Change in Control”, or the amount of any such payments, such provisions shall be interpreted in the manner required to comply with Section 409A.  Company and Executive acknowledge and understand that such interpretation could, among other matters, (i) limit the circumstances or events that constitute a “change in control;” (ii) delay for a period of six (6) months or more, or otherwise modify the commencement of severance and/or other benefit payments; and/or (iii) modify the completion date of severance and/or other benefit payments.  Company and

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Executive further acknowledge and agree that if, in the judgment of Company, with the advice of its independent accounting firm or other tax advisors, amendment of this Agreement is necessary to comply with Section 409A, Company and Executive will negotiate reasonably and in good faith to amend the terms of this Agreement to the extent necessary so that it complies (with the most limited possible economic effect on Company and Executive) with Section 409A.  For example, if this Agreement is subject to Section 409A and it requires that severance and/or other benefit payments must be delayed until at least six (6) months after Executive terminates employment, then Company and Executive would delay payments and/or promptly seek a written amendment to this Agreement that would, if permissible under Section 409A, eliminate any such payments otherwise payable during the first six (6) months following Executive’s termination of employment and substitute therefor a lump sum payment or an initial installment payment, as applicable, at the beginning of the seventh (7th) month following Executive’s termination of employment which in the case of an initial installment payment would be equal in the aggregate to the amount of all such payments thus eliminated.

6.                                       EESA Provisions.

(a)                                  Company’s parent company, Manhattan Bancorp, has entered into agreements with the U.S. Treasury Department (“UST”) under which Manhattan Bancorp issued preferred shares and other securities to the UST as part of the Troubled Assets Relief Program Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”).  The Company and Manhattan Bancorp have determined that Executive is not currently a Senior Executive Officer (as such term is defined under EESA) of Manhattan Bancorp for purposes of EESA.  However, Executive is aware that certain significant restrictions under EESA or subsequent legislation or regulations applicable to CPP participants can be applied to employees of Manhattan Bancorp or its affiliates, including the Company, that are not Senior Executive Officers, including restrictions on permissible compensation, and the UST could expand the number or nature of employees treated as Senior Executive Officers so as to include Executive at any time.  Executive has been made aware of Manhattan Bancorp’s participation in the CPP and agrees that Executive shall not be entitled to receive any compensation hereunder that would be prohibited by EESA or subsequent legislation or regulations applicable to CPP participants.

(b)                                 EESA imposes certain restrictions on certain employment agreements, severance, bonus and incentive compensation, stock options and awards, and other compensation and benefit plans and arrangements (“Plans”) maintained by Company, Manhattan Bancorp and its affiliates and requires that such restrictions remain in place for so long as the UST holds any debt or equity securities issued by Manhattan Bancorp.  The parties hereby agree that all Plans providing benefits to Executive shall be construed and interpreted at all times that the UST maintains any debt or equity investment in Manhattan Bancorp in a manner consistent with EESA, and any subsequent legislation or regulations applicable to CPP participants, and all such Plans shall be deemed to have been amended as determined by Company and Manhattan Bancorp so as to comply with the restrictions imposed by EESA, and any subsequent legislation or regulations applicable to CPP participants.  Executive recognizes that such changes may result in the reduction or elimination of benefits.  In the event the amount of any compensation provided to Executive under this Agreement or any other Plan is determined by the Company or

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Manhattan Bancorp to be prohibited, restricted, or otherwise limited by EESA, or any subsequent legislation or regulations applicable to CPP participants, and application of such limitation would materially reduce Executive’s compensation hereunder, Company shall provide Executive with prompt written notice of such limitation, and the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to eliminate or minimize its impact on Executive’s compensation.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured compensation, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Without limiting the foregoing, any “golden parachute payment” provided under this Agreement or any other Plan, as defined for purposes of EESA and Section 280(G)(e) of the Internal Revenue Code of 1986, as amended (“Code”), shall be prohibited and aggregate severance payments and benefits due as a result of Executive’s “involuntary termination” of employment as defined for purposes of EESA and the Code or in connection with any bankruptcy filing, insolvency or receivership of Manhattan Bancorp, Company or certain other entities shall be limited to an amount not exceeding three times Executive’s “base amount” as defined in Section 280G(b)(3) of the Code.

(c)                                  Severance compensation under Subparagraphs F.2, F.3 or F.4 of the Agreement and any other Plan will be reduced to avoid the penalties imposed on “golden parachute payments” under the Code or EESA.

(d)                                 In the event the amount of any compensation provided to Executive under this Agreement or any other Plan or its deductibility for federal income tax purposes under Section 162(m) or similar provisions of the Code, is determined by the Company or Manhattan Bancorp to be prohibited, restricted, or otherwise limited by the Code or EESA, and application of such limitation would materially reduce Executive’s compensation hereunder or result in the non-deductibility by Manhattan Bancorp of any compensation, the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to minimize its impact on Executive and Manhattan Bancorp.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured salary, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of

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the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

G.                                     GENERAL PROVISIONS

1.                                       Confidential Information.

(a)                                  Executive will not, at any time, either directly or indirectly, during the Term or for a period of three (3) years thereafter, use or disclose or communicate to any person, firm or business, in any manner whatsoever, any confidential information (“Confidential Information”) of any kind concerning any matters affecting or relating to the business of the Company or MB or their affiliates (including Manhattan Bancorp and its banking subsidiaries), except as required in connection with Executive’s performance of Executive’s duties to the Company or MB, as required by law, or as specifically approved in writing by the Board of Company or MB.  Confidential Information shall be information which derives actual or potential economic value from not being known to the public and is the subject of reasonable measures by the Company or MB to keep secret and, includes without limitation (a) financial and other sensitive information that the Company or MB, receives from its customers, clients and vendors; (b) financial, pricing, marketing and other sensitive information provided to Executive by the Company or MB or their affiliates, customers, clients or vendors; (c) personnel information (including without limitation employee compensation); and (d) other business information maintained in confidence by the Company or MB or their affiliates, including the identities and business requirements of their clients.  “Confidential Information” shall not include any information that is or becomes publicly available or becomes available to Executive through a third party who is not legally bound to keep such information confidential.  As between the Company and Executive, all such Confidential Information is important and constitutes a material trade secret or trade secrets and affects the successful conduct of the Company’s and MB’s business and its goodwill.  Any breach of any term or subsection of Subparagraph G.1 is a material breach of this Agreement.  During the course of Executive’s employment, additional Confidential Information, including knowledge concerning matters affecting or relating to the Company’s or MB’s business or the business or projects of its affiliates, customers and clients, may be developed or obtained.  Executive specifically agrees that all such additional Confidential Information or knowledge shall be deemed to be included in the terms of Subsection G.1 and to constitute important, material and confidential trade secrets that affect the successful conduct of the Company’s business and its goodwill, so that any breach of any term or subsection of Subparagraph G.1 relating to such additional Confidential Information or knowledge is a material breach of this Agreement.

(b)                                 If any Confidential Information or other matter described in Subparagraph G.1 is sought by legal process, Executive will promptly notify the Company and MB and will cooperate with the Company and MB in preserving the confidentiality of such information in connection with any legal proceeding; provided that Executive shall not be required hereunder to violate the valid order of any court of competent jurisdiction.

(c)                                  All Confidential Information shall be the sole property of the Company or MB and, where applicable, its affiliates, customers and clients.  Executive agrees

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that such Confidential Information shall include and the Company and MB shall be the sole owner of all the products and proceeds of Executive’s employment and services rendered to the Company or MB, including, but not limited to all materials, ideas, concepts, methods, formats, suggestions, developments, arrangements, packages, formulae, programs and other intellectual properties related to the Company’s and MB’s business that Executive may acquire, obtain, develop or create during the term of Executive’s employment, free and clear of any claims by Executive (or anyone claiming through Executive).  All work product and other property created by Executive shall be deemed from inception to constitute “work for hire.”  At the request of the Company or MB, Executive will execute such assignments or other instruments as the Company or MB may reasonably deem necessary to evidence, establish or protect any right in any such property.  Executive agrees that upon termination of Executive’s employment for any reason, or upon request, Executive will deliver to the Company or MB all Confidential Information, as well as all related documents, data, records, computer files, and communications, however maintained, and all drawings, plans, videos, films, models, prototypes, marketing materials, or similar visual or conceptual presentations of any type, and all copies or duplicates, provided to Executive or obtained by Executive during Executive’s employment.  Executive is also required to return all equipment that belongs to the Company or MB or their affiliates, upon termination of Executive’s employment or upon request.

(d)                                 During the term of Executive’s employment by the Company or MB and for a period of one year thereafter, Executive shall not, directly or indirectly, engage or participate in the solicitation of or any attempt to solicit employees of the Company or MB for any other person, firm or business.

(e)                                  Executive acknowledges that the services to be rendered by Executive are extraordinary and unique and are vital to the success of the Company and MB and their business, and that the breach of any of the covenants and agreements made by Executive under Subparagraph G.1 and Executive’s agreement to provide services exclusively to the Company during the Term, will cause substantial damage to the Company, which is impossible to precisely determine.  Therefore, in the event of the breach or threatened breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, the Company shall be entitled, in addition to any other rights or remedies available to it, to institute and prosecute proceedings in any court of competent jurisdiction to seek immediate injunctive relief with notice but without bond of any kind.

2.                                       Indemnification.  To the extent permitted by law, applicable statutes and resolutions of the Board of the Company in effect from time to time, the Company shall indemnify Executive against liability or loss arising out of Executive’s actual or asserted misfeasance or non-feasance in the performance of Executive’s duties or out of any actual or asserted wrongful act against, or by, the Company or MB including but not limited to judgments, fines, settlements and legal and other expenses incurred in the defense of actions, proceedings and appeals therefrom.  However, the Company and MB shall have no duty to indemnify Executive with respect to any claim, issue or matter as to which Executive has been adjudged to be liable to the Company or MB in the performance of his duties, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, Executive is fairly and reasonably entitled to indemnification

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for the expenses which such court shall determine.  The provisions of this Subparagraph G.2 shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.  The obligations of the Company and MB under this Subparagraph G.2 shall continue through and after the Term of this Agreement.

3.                                       Return of Documents.  Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Company and MB, and that Executive has no right, title or interest therein.  Upon termination of this Agreement, Executive or Executive’s representative shall promptly deliver possession of all of said property to the Company in good condition.

4.                                       Controlling Law.  This Agreement is to be governed by and construed in accordance with the laws of the United States and, to the extent not inconsistent therewith, the laws of the State of California.

5.                                       Invalid Provisions.  Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

6.                                       Entire Agreement.  This Agreement contains the entire agreement of the parties.  It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and MB.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by both the Company and MB, and Executive.

7.                                       Notice.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be personally delivered or (unless otherwise specified) mailed by United States mail, or sent by facsimile, provided that the facsimile cover sheet contains a notation of the date and time of transmission, and shall be deemed received:  (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this Subparagraph G.8, three (3) business days after the date placed in the United States mail, or (iii) if given by facsimile, when sent.  Notices shall be addressed to the Company and MB at their main office and to Executive at the address then maintained by the Company and MB in its records for Executive, or to such other respective addresses as the parties hereto shall designate to the other by like notice.

8.                                       Arbitration.  Any dispute or controversy arising under or in connection with this Agreement, the inception or termination of Executive’s employment, or any alleged

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discrimination or statutory or tort claim related to such employment, including issues raised regarding the Agreement’s formation, interpretation or breach, shall be settled exclusively by binding arbitration in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”); provided, that Company may bring an action in a court of competent jurisdiction to obtain injunctive relief as described in Subparagraph G.1 for a breach of its provisions.  Without limiting the foregoing, the following potential claims by Executive could be subject to arbitration under the Arbitration Agreement:  claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied) under which Executive believes he would be entitled to compensation or benefits; tort claims related to such employment; claims for discrimination and harassment (including, but not limited to, race, sex, religion, national origin, age, marital status or medical condition, disability, sexual orientation, or any other characteristic protected by federal, state or local law); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration or other procedure different from this one); and claims for violation of any public policy, federal, state or other governmental law, statute, regulation or ordinance.  The arbitration will be conducted in Los Angeles County.  The arbitration shall provide for written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute.  The arbitrator shall have no authority to add to or to modify this Agreement, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy.  The arbitrator shall issue a written decision that includes the essential findings and conclusions upon which the decision is based, which shall be signed and dated.  Executive and the Company and MB shall each bear his or their own costs and attorneys’ fees incurred in conducting the arbitration and, except in such disputes where Executive assets a claim otherwise under a state or federal statute prohibiting discrimination in employment (a “Statutory Claim”), or unless required otherwise by applicable law, shall split equally the fees and administrative costs charged by the arbitrator and AAA between Executive, on the one hand, and Company and MB on the other hand.  In disputes where Executive asserts a Statutory Claim against the Company or MB, Executive shall be required to pay only the AAA filing fee to the extent such filing fee does not exceed the fee to file a complaint in state or federal court.  Executive shall pay the balance of the arbitrator’s fees and administrative costs.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

9.                                       No Recourse.  Executive agrees that in no event shall Manhattan Bancorp, Bank of Manhattan or any other banking subsidiary of Manhattan Bancorp, or any officer, director, agent or affiliate thereof be liable under any circumstances for or required to contribute to payment of any obligation owing by Company or MB to Executive under the terms of this Agreement or any other agreement between Executive and Company or MB.

10.                                 No Restriction on Employment.  Executive represents and warrants that Executive is subject to no restriction that would restrict or prohibit Executive from providing services generally to clients and customers of the Company, MB or their affiliates, and that to the extent Executive is are subject to restrictions on Executive’s activities, as a result of prior employment with any other firm or otherwise, Executive shall adhere in all respects to such restrictions for as long as they exist.  Executive hereby agrees to indemnify and hold the

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Company and MB and their affiliates harmless from all costs and expenses it may incur, including damages and attorneys fees, arising out of any breach of the foregoing.

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BODI CAPITAL, LLC

By:
TAD DAHLKE		Name:
(“Executive”)		Title:

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WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (the “Waiver Agreement”) is entered into by and between Tad Dahlke (“Employee”) and Bodi Capital, LLC on its behalf and on behalf of its parents, subsidiaries, affiliates and successors-in-interest (collectively, “Employer”).

RECITALS

A.            Employee and Employer have entered into an Employment Agreement dated as of                             , 2009 (the “Agreement”).

B.            A condition precedent to certain of Employer’s obligations under the Agreement is the execution of this Waiver Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

RELEASE

In consideration for the payment of severance and other compensation under the Agreement, Employee agrees unconditionally and forever to release and discharge Employer its parents, subsidiaries, affiliates, successors-in-interest, and their respective officers, directors, managers, employees, members, shareholders, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which Employee may now have, or ever have, whether known or unknown, that arise out of or in any way relate to Employee’s employment with, or separation from, Employer on or before the date of execution of this Waiver Agreement.  Employee also confirms his resignation as a director, officer and employee of Employer and any corporation, partnership, venture, limited liability company or other entity controlled by, controlling or under common control with Employer.

This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code.

This release does not include a release of any rights or obligations of the parties arising under the Operating Agreement of the Employer or under any Non-Competition and Non-Solicitation or other agreement entered into in connection therewith.

Attachment A

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

REPRESENTATIONS OF EMPLOYEE

Employee represents and agrees that, prior to the execution of this Waiver Agreement, Employee has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Employee’s choosing.

Employee affirms that no promise or inducement was made to cause Employee to enter into this Waiver Agreement other than the inducements provided in the Agreement.  Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Employee’s agreement.

MISCELLANEOUS

Except for the Agreement and any other employee benefit plans expressly referred to in the Agreement as continuing following Employee’s termination of employment with Employer, this Waiver Agreement sets forth the entire agreement between Employee and Employer, and shall be binding on both party’s heirs, representatives and successors.  This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively.  If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

Employee acknowledges that Employee has been advised that Employee has twenty-one (21) days to consider this Waiver Agreement, and that Employee was informed that Employee has the right to consult with counsel regarding this Waiver Agreement.  To the extent Employee has taken less than twenty-one (21) days to consider this Waiver Agreement, Employee acknowledges that Employee has had sufficient time to consider the Waiver Agreement and to consult with counsel, and that Employee does not desire additional time.

This Waiver Agreement is revocable by Employee for a period of seven (7) days following Employee’s execution of this Waiver Agreement. The revocation by Employee of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by Employer prior to the eighth (8th) day following the execution of this Waiver Agreement by Employee.  This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Employee’s execution of the Waiver Agreement.  No payment will be made to the undersigned until such date.

The undersigned agree to the terms of this Waiver Agreement and voluntarily enters into it with the intent to be bound hereby.

DATED:
Tad Dahlke

DATED:	Bodi Capital, LLC

By:
Name:
Title: